As filed with the Securities and Exchange Commission on February 14, 2024

Registration No. 333-276843

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-1

Registration Statement Under The Securities Act of 1933

Remark Holdings, Inc.

Delaware	4899	33-1135689
State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
	800 S. Commerce St. Las Vegas, NV 89106 702-701-9514
	Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices

	Kai-Shing Tao Chairman and Chief Executive Officer Remark Holdings, Inc. 800 S. Commerce St. Las Vegas, NV 89106 (702) 701-9514
	Name, Address Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service

	With a copy to: Leslie Marlow, Esq. Patrick J. Egan, Esq. Hank Gracin, Esq. Blank Rome LLP 1271 Avenue of the Americas New York, New York 10020 Tel: (212) 885-5000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement, as determined by market conditions.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the registration statement on Form S-1 (File No. 333-276843), initially filed by Remark Holdings Inc., a Delaware corporation (“Remark”, “we” or “our”), with the Securities and Exchange Commission (the “SEC”) on February 2, 2024 and declared effective by the SEC on February 13, 2024 (the “Registration Statement”).

On February 12, 2024, Remark was notified by the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the Staff has determined to delist Remark’s common stock from The Nasdaq Stock Market based upon our non-compliance with the net income standard in Listing Rule 5550(b)(3) and the annual shareholders’ meeting requirement in Listing Rule 5620(a). Trading of our common stock will be suspended at the opening of business on February 14, 2024. Thereafter, Nasdaq will file a Form 25-NSE with the SEC to formally delist our common stock. Nasdaq has not specified the exact date on which the Form 25-NSE will be filed. In connection with the suspension of trading on Nasdaq, we expect that our common stock will trade under its current trading symbol MARK on the OTC Markets system, effective with the open of the markets on the day that Nasdaq notifies the Financial Industry Regulatory Authority of the delisting, which we expect will be February 14, 2024, such that we do not expect any loss of ability to trade our common stock. Though we may request a hearing before the Nasdaq Listing and Hearing Review Council to review the determination, we do not intend to request such a hearing.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

Subject to Completion, Dated February 14, 2024

Preliminary Prospectus

20,000,000 Shares of Common Stock
___________________________

This prospectus relates to the proposed resale by the selling stockholder named in this prospectus or its permitted assigns of up to an aggregate of 20,000,000 shares of our common stock, with a par value of $0.001 per share (the “common stock”), which may be issued pursuant to a purchase agreement dated as of October 6, 2022 (the “Original ELOC Purchase Agreement”), as amended by those certain letter agreements by and between Remark Holdings, Inc. (“Remark”) and Ionic Ventures LLC (“Ionic”), dated as of January 5, 2023; July 12, 2023; August 10, 2023; September 15, 2023; and February 14, 2024 ; and by the first amendment, dated January 9, 2024, to the purchase agreement dated as of October 6, 2022 (as amended, the “Amended ELOC Purchase Agreement”), including (A) shares of common stock which may be issued and sold to Ionic for cash (the “Purchase Shares”), (B) additional shares of common stock (equal to 2.5% of the number of Purchase Shares) issued for no consideration (the “Commitment Shares”), (C) shares of common stock which may be issued upon termination of the Amended ELOC Purchase Agreement under certain circumstances to satisfy the termination fee (the “Additional Commitment Shares”), and (D) shares of common stock which are issuable to Ionic if we fail to file a resale registration statement covering the shares issuable to Ionic pursuant to the Amended ELOC Purchase Agreement (the “Filing Default Shares”) or have such resale registration statement declared effective (the “Effectiveness Default Shares”) by the deadlines specified in a registration rights agreement, dated October 6, 2022, by and between Remark and Ionic (the “Registration Rights Agreement”).

Shares issuable under the Amended ELOC Purchase Agreement, if and when they are sold pursuant to the terms of the Amended ELOC Purchase Agreement, will be sold at a per share price equal to 80% (subject to decrease under certain circumstances) of the average of the two lowest VWAPs over a specified measurement period. See the sections of this prospectus entitled “Prospectus Summary–The Offering” and “The Ionic Transactions” for more detail regarding the sale of shares under the Amended ELOC Purchase Agreement.

On January 24, 2024, Ionic notified us that we were in default under the Amended ELOC Purchase Agreement such that the per share price under currently outstanding Purchase Notices (as defined on page 20) is 60% of the average of the two lowest VWAPs over the specified measurement period. Any additional shares sold pursuant to Purchase Notices submitted prior to the date when the registration statement of which this prospectus forms a part is declared effective will be sold at a per share price equal to 60% of the average of the two lowest VWAPs over a specified measurement period, while any shares sold pursuant to Purchase Notices submitted subsequent to the date when the registration statement of which this prospectus forms a part is declared effective will be sold at a per share price equal to 80% (subject to decrease under certain circumstances).

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of securities by the selling stockholder. The selling stockholder may offer all or a portion of the shares for resale from time to time through public or private transactions, at then prevailing market prices (and not fixed prices). The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of our securities. We will bear all costs, expenses and fees in connection with the registration of the securities registered hereunder.

Ionic is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

The securities being offered hereby may be sold by the selling stockholder to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale you should refer to the section of this prospectus entitled “Plan of Distribution” on page 69.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our common stock was trading on the Nasdaq Capital Market under the symbol “MARK” , but will be delisted from Nasdaq on February 14, 2024 . On December 21, 2022, we effected a 1-for-10 reverse split of our common stock (“the Reverse Split”). The last reported sales price of our common stock on the Nasdaq Capital Market on February 12, 2024 was $0.50 per share.

On February 12, 2024, we were notified by the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the Staff has determined to delist our common stock from The Nasdaq Stock Market based upon our non-compliance with the net income standard in Listing Rule 5550(b)(3) and the annual shareholders’ meeting requirement in Listing Rule 5620(a). Trading of our common stock will be suspended at the opening of business on February 14, 2024. Thereafter, Nasdaq will file a Form 25-NSE with the SEC to formally delist our common stock. Nasdaq has not specified the exact date on which the Form 25-NSE will be filed. In connection with the suspension of trading on Nasdaq, we expect that our common stock will trade under its current trading symbol MARK on the OTC Markets system, effective with the open of the markets on the day that Nasdaq notifies the Financial Industry Regulatory Authority of the delisting, which we expect will be February 14, 2024, such that we do not expect any loss of ability to trade our common stock. Though we may request a hearing before the Nasdaq Listing and Hearing Review Council to review the determination, we do not intend to request such a hearing.

We are a holding company incorporated in Delaware and not a Chinese operating company. As a holding company, we conduct most of our operations through our subsidiaries, each of which is wholly owned. We have historically conducted a significant part of our operations through contractual arrangements with certain variable interest entities (“VIEs”) based in China to address challenges resulting from laws, policies and practices that may disfavor foreign-owned entities that operate within industries deemed sensitive by the Chinese government. Because our contractual arrangements with the VIEs provided us with the power to direct the activities of the VIEs, for accounting purposes we were the primary beneficiary of the VIEs and we consolidated the financial results of the VIEs in our consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”).

We terminated all of the contractual arrangements with the VIEs and exercised our rights under the exclusive call option agreements such that, effective as of September 19, 2022, we obtained 100% of the equity ownership of the entities we formerly consolidated as VIEs and which we now consolidate as wholly-owned subsidiaries. For more information regarding the VIEs, see “Prospectus Summary—Corporate Structure.”

We are subject to certain legal and operational risks associated with having a significant portion of our operations in China. Chinese laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks could result in a material change in our operations, significant depreciation of the value of our common stock, or a complete hindrance of our ability to offer or continue to offer our securities to investors. In recent years, the Chinese government adopted a series of regulatory actions and issued statements to regulate business operations in China, including those related to the use of variable interest entities, cybersecurity, data security, export control and anti-monopoly concerns. As of the date of this prospectus, we have neither been involved in any investigations on cybersecurity review initiated by any Chinese regulatory authority, nor received any inquiry, notice or sanction. As of the date of this prospectus, no relevant laws or regulations in China explicitly require us to seek approval from the China Securities Regulatory Commission (the “CSRC”) for any securities listings. As of the date of this prospectus, we have not received any inquiry, notice, warning or sanctions from the CSRC or any other Chinese governmental authorities relating to securities listings. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not all been issued. It is highly uncertain what potential impact such modified or new laws and regulations will have on our ability to conduct our business, accept investments or list or maintain a listing on a U.S. or foreign exchange. See “Risk Factors—Risks Relating to Doing Business in China.”

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company. Under Delaware law, a Delaware corporation’s ability to pay cash dividends on its capital stock requires the corporation to have either net profits or positive net assets (total assets less total liabilities) over its capital. If we determine to pay dividends on any of our common stock in the future, as a holding company, we will rely on dividends or distributions made from the subsidiaries to Remark, the Delaware holding company. Current Chinese regulations permit our wholly foreign-owned enterprise (“WFOE”) based in China to pay dividends to its shareholder only out of registered capital amount, if any, as determined in accordance with Chinese accounting standards and regulations, and then only after meeting the requirement regarding statutory reserve. If our WFOE incurs debt in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Any limitation on the ability of our WFOE to distribute dividends or other payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business. In addition, any cash dividends or distributions of assets by our WFOE to its stockholder are subject to a Chinese withholding tax of as much as 10%. The Chinese government also imposes controls on the conversion of Renminbi (“RMB”) into foreign currencies and the remittance of currencies out of China. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. If we are unable to receive all of the revenues from our operations through our China-based subsidiaries, we may be unable to pay dividends on our common stock. See “Prospectus Summary—Transfer of Cash or Assets.”

The Holding Foreign Companies Accountable Act (the “HFCA Act”) was enacted on December 18, 2020. The HFCA Act states that if the Securities and Exchange Commission (the “SEC”) determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board (the “PCAOB”) for three consecutive years beginning in 2021, the SEC shall prohibit such shares from being traded on a national securities exchange or in the over the counter trading market in the United States. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction. The Consolidated Appropriations Act, 2023, which was signed into law on December 29, 2022, amended the HFCA Act to reduce the number of consecutive non-inspection years required to trigger the trading prohibition under the HFCA Act from three years to two years.

On December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by Chinese and Hong Kong authorities in those jurisdictions.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, taking the first step toward opening access for the PCAOB to completely inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong.

On December 15, 2022, the PCAOB vacated its 2021 determination that the positions taken by authorities in mainland China and Hong Kong prevented it from inspecting and investigating completely registered public accounting firms headquartered in those jurisdictions. In view of the PCAOB’s decision to vacate its 2021 determination and until such time as the PCAOB issues any new adverse determination, the SEC has stated that there are no issuers at risk of having their securities subject to a trading prohibition under the HFCA Act. Each year, the PCAOB will reassess its determinations on whether it can inspect and investigate completely audit firms in China, and if, in the future, the PCAOB determines it cannot do so, or if Chinese authorities do not allow the PCAOB complete access for inspections and investigations for two consecutive years, companies engaging China-based public accounting firms would be delisted pursuant to the HFCA Act.

Our auditor, Weinberg & Company, an independent registered public accounting firm headquartered in the United States, is currently subject to PCAOB inspections and has been inspected by the PCAOB on a regular basis. However, if the PCAOB is unable to inspect the work papers of our accounting firm in the future, such lack of inspection could cause trading in our common stock to be prohibited under the HFCA Act, and as a result, an exchange may determine to delist our common stock. The delisting and the cessation of trading of our common stock, or the threat of our common stock being delisted and prohibited from being traded, may materially and adversely affect the value of your investment.

As used in this prospectus, references to “the Company,” “Remark,” “we,” “us” or “our” refer to Remark Holdings, Inc., the Delaware holding company, and its subsidiaries (including the entities which we formerly consolidated as VIEs and which we now consolidate as wholly-owned subsidiaries).

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 10 of this prospectus before investing in our securities.
___________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________________, 2024

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the Common Stock offered under this prospectus. The registration statement, including the exhibits, can be read on our website and the website of the Securities and Exchange Commission. See “Where You Can Find More Information.”

Information contained in, and that can be accessed through our web site, www.remarkholdings.com, shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the Common Stock offered hereunder.

Unless the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” “Remark” and “our business” refer to Remark Holdings, Inc. and “this offering” refers to the offering contemplated in this prospectus.

Neither we nor the Selling Stockholders authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the Selling Stockholders are not, making an offer of these securities in any jurisdiction where such offer is not permitted.

ABOUT THIS PROSPECTUS
This prospectus describes the general manner in which the selling stockholder identified in this prospectus may offer, from time to time, up to an aggregate of 20,000,000 shares of our common stock, which may be issued pursuant to the Amended ELOC Purchase Agreement, which includes Purchase Shares, Commitment Shares, Additional Commitment Shares (if any), Filing Default Shares (if any), and Effectiveness Default Shares (if any). We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares of securities by the selling stockholder.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus provides you with general information regarding the securities being offered by the selling stockholder. You should read this prospectus as well as the additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information” before making an investment decision.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by us, the selling stockholder or by any other person. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

This document may only be used where it is legal to sell these securities. The information contained in this prospectus (and in any supplement or amendment to this prospectus) is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

We urge you to read carefully this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described in the section titled “Incorporation of Certain Information by Reference” before deciding whether to invest in any of the securities being offered. As used in this prospectus, references to “the Company,” “Remark,” “we,” “us” or “our” refer to Remark Holdings, Inc. and its subsidiaries (including the entities which we formerly consolidated as VIEs and which we now consolidate as wholly-owned subsidiaries).

References to “Selling Stockholder” refers to the security holder identified herein in the section titled “selling stockholder” beginning on page 35 of this prospectus, who may sell securities from time to time as described in this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all the information that you should consider before determining whether to invest in our securities. You should read the entire prospectus carefully, including the information included in the “Risk Factors” section, as well as our consolidated financial statements, notes to the consolidated financial statements and the other information included in this prospectus, before making an investment decision.

Business Overview

Remark Holdings, Inc. and its subsidiaries (“Remark”, “we”, “us”, or “our”) are primarily technology-focused. The proprietary data and AI software platform we developed serves as the basis for our development and deployment of computer vision products, computing devices and software-as-a-service solutions for businesses in many industries and geographies.

We were originally incorporated in Delaware in March 2006 as HSW International, Inc., we changed our name to Remark Media, Inc. in December 2011, and as our business continued to evolve, we changed our name to Remark Holdings, Inc. in April 2017.

Our common stock, par value $0.001 per share, is listed on the Nasdaq Capital Market under the ticker symbol “MARK”. On February 12, 2024, we were notified by the Staff of Nasdaq that they have determined to delist our common stock from The Nasdaq Stock Market based upon our non-compliance with the net income standard in Listing Rule 5550(b)(3) and the annual shareholders’ meeting requirement in Listing Rule 5620(a). Trading of our common stock will be suspended at the opening of business on February 14, 2024. Thereafter, Nasdaq will file a Form 25-NSE with the SEC to formally delist our common stock. Nasdaq has not specified the exact date on which the Form 25-NSE will be filed. In connection with the suspension of trading on Nasdaq, we expect that our common stock will trade under its current trading symbol MARK on the OTC Markets system, effective with the open of the markets on the day that Nasdaq notifies the Financial Industry Regulatory Authority of the delisting, which we expect will be February 14, 2024, such that we do not expect any loss of ability to trade our common stock. Though we may request a hearing before the Nasdaq Listing and Hearing Review Council to review the determination, we do not intend to request such a hearing.

Our website is www.remarkholdings.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

Corporate Structure

We are a holding company incorporated in Delaware and not a Chinese operating company. As a holding company, we conduct most of our operations through our subsidiaries, each of which is wholly owned. We have historically conducted a significant part of our operations through contractual arrangements between our WFOE and certain VIEs based in China to address challenges resulting from laws, policies and practices that may disfavor foreign-owned entities that operate within industries deemed sensitive by the Chinese government. We were the primary beneficiary of the VIEs because the contractual arrangements governing the relationship between the VIEs and our WFOE, which included an exclusive call option agreement, exclusive business cooperation agreement, a proxy agreement and an equity pledge agreement, enabled us to (i) exercise effective control over the VIEs, (ii) receive substantially all of the economic benefits of the VIEs, and (iii) have an exclusive call option to purchase, at any time, all or part of the equity interests in and/or assets of the VIEs to the extent permitted by Chinese laws. Because we were the primary beneficiary of the VIEs, we consolidated the financial results of the VIEs in our consolidated financial statements in accordance with GAAP.

We terminated all of the contractual arrangements between the WFOE and the VIEs and exercised our rights under the exclusive call option agreements between the WFOE and the VIEs such that, effective as of September 19, 2022, we obtained 100% of the equity ownership of the entities we formerly consolidated as VIEs and which we now consolidate as wholly-owned subsidiaries. The securities offered pursuant to this prospectus are securities of Remark, the Delaware holding company, not of the VIEs.

The following diagram illustrates our corporate structure, including our significant subsidiaries, as of the date of this prospectus. The diagram omits certain entities which are immaterial to our results of operations and financial condition.

REMARK HOLDINGS, INC. AND SUBSIDIARIES

Entity Organizational Chart

Remark Holdings, Inc. (United States)
100%
100%
100%
100%
100%
Remark AI LLC (United States)
Remark AI UK, Ltd. (United Kingdom)
Bikini.com LLC (United States)
RAAD Productions LLC (United States)
100%
100%
HSW (HK) Inc., Ltd. (Hong Kong)
Remark Holdings SPV, Inc. (United States)
KanKan Holdings Ltd. (Cayman Islands)
100%
100%
Remark Entertainment (Shanghai) Co., Ltd. (China)
KanKan Technology (Shanghai) Co., Ltd. (China)
100%
KanKan Limited (HK) (Hong Kong)
100%
Remark Data Technology Co., Ltd. (China)
100%
100%
Chengdu Remark Technology Co., Ltd. (China)
Hangzhou Shufeng Technology Co., Ltd. (China)

We are subject to certain legal and operational risks associated with having a significant portion of our operations in China. Chinese laws and regulations governing our current business operations, including the enforcement of such laws and regulations, are sometimes vague and uncertain and can change quickly with little advance notice. The Chinese government may intervene in or influence the operations of our China-based subsidiaries at any time and may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our securities. In addition, any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or become worthless. In recent years, the Chinese government adopted a series of regulatory actions and issued statements to regulate business operations in China, including those related to the use of variable interest entities, cybersecurity, data security, export control and anti-monopoly concerns. As of the date of this prospectus, we have neither been involved in any investigations on cybersecurity review initiated by any Chinese regulatory authority, nor received any inquiry, notice or sanction. As of the date of this prospectus, no relevant laws or regulations in China explicitly require us to seek approval from the CSRC for any securities listing. As of the date of this prospectus, we have not received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other Chinese governmental authorities relating to securities listings. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not all been issued. It is highly uncertain what potential impact such modified or new laws and regulations will have on our ability to conduct our business, accept investments or list or maintain a listing on a U.S. or foreign exchange.

As of the date of this prospectus, we are not required to seek permissions from the CSRC, the Cyberspace Administration of China (the “CAC”), or any other entity that is required to approve our operations in China. Nevertheless, Chinese regulatory authorities may in the future promulgate laws, regulations or implement rules that require us or our subsidiaries to obtain permissions from such regulatory authorities to approve our operations or any securities listing.

Holding Foreign Companies Accountable Act

The HFCA Act was enacted on December 18, 2020. The HFCA Act states that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such shares from being traded on a national securities exchange or in the over the counter trading market in the United States. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction. The Consolidated Appropriations Act, 2023, which was signed into law on December 29, 2022, amended the HFCA Act to reduce the number of consecutive non-inspection years required to trigger the trading prohibition under the HFCA Act from three years to two years.

On December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by Chinese and Hong Kong authorities in those jurisdictions.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, taking the first step toward opening access for the PCAOB to completely inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong.

On December 15, 2022, the PCAOB vacated its 2021 determination that the positions taken by authorities in mainland China and Hong Kong prevented it from inspecting and investigating completely registered public accounting firms headquartered in those jurisdictions. In view of the PCAOB’s decision to vacate its 2021 determination and until such time as the PCAOB issues any new adverse determination, the SEC has stated that there are no issuers at risk of having their securities subject to a trading prohibition under the HFCA Act. Each year, the PCAOB will reassess its determinations on whether it can inspect and investigate completely audit firms in China, and if, in the future, the PCAOB determines it cannot do so, or if Chinese authorities do not allow the PCAOB complete access for inspections and investigations for two consecutive years, companies engaging China-based public accounting firms would be delisted pursuant to the HFCA Act.

Our auditor, Weinberg & Company, an independent registered public accounting firm headquartered in the United States, is currently subject to PCAOB inspections and has been inspected by the PCAOB on a regular basis. However, if the PCAOB is unable to inspect the work papers of our accounting firm in the future, such lack of inspection could cause trading in our common stock to be prohibited under the HFCA Act. The cessation of trading of our common stock, or the threat of our common stock being prohibited from being traded, may materially and adversely affect the value of your investment. See “Risk Factors—Risks Relating to Doing Business in China—Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditors.”

Transfer of Cash or Assets

Dividend Distributions

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to Remark.

We have never declared or paid dividends or distributions on our common equity. We currently intend to retain all available funds and any future consolidated earnings to fund our operations and continue the development and growth of our business; therefore, we do not anticipate paying any cash dividends.

Under Delaware law, a Delaware corporation’s ability to pay cash dividends on its capital stock requires the corporation to have either net profits or positive net assets (total assets less total liabilities) over its capital. If we determine to pay dividends on any of our common stock in the future, as a holding company, we may rely on dividends and other distributions on equity from our subsidiaries for cash requirements, including the funds necessary to pay dividends and other cash contributions to our stockholders.

Our WFOE’s ability to distribute dividends is based upon its distributable earnings. Current Chinese regulations permit our WFOE to pay dividends to its shareholder only out of its registered capital amount, if any, as determined in accordance with Chinese accounting standards and regulations, and then only after meeting the requirement regarding statutory reserve. If our WFOE incurs debt in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Any limitation on the ability of our WFOE to distribute dividends or other payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business. In addition, any cash dividends or distributions of assets by our WFOE to its stockholder are subject to a Chinese withholding tax of as much as 10%.

The Chinese government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. If we are unable to receive all of the revenues from our operations through our China-based subsidiaries, we may be unable to pay dividends on our common stock.

Summary of Risk Factors

Investing in our securities involves a high degree of risk. You should review carefully all of the information contained in this prospectus before making an investment in our securities. The following list summarizes some, but not all, of these risks. Please read the information in the section titled “Risk Factors” for a more thorough description of these and other risks.

Risks Relating to This Offering

•The issuance and sale of shares of common stock to Ionic under the Amended ELOC Purchase Agreement will likely cause substantial dilution and the price of our common stock to decline.
•We may not have access to the full amount available under the Amended ELOC Purchase Agreement with Ionic.
•Ionic will pay less than the then-prevailing market price for our common stock, which could cause the price of our common stock to decline.
•It is not possible to predict the actual number of shares we will sell under the Amended ELOC Purchase Agreement to the selling stockholder, or the actual gross proceeds resulting from those sales.
•Investors who buy shares in this offering at different times will likely pay different prices.
•Our need for future financing may result in the issuance of additional securities, which will cause investors to experience dilution.

Risks Relating to Our Corporate Structure

•We have historically relied on contractual arrangements with the VIEs and their shareholders for a significant portion of our business operations which are regulated by the Chinese government. If the Chinese government determines that such contractual arrangements did not comply with Chinese regulations, or if these regulations change or are interpreted differently in the future, we could be subject to penalties, and our common stock may decline in value or even become worthless.
•Our contractual arrangements with the former VIEs may be subject to scrutiny by China’s tax authorities. Any adjustment of related party transaction pricing could lead to additional taxes, and therefore substantially reduce our consolidated net income and the value of your investment.

Risks Relating to Doing Business in China

•Changes in China’s economic, political, social or geopolitical conditions or in U.S.-China relations, as well as possible interventions and influences of any government policies and actions, could have a material adverse effect on our business and operations and the value of our common stock.
•Uncertainties with respect to the Chinese legal system could adversely affect us.
•We may be liable for improper use or appropriation of personal information provided by our customers and any failure to comply with Chinese laws and regulations over data security could result in materially adverse impact on our business, results of operations and the value of our common stock.
• Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditors.

Risks Relating to Our Business and Industry

•The continuing impacts of COVID-19 are highly unpredictable and could be significant, and may have an adverse effect on our business and financial results.
•Laws and regulations concerning data privacy are continually evolving. Failure to comply with these laws and regulations could harm our business.
•Our continuous access to publicly-available data and to data from partners may be restricted, disrupted or terminated, which would restrict our ability to develop new products and services, or to improve existing products and services, which are based upon our AI platform.
•Our AI software and our application software are highly technical and run on very sophisticated third-party hardware platforms. If such software or hardware contains undetected errors, our AI solutions may not perform properly and our business could be adversely affected.
•The successful operation of our AI platform will depend upon the performance and reliability of the Internet infrastructure in China.
•Our outstanding senior secured loan agreements contain certain covenants that restrict our ability to engage in certain transactions and may impair our ability to respond to changing business and economic conditions.
•Unauthorized use of our intellectual property by third parties, and the expenses incurred in protecting our intellectual property rights, may adversely affect our business.
•We may be subject to intellectual property infringement claims, which may force us to incur substantial legal expenses and, if determined adversely against us, materially disrupt our business.
•We face intense competition from larger, more established companies, and we may not be able to compete effectively, which could reduce demand for our services.
•If we do not effectively manage our growth, our operating performance will suffer and our financial condition could be adversely affected.

Risks Relating to our Company

•We have a history of operating losses and we may not generate sufficient revenue to support our operations.
•We may not have sufficient cash to repay our outstanding senior secured indebtedness.
•Our independent registered public accounting firm’s reports for the fiscal years ended December 31, 2022 and 2021 have raised substantial doubt regarding our ability to continue as a “going concern.”
•We continue to evolve our business strategy and develop new brands, products and services, and our future prospects are difficult to evaluate.

Risks Relating to Our Common Stock

• Our failure to meet the continued listing requirements of the Nasdaq Stock Market has resulted in the delisting of our common stock, which could have negative effects on investor confidence and our ability to raise financing.
•Our stock price has fluctuated considerably and is likely to remain volatile, and various factors could negatively affect the market price or market for our common stock.
•Holders of our warrants will have no rights as a common stockholder until they exercise their warrants and acquire our common stock.
•A significant number of additional shares of our common stock may be issued under the terms of existing securities, which issuances would substantially dilute existing stockholders and may depress the market price of our common stock.
•Provisions in our corporate charter documents and under Delaware law could make an acquisition of Remark more difficult, which acquisition may be beneficial to stockholders.
• The regulation of penny stocks by the SEC and FINRA may discourage the tradability of our common stock or other securities.
• Our common stock will in all likelihood be thinly traded and as a result you may be unable to sell at or near ask prices or at all if you need to liquidate your shares.

Consolidating Financial Schedules

The following tables depict the financial position, results of operations and cash flows on a consolidated basis of the Company and its subsidiaries (including the former VIEs) as of and for the nine months ended September 30, 2023, as of and for the year ended December 31, 2022, and the financial position, results of operations and cash flows on a consolidated basis for Company, the WFOE, other owned operating subsidiaries and the consolidated former VIEs, with any eliminating adjustments listed separately, as of and for the year ended December 31, 2021. On December 21, 2022, we effected the 1-for-10 Reverse Split of our common stock. The amounts of common stock and additional paid-in capital in the stockholders’ equity (deficit) section of the balance sheet as of the year ended December 31, 2021 have been retroactively adjusted to reflect the effects of the Reverse Split.

Prior to our acquisition of 100% of the equity ownership of the entities we formerly consolidated as VIEs, we funded the registered capital and operating expenses of the VIEs on behalf of the shareholders of the VIEs by making advances to, or on behalf of, the VIEs. The contractual arrangements governing the relationship between the VIEs and our WFOE, which included an exclusive call option agreement, exclusive business cooperation agreement, a proxy agreement and an equity pledge agreement, enabled us to (i) exercise effective control over the VIEs, (ii) receive substantially all of the economic benefits of the VIEs, and (iii) have an exclusive call option to purchase, at any time, all or part of the equity interests in and/or assets of the VIEs to the extent permitted by Chinese laws. Specifically, the exclusive business cooperation agreement allowed the WFOE to charge a fee to the VIEs equal to as much as 95% of their net income. Accordingly, we determined that our interests, both directly and indirectly from the VIEs, represented rights to returns that could potentially be significant to such VIEs.

Since the exclusive business cooperation agreement gave us discretion regarding when to charge a fee to the VIEs, and since the VIEs had a significant accumulated deficit, we never charged fees to the VIEs. We, therefore, did not record intercompany revenue or expense related to the exclusive business cooperation agreement.

Historically, the VIEs have used all of their cash for operations and did not have cash reserves equal to 50% of their registered capital. Therefore, the VIEs were not able to pay amounts due to us or to the WFOE. Due to the inability of the VIEs to pay amounts due to us or to the WFOE and the uncertainty regarding the timing of when they might have gained the ability to pay, any cash that we or the WFOE advance to or on behalf of the VIEs was recorded as an increase to the investment in VIEs rather than as intercompany loans or intercompany accounts receivable/accounts payable. The following tables do not, therefore, reflect any intercompany balances other than the investments themselves and the liability for VIE losses in excess of investment (as described after the tables below). Additionally, cash currently only flowed from us, the WFOE or our other owned operating subsidiaries to the VIEs; it did not flow in the opposite direction.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheet
As of September 30, 2023
($ in thousands)

Consolidated Total
(Unaudited)
Assets
Cash	$270
Trade accounts receivable, net	3,043
Inventory, net	455
Deferred cost of revenue	5,899
Prepaid expense and other current assets	801
Total current assets	10,468
Property and equipment, net	1,106
Operating lease assets	678
Other long-term assets	146
Total assets	$12,398
Liabilities
Accounts payable	$8,578
Advances from related parties	1,030
Obligations to issue common stock	9,184
Accrued expense and other current liabilities	9,353
Contract liability	363
Notes payable (past due)	16,472
Total current liabilities	44,980
Operating lease liabilities, long-term	336
Total liabilities	45,316

Stockholders’ Deficit
Preferred stock	—
Common stock	20
Additional paid-in-capital	378,022
Accumulated other comprehensive loss	(1,229)
Accumulated deficit	(409,731)
Total stockholders’ deficit	(32,918)
Total liabilities and stockholders’ deficit	$12,398

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheet
As of December 31, 2022
($ in thousands)

Consolidated Total
Assets
Cash	$52
Trade accounts receivable, net	3,091
Inventory, net	308
Deferred cost of revenue	7,463
Prepaid expense and other current assets	1,374
Total current assets	12,288
Property and equipment, net	1,699
Operating lease assets	180
Other long-term assets	269
Total assets	$14,436

Liabilities and Stockholders’ Deficit
Accounts payable	$9,602
Advances from related parties	1,174
Liability related to convertible debenture	1,892
Accrued expense and other current liabilities	7,222
Contract liability	308
Notes payable, net	14,607
Total current liabilities	34,805
Operating lease liabilities, long-term	56
Total liabilities	34,861

Common stock	12
Additional paid-in-capital	368,945
Accumulated other comprehensive loss	(859)
Accumulated deficit	(388,523)
Total stockholders’ deficit	(20,425)
Total liabilities and stockholders’ deficit	$14,436

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Consolidating Balance Sheets (Unaudited)
As of December 31, 2021
($ in thousands)

	Corporate	WFOE	Other Owned Operating Subsidiaries	VIEs	Eliminating Entries	Consolidated Total
Assets
Cash	$13,239	$26	$682	$240	$—	$14,187
Trade accounts receivable	17	2	14	10,234	—	10,267
Inventory, net	1,288	—	—	58	—	1,346
Investment in marketable securities	42,349	—	—	—	—	42,349
Prepaid expense and other current assets	1,710	111	17	4,525	—	6,363
Total current assets	58,603	139	713	15,057	—	74,512
Property and equipment, net	328	—	29	—	—	357
Operating lease assets	113	—	—	81	—	194
Investment in WFOE	—	—	3,089	—	(3,089)	—
Investment in other owned operating subsidiaries	4,437	—	—	—	(4,437)	—
Investment in VIEs	8,801	—	1,644	—	(10,445)	—
Other long-term assets	416	—	—	24	—	440
Total Assets	$72,698	$139	$5,475	$15,162	$(17,971)	$75,503

Liabilities and Stockholders' Equity (Deficit)
Accounts payable	$3,169	$—	$450	$6,475	$—	10,094
Accrued expense and other current liabilities	2,665	127	588	2,583	—	5,963
Contract liability	80	331	—	165	—	576
Notes payable, net	27,811	—	—	—	—	27,811
WFOE losses in excess of investment	7,914	—	—	—	(7,914)	—
VIE losses in excess of investment	—	4,506	—	—	(4,506)	—
Total current liabilities	41,639	4,964	1,038	9,223	(12,420)	44,444
Operating lease liabilities - long term	25	—	—	—	—	25
Total Liabilities	41,664	4,964	1,038	9,223	(12,420)	44,469

Common stock	11	—	—	163	(163)	11
Additional paid-in capital	364,333	19,899	42,627	28,310	(90,836)	364,333
Accumulated other comprehensive income (loss)	(270)	(318)	160	(1,268)	1,426	(270)
Accumulated deficit	(333,040)	(24,406)	(38,350)	(21,266)	84,022	(333,040)
Total stockholders' equity (deficit)	31,034	(4,825)	4,437	5,939	(5,551)	31,034
Total liabilities and stockholders' equity (deficit)	$72,698	$139	$5,475	$15,162	$(17,971)	$75,503

REMARK HOLDINGS, INC. & SUBSIDIARIES
Condensed Consolidated Statement of Operations and Comprehensive Loss
Nine Months Ended September 30, 2023
($ in thousands)

Consolidated Total
Revenue	$4,176
Cost and expense
Cost of revenue (excluding depreciation and amortization)	3,220
Sales and marketing	1,093
Technology and development	1,504
General and administrative	8,920
Depreciation and amortization	178
Impairments	392
Total cost and expense	15,307
Operating loss	(11,131)
Other income (expense)
Interest expense	(3,351)
Finance cost related to obligations to issue common stock	(6,712)
Other gain, net	(14)
Total other expense, net	(10,077)
Loss before income taxes	(21,208)
Provision for income taxes	—
Net loss	$(21,208)
Other comprehensive income
Foreign currency translation adjustments	(370)
Comprehensive loss	$(21,578)

REMARK HOLDINGS, INC. & SUBSIDIARIES
Consolidated Statement of Operations and Comprehensive Loss
Year Ended December 31, 2022
($ in thousands)

Consolidated Total
Revenue	$11,666
Cost and expense
Cost of revenue (excluding depreciation and amortization)	11,331
Sales and marketing	971
Technology and development	2,101
General and administrative	18,399
Depreciation and amortization	166
Total cost and expense	32,968
Operating loss	(21,302)
Other expense
Interest expense	(6,073)
Finance cost on liability related to convertible debenture	(1,422)
Loss on investment	(26,356)
Other loss, net	(339)
Total other expense, net	(34,190)
Income loss from before income taxes	(55,492)
Benefit from income taxes	9
Net loss	$(55,483)
Other comprehensive loss
Foreign currency translation adjustments	(589)
Comprehensive loss	$(56,072)

REMARK HOLDINGS, INC. & SUBSIDIARIES
Consolidating Statement of Operations and Comprehensive Income (Loss) (Unaudited)
Year Ended December 31, 2021
($ in thousands)

	Corporate	WFOE	Other Owned Operating Subsidiaries	VIEs	Eliminating Entries	Consolidated Total
Revenue	$3,387	$268	$385	$11,950	$—	$15,990
Cost and expense
Cost of revenue (excluding depreciation and amortization)	1,786	314	85	9,270	—	11,455
Sales and marketing	264	152	274	281	—	971
Marketing expense (recovery)	—	—	—	(1,530)	—	(1,530)
Technology and development	1,630	—	1,288	1,774	—	4,692
General and administrative	12,667	165	491	797	—	14,120
Depreciation and amortization	133	—	10	48	—	191
Total cost and expense	16,480	631	2,148	10,640	—	29,899
Operating income (loss)	(13,093)	(363)	(1,763)	1,310	—	(13,909)
Other income (expense)
Interest expense	(2,298)	—	—	(10)	—	(2,308)
Other income (expense), net	(601)	3	—	6	—	(592)
Change in fair value of warrant liability	123	—	—	—	—	123
Gain on investment revaluation	43,642	—	—	—	—	43,642
Gain on debt extinguishment	425	—	—	—	—	425
Other gain	90	—	—	10	—	100
Share in net income of WFOE	947	—	—	—	(947)	—
Share in net loss of other owned operating subsidiaries	(1,763)	—	—	—	1,763	—
Share in net income of VIEs	—	1,307	—	—	(1,307)	—
Total other income (expense), net	40,565	1,310	—	6	(491)	41,390
Income (loss) from operations	$27,472	$947	$(1,763)	$1,316	$(491)	$27,481
Provision for income taxes	—	—	—	(9)	—	(9)
Net income (loss)	$27,472	$947	$(1,763)	$1,307	$(491)	$27,472
Other comprehensive loss
Foreign currency translation adjustments	—	260	4	(313)	5	(44)
Comprehensive income (loss)	$27,472	$1,207	$(1,759)	$994	$(486)	$27,428

REMARK HOLDINGS, INC. & SUBSIDIARIES
Condensed Consolidated Statement of Cash Flows
Nine Months Ended September 30, 2023
($ in thousands)

Consolidated Total
Cash flows from operating activities:
Net loss	$(21,208)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	178
Share-based compensation	149
Cost of extending note payable	750
Finance cost related to obligations to issue common stock	6,712
Accrued interest included in note payable	1,139
Impairment of assets	392
Provision for doubtful accounts	138
Other	224
Changes in operating assets and liabilities:
Accounts receivable	(593)
Inventory	83
Deferred cost of revenue	1,564
Prepaid expense and other assets	85
Operating lease assets	(503)
Accounts payable, accrued expense and other liabilities	1,437
Contract liability	90
Operating lease liabilities	280
Net cash used in operating activities	(9,083)
Cash flows from investing activities:
Purchases of property, equipment and software	(32)
Net cash used in investing activities	(32)
Cash flows from financing activities:
Proceeds from obligations to issue common stock - ELOC	7,000
Proceeds from obligations to issue common stock - Debentures	2,500
Advances from related parties	1,002
Repayments of advances from related parties	(1,145)
Repayments of debt	(24)
Net cash provided by (used in) financing activities	9,333
Net change in cash	218
Cash:
Beginning of period	52
End of period	$270

REMARK HOLDINGS, INC. & SUBSIDIARIES
Consolidated Statement of Cash Flows
Year Ended December 31, 2022
($ in thousands)

Consolidated Total
Cash flows from operating activities:
Net loss	$(55,483)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and impairments	166
Share-based compensation	1,697
Amortization of debt issuance costs and discount	2,189
Cost of extending note payable	283
Finance cost on liability related to convertible debenture	1,422
Stock issuances for services performed	500
Loss on investment	26,356
Provision for doubtful accounts	2,882
Other	(182)
Changes in operating assets and liabilities:
Accounts receivable	3,650
Inventory	1,033
Deferred cost of revenue	(6,874)
Prepaid expense and other assets	4,213
Operating lease assets	1
Accounts payable, accrued expense and other liabilities	1,745
Contract liability	(251)
Operating lease liabilities	37
Net cash used in operating activities	(16,616)
Cash flows from investing activities:
Proceeds from sale of investment	6,332
Purchases of property, equipment and software	(448)
Payment of amounts capitalized to software in progress	(1,063)
Net cash provided by investing activities	4,821
Cash flows from financing activities:
Proceeds from debt issuance	2,703
Advances from related parties	3,256
Repayments of debt	(6,217)
Repayment of advances from related parties	(2,082)
Net cash used in financing activities	(2,340)
Net change in cash	(14,135)
Cash:
Beginning of period	14,187
End of period	$52

REMARK HOLDINGS, INC. & SUBSIDIARIES
Consolidating Statement of Cash Flows (Unaudited)
Year Ended December 31, 2021
($ in thousands)

	Corporate	WFOE	Other Owned Operating Subsidiaries	VIEs	Eliminating Entries	Consolidated Total
Cash flows from operating activities:
Net income (loss)	$27,472	$947	$(1,763)	$1,307	$(491)	$27,472
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Change in fair value of warrant liability	(123)	—	—	—	—	(123)
Depreciation, amortization and impairments	133	—	10	48	—	191
Share-based compensation	4,060	—	—	—	—	4,060
Amortization of debt issuance costs and discount	880	—	—	—	—	880
Gain on investment in marketable securities	(43,642)	—	—	—	—	(43,642)
Gain on debt extinguishment	(425)	—	—	—	—	(425)
Share in net income of WFOE	(947)	—	—	—	947	—
Share in net loss of other owned operating subsidiaries	1,763	—	—	—	(1,763)	—
Share in net income of VIEs	—	(1,307)	—	—	1,307	—
Financing cost of converting note payable to common stock	44	—	—	—	—	44
Provision for doubtful accounts	—	—	—	297	—	297
Other	41	258	17	(286)	—	30
Changes in operating assets and liabilities:						—
Accounts receivable	156	—	(12)	(5,877)	—	(5,733)
Inventory	(526)	—	(1)	54	—	(473)
Prepaid expenses and other current assets	260	(107)	(13)	(4,260)	—	(4,120)
Operating lease assets	91	7	—	195	—	293
Accounts payable, accrued expense and other liabilities	(1,086)	(114)	335	1,832	—	967
Contract liability	(69)	325	—	21	—	277
Operating lease liabilities	(90)	—	—	(79)	—	(169)
Net cash provided by (used in) operating activities	(12,008)	9	(1,427)	(6,748)	—	(20,174)
Cash flows from investing activities:
Proceeds from investment	2,322	—	—	—	—	2,322
Purchases of property, equipment and software	(183)	—	(40)	—	—	(223)
Other cash outflows resulting from transactions with WFOE, net	(754)	—	—	—	754	—
Other cash outflows resulting from transactions with other owned operating subsidiaries, net	(2,140)	—	—	—	2,140	—
Other cash outflows resulting from transactions with VIEs, net	(5,956)	(754)	—	—	6,710	—
Net cash used in investing activities	(6,711)	(754)	(40)	—	9,604	2,099
Cash flows from financing activities:
Proceeds from issuance of common stock, net	5,692	—	—	—	—	5,692
Proceeds from debt issuance	32,216	—	—	—	—	32,216
Repayments of debt	(6,500)	—	—	—	—	(6,500)
Other cash inflows resulting from transactions with corporate, net	—	754	2,140	5,956	(8,850)	—
Other cash inflows resulting from transactions with WFOE, net	—	—	—	754	(754)	—
Net cash provided by financing activities	31,408	754	2,140	6,710	(9,604)	31,408
Net change in cash	12,689	9	673	(38)	—	13,333
Cash:
Beginning of period	550	17	9	278	—	854
End of period	$13,239	$26	$682	$240	$—	$14,187

Investment in VIEs/VIE Losses in Excess of Investment

As we have been building our artificial intelligence business, the VIEs have incurred net losses from operations in excess of the amounts we have advanced to the VIEs. Since we committed to funding the VIEs to continue growing the business, we showed as a liability the amount by which the accumulated net losses of the VIEs exceed our investment in the VIEs. The following table rolls forward the balance of VIE losses in excess of investment:

	Corporate	WFOE	Other Owned Operating Subsidiaries
Investment in VIEs/(VIE losses in excess of investment), December 31, 2020	$2,814	$(6,251)	$1,654
Cash provided to VIEs	5,956	754	—
Share in net income of VIEs	—	1,307	—
Share in accumulated other comprehensive income of VIEs	—	(313)	—
Other	31	(3)	(10)
Investment in VIEs/(VIE losses in excess of investment), December 31, 2021	$8,801	$(4,506)	$1,644

Our Address

Our principal executive offices are located at 800 S. Commerce Street, Las Vegas, NV 89106, and our telephone number is (702) 701-9514.

Before you invest in any of the securities offered hereby, you should carefully consider all the information in this prospectus, including matters set forth under the heading “Risk Factors.”

The Offering

Pursuant to the Amended ELOC Purchase Agreement, upon the terms and subject to the conditions and limitations set forth therein, we have the right to direct Ionic to purchase up to an aggregate of $50,000,000 of shares of our common stock, which shall include the Purchase Shares, the Commitment Shares, the Additional Commitment Shares, the Filing Default Shares (if any) and the Effectiveness Default Shares (if any) over the 36-month term of the Amended ELOC Purchase Agreement. We currently have reserved 20,000,000 shares of our authorized and unissued shares of common stock solely for the purpose of effecting purchases of the shares under the Amended ELOC Purchase Agreement. Under the Amended ELOC Purchase Agreement, we have the right to present Ionic with a purchase notice (each, a “Purchase Notice”) directing Ionic to purchase any amount up to $3,000,000 of our common stock per trading day, at a per share price equal to 80% (subject to decrease under certain circumstances) of the average of the two lowest VWAPs over a specified measurement period. With each purchase under the Amended ELOC Purchase Agreement, we are required to deliver to Ionic an additional number of shares equal to 2.5% of the number of Purchase Shares deliverable upon such purchase. The number of shares that we can issue to Ionic from time to time under the Amended ELOC Purchase Agreement shall be subject to the Beneficial Ownership Limitation. Though the Amended ELOC Purchase Agreement generally only permits us to issue a Purchase Notice when any previous measurement periods have completed, such limitation does not apply (i.e., we can issue Purchase Notices during ongoing measurement periods) as long as the dollar amount of outstanding Purchase Notices for which we have not been able to issue all shares of our common stock related to such Purchase Notices as a result of the Beneficial Ownership Limitation is less than $7,000,000.

In addition, Ionic will not be required to buy any shares of our common stock pursuant to a Purchase Notice on any trading day on which the closing trade price of our common stock is below $0.25, as amended by a January 5, 2023 Letter Agreement (the “January Letter Agreement”). We will control the timing and amount of sales of our common stock to Ionic. Ionic has no right to require any sales by us, and is obligated to make purchases from us as directed solely by us in accordance with the Amended ELOC Purchase Agreement. The Amended ELOC Purchase Agreement provides that we will not be required or permitted to issue, and Ionic will not be required to purchase, any shares under the Amended ELOC Purchase Agreement if such issuance would violate Nasdaq rules, and we may, in our sole discretion, determine whether to obtain stockholder approval to issue shares in excess of 19.99% of our outstanding shares of common stock if such issuance would require stockholder approval under Nasdaq rules. On December 6, 2022, we received stockholder approval to issue in excess of 19.99% of our outstanding shares of common stock pursuant to the Original ELOC Purchase Agreement. Ionic has agreed that neither it nor any of its agents, representatives and affiliates will engage in any direct or indirect short-selling or hedging our common stock during any time prior to the termination of the Amended ELOC Purchase Agreement.

While the Original ELOC Purchase Agreement could have been terminated by us if certain conditions to commence had not been satisfied by December 31, 2022, we and Ionic agreed that all conditions for commencement under the Amended ELOC Purchase Agreement were satisfied and the parties have commenced transacting under the Amended ELOC Purchase Agreement. The Amended ELOC Purchase Agreement may also be terminated by us at any time after commencement, at our discretion; provided, however, that if we sell less than $25,000,000 to Ionic (other than as a result of our inability to sell shares to Ionic as a result of the Beneficial Ownership Limitation, our failure to have sufficient shares authorized or our failure to obtain stockholder approval to issue more than 19.99% of our outstanding shares), we will pay to Ionic a termination fee of $3,750,000, which is payable, at our option, in cash or in shares of common stock, as Additional Commitment Shares, at a price equal to the closing price on the day immediately preceding the date of receipt of the termination notice. Further, the Amended ELOC Purchase Agreement will automatically terminate on the date that we sell, and Ionic purchases, the full $50,000,000 amount under the agreement or, if the full amount has not been purchased, on the expiration of the 36-month term of the Amended ELOC Purchase Agreement.

Concurrently with entering into the Original ELOC Purchase Agreement, we also entered into registration rights agreement with Ionic (the “Registration Rights Agreement”) dated October 6, 2022, in which we agreed to file one or more registration statements, as necessary, to register under the Securities Act of 1933 (the “Securities Act”) the resale of the shares of our common stock issuable to Ionic under the Amended ELOC Purchase Agreement and the shares of common stock that may be issued to Ionic if we fail to comply with our obligations in the Registration Rights Agreement. The SEC has already declared the initial registration statement effective but, pursuant to the Registration Rights Agreement, we must file any additional registration statements within 14 days of the need to register additional shares arising and use commercially reasonable efforts to have such resale registration statements declared effective by the SEC on or before the earlier of (i) 30 days after filing (or 90 days if such registration statement is subject to full review by the SEC) and (ii) the 2nd business day after we are notified we will not be subject to further SEC review. The Registration Rights Agreement also requires us to use our commercially reasonable efforts to keep such registration statements continuously effective under the Securities Act until such time as Ionic has resold all Registrable Securities (as defined in the Registration Rights Agreement) covered by such registration statements and no amount of the $50,000,000 remains available to Remark under the Amended ELOC Purchase Agreement.

If we fail to timely file such registration statements, then we will be required to issue to Ionic as Filing Default Shares 150,000 shares of common stock within two trading days after such failure. If we fail to have such registration statement declared effective by the specified deadline, then we will be required to issue to Ionic as Effectiveness Default Shares 150,000 shares of common stock within two trading days after such failure. We have already had to issue 150,000 Filing Default Shares and 150,000 Effectiveness Default Shares for failing to meet specified deadlines.

OFFERING SUMMARY

Common stock being offered by the selling stockholder
Up to 20,000,000 shares of our common stock, which may be issued pursuant to the Amended ELOC Agreement, including the Purchase Shares, the Commitment Shares, the Additional Commitment Shares (if any), the Filing Default Shares (if any), and the Effectiveness Default Shares (if any).

Market symbol
“MARK”

On February 12, 2024, we were notified by the Staff of Nasdaq that they have determined to delist our common stock from The Nasdaq Stock Market based upon our non-compliance with the net income standard in Listing Rule 5550(b)(3) and the annual shareholders’ meeting requirement in Listing Rule 5620(a). Trading of our common stock will be suspended at the opening of business on February 14, 2024. Thereafter, Nasdaq will file a Form 25-NSE with the SEC to formally delist our common stock. Nasdaq has not specified the exact date on which the Form 25-NSE will be filed. In connection with the suspension of trading on Nasdaq, we expect that our common stock will trade under its current trading symbol MARK on the OTC Markets system, effective with the open of the markets on the day that Nasdaq notifies the Financial Industry Regulatory Authority of the delisting, which we expect will be February 14, 2024, such that we do not expect any loss of ability to trade our common stock. Though we may request a hearing before the Nasdaq Listing and Hearing Review Council to review the determination, we do not intend to request such a hearing.

Risk Factors	Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 10 of this prospectus.
Use of Proceeds
All of the securities offered by this prospectus are being registered for the account of the selling stockholder. We will not receive any of the proceeds from the sale of these securities. We have agreed to pay all costs, expenses and fees relating to the registration of the securities covered by this prospectus. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of the securities. However, we have received $10,600,000 in gross proceeds from Purchase Notices executed under the Amended ELOC Purchase Agreement, and we may receive additional gross proceeds of up to $39,400,000 under the Amended ELOC Purchase Agreement to Ionic. We intend to use the net proceeds from any sale of shares to Ionic under the Amended ELOC Purchase Agreement for general corporate purposes, which may include working capital, and repayment of outstanding indebtedness.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus contains “forward-looking statements” about our plans, strategies, objectives, goals or expectations. You will find forward-looking statements principally in the sections entitled “Prospectus Summary” and “Risk Factors”. These forward-looking statements are identifiable by words or phrases indicating that we or our management “expects,” “anticipates,” “plans,” “believes,” or “estimates,” or that a particular occurrence or event “will,” “may,” “could,” “should,” or “will likely” result, occur or be pursued or “continue” in the future, that the “outlook” or “trend” is toward a particular result or occurrence, that a development is an “opportunity,” “priority,” “strategy,” “focus,” that we are “positioned” for a particular result, or similarly stated expectations. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date of this prospectus, other report, release, presentation, or statement.

In addition to other risks and uncertainties described in connection with the forward-looking statements contained in this prospectus and other periodic reports filed with the SEC, there are many important factors that could cause actual results to differ materially. Such risks and uncertainties include general business conditions, changes in overall economic conditions, our ability to integrate acquired assets, the impact of competition and other factors which are often beyond our control.

This should not be construed as a complete list of all of the economic, competitive, governmental, technological and other factors that could adversely affect our expected consolidated financial position, results of operations or liquidity. Additional risks and uncertainties not currently known to us or that we currently believe are immaterial also may impair our business, operations, liquidity, financial condition and prospects. We undertake no obligation to update or revise our forward-looking statements to reflect developments that occur or information that we obtain after the date of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors, as well as those set forth in our most recent Annual Report on Form 10-K filed with the SEC, subsequent Quarterly Reports on Form 10-Q and subsequent Current Reports on Form 8-K which are incorporated by reference into this prospectus, as well as the other information set forth in this prospectus and the documents incorporated by reference herein, before deciding whether to invest in our securities. Additional risks and uncertainties that we are unaware of may become important factors that affect us. If any of these risks actually occur, our business, financial condition or operating results may suffer, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to This Offering

Issuances of our common stock to Ionic has caused and will continue to cause substantial dilution to our existing stockholders and the price of our common stock to decline.

We are registering for resale up to an aggregate of 20,000,000 shares of common stock that may be issued to Ionic from time to time under the Amended ELOC Purchase Agreement.

We anticipate that shares issued to Ionic under the Amended ELOC Purchase Agreement will be issued and sold over a period of as long as the approximately 20 months remaining under the Amended ELOC Purchase Agreement. The number of shares ultimately sold to Ionic under this prospectus is dependent upon the number of shares we elect to sell to Ionic under the Amended ELOC Purchase Agreement. Depending on a variety of factors, including market liquidity of our common stock, the issuance and sale of shares under the Amended ELOC Purchase Agreement may cause the trading price of our common stock to decline.

We may ultimately issue and sell to Ionic all, some or none of the 20,000,000 shares of common stock available under the Amended ELOC Purchase Agreement that we are registering. Ionic may sell all, some or none of our shares that it holds or comes to hold pursuant to sales under the Amended ELOC Purchase Agreement. The issuance and sale of shares by us to Ionic pursuant to the Amended ELOC Purchase Agreement will result in dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock by Ionic in this offering, or anticipation of such sales, could cause the trading price of our common stock to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire.

We may not have access to the full amount available under the Amended ELOC Purchase Agreement with Ionic.

Under the Amended ELOC Purchase Agreement, we will have the right to direct Ionic to purchase shares of our common stock from time to time by presenting Ionic with a purchase notice directing Ionic to purchase any amount up to $3,000,000 of our common stock per trading day, at a per share price equal to 80% (subject to decrease under certain circumstances) of the average of the two lowest VWAPs over a specified measurement period.

Although the Amended ELOC Purchase Agreement provides that we may sell up to $50,000,000 of our common stock to Ionic, depending on the market prices of our common stock, we may not be able to nor desire to sell all of the shares contemplated by the Amended ELOC Purchase Agreement. In addition, if the number of shares registered hereby is insufficient to cover all of the shares we elect to sell to Ionic under the Amended ELOC Purchase Agreement, we will be required to file one or more additional registration statements to register such additional shares.

The extent to which we rely on Ionic as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. Even if we sell a significant amount of shares under the Amended ELOC Purchase Agreement to Ionic, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Ionic will pay less than the then-prevailing market price for our common stock, which could cause the price of our common stock to decline.

The purchase price of common stock sold to Ionic under the Amended ELOC Purchase Agreement is derived from the market price of our common stock. The shares to be sold to Ionic pursuant to the Amended ELOC Purchase Agreement will be purchased at a discounted price as described above. As a result of this pricing structure, Ionic may sell the shares it receives immediately after receipt of the shares, which could cause the price of our common stock to decrease. These sales may have a further impact on the price of our common stock.

It is not possible to predict the actual number of shares we will sell under the Amended ELOC Purchase Agreement to the selling stockholder, or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the Amended ELOC Purchase Agreement and compliance with applicable law, we have the discretion to deliver notices to the selling stockholder at any time throughout the term of the Amended ELOC Purchase Agreement. The actual number of shares of common stock that are sold to the selling stockholder may depend upon a number of factors, including the market price of the common stock during the sales period. Because the price per share of each share sold to the selling stockholder will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the actual gross proceeds to be raised in connection with those sales.

Investors who buy shares of our common stock at different times will likely pay different prices.

Investors who purchase shares of common stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. Similarly, Ionic may sell such shares at different times and at different prices. Investors may experience a decline in the value of the shares they purchase from the selling stockholder in this offering as a result of sales made by us in future transactions to Ionic at prices lower than the prices they paid.

Risks Relating to Our Corporate Structure

We have historically relied on contractual arrangements with the VIEs and their shareholders for a significant portion of our business operations. If the Chinese government determines that such contractual arrangements did not comply with Chinese regulations, or if these regulations change or are interpreted differently in the future, we could be subject to penalties, and our common stock may decline in value or even become worthless.

Prior to the termination of our contractual arrangements with the VIEs, we relied on such contractual arrangements with the former VIEs to operate our business in China. The revenues contributed by the former VIEs constituted a majority of our total revenues for the fiscal years ended December 31, 2022 and 2021.

In recent years, the Chinese government adopted a series of regulatory actions and issued statements to regulate business operations in China, including those related to variable interest entities. These recent statements indicate an intent by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. As of the date of this prospectus, there are no relevant laws or regulations in China that prohibit our Company or any of our subsidiaries from listing or offering securities in the United States. However, official guidance and related implementation rules have not been issued. Future action taken by the Chinese government could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our common stock to significantly depreciate or become worthless. In addition, although we believe that our historical contractual arrangements with the former VIEs complied with applicable Chinese laws and regulations, the Chinese government may determine at any time that such contractual arrangements with the former VIEs did not apply with Chinese regulations, or such regulations may change or be interpreted differently in the future. If the Chinese government determines that our contractual arrangements with the former VIEs did not comply with Chinese regulations or if these regulations change or are interpreted differently in the future, we may be subject to penalties imposed by the Chinese government, and our common stock may decline in value or become worthless.

Our contractual arrangements with the former VIEs may be subject to scrutiny by China’s tax authorities. Any adjustment of related party transaction pricing could lead to additional taxes, and therefore substantially reduce our consolidated net income and the value of your investment.

The tax regime in China is rapidly evolving and there is significant uncertainty for Chinese taxpayers as Chinese tax laws may be interpreted in significantly different ways. China’s tax authorities may assert that we or the former VIEs or their shareholders are required to pay additional taxes on previous or future revenue or income. In particular, under applicable Chinese laws, rules and regulations, arrangements and transactions among related parties, such as the contractual arrangements with the former VIEs, may be subject to audit or challenge by China’s tax authorities. If China’s tax authorities determine that any contractual arrangements were not entered into on an arm’s length basis and therefore constitute a favorable transfer pricing, the China tax liabilities of the relevant subsidiaries, the former VIEs or the shareholders of the former VIEs could be increased, which could increase our overall tax liabilities. In addition, China’s tax authorities may impose interest on late payments. Our net income may be materially reduced if our tax liabilities increase. It is uncertain whether any new China laws, rules or regulations relating to VIE structures will be adopted or, if adopted, what they would provide.

If we or any of the former VIEs are found to be in violation of any existing or future China laws, rules or regulations, or if we fail to obtain or maintain any of the required permits or approvals, the relevant China regulatory authorities would have broad discretion to take action in dealing with these violations or failures, including revoking the business and operating licenses of the former VIEs, requiring us to discontinue or restrict our operations, restricting our right to collect revenue, blocking one or more of our websites, requiring us to restructure our operations or taking other regulatory or enforcement actions against us. The imposition of any of these measures could result in a material adverse effect on our ability to conduct all or any portion of our business operations. In addition, it is unclear what impact Chinese government actions would have on us and on our ability to consolidate the financial results of any of the former VIEs in our consolidated financial statements, if Chinese governmental authorities were to find our former corporate structure and historical contractual arrangements to be in violation of Chinese laws, rules and regulations. If the imposition of any governmental actions causes us to lose our right to direct the activities of any of the former VIEs or otherwise separate from any of these entities, and if we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of the former VIEs in our consolidated financial statements. Any of these events would have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to Doing Business in China

Changes in China’s economic, political, social or geopolitical conditions or in U.S.-China relations, as well as possible interventions and influences of any government policies and actions, could have a material adverse effect on our business and operations and the value of our common stock.

A significant portion of our operations are conducted through our China-based subsidiaries. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic, social conditions and government policies in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to reduction in demand for our services and adversely affect our competitive position. The COVID-19 pandemic has had a severe and negative impact on the Chinese and global economy. In particular, the preventative measures in China as a result of the Chinese government’s “Zero-COVID” policy have significantly limited the operational capabilities of our China-based subsidiaries, caused a material adverse impact on our business and, though the preventative measures have been eased somewhat, may continue to have an adverse impact on our operations in China.

The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our business and operating results.

Furthermore, we and our investors may face uncertainty about future actions by the government of China that could significantly affect the financial performance and operations of our China-based subsidiaries. Chinese laws and regulations, including the enforcement of such laws and regulations, can change quickly with little advance notice. The Chinese government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our securities. As of the date of this prospectus, neither Remark nor any of its subsidiaries has received or was denied permission from Chinese authorities to list on U.S. exchanges or conduct U.S. securities offerings. However, there is no guarantee that we will receive or not be denied permission from Chinese authorities to list on U.S. exchanges or conduct U.S. securities offerings in the future. China’s economic, political and social conditions, as well as interventions and influences of any government policies, laws and regulations are uncertain and could have a material adverse effect on our business.

Uncertainties with respect to the Chinese legal system could adversely affect us.

The Chinese legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. Since these laws and regulations are relatively new and the Chinese legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and the enforcement of these laws, regulations and rules involves uncertainties.

In 1979, the Chinese government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since Chinese administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, the Chinese legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

In addition, we are subject to risks and uncertainties of the interpretations and applications of Chinese laws and regulations, and any such interpretations and applications could lead to future actions of the Chinese government that are detrimental to us and/or our China-based subsidiaries, which would likely result in material adverse changes in our operations and cause the value of our common stock to potentially depreciate significantly or become worthless.

We may be liable for improper use or appropriation of personal information provided by our customers and any failure to comply with Chinese laws and regulations over data security could result in materially adverse impact on our business, results of operations and the value of our common stock.

Our business involves collecting and retaining certain internal and external data and information including that of our customers and suppliers. The integrity and protection of such information and data are crucial to us and our business. Owners of such data and information expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained in performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC (the “Cyber Security Law”), which became effective on June 1, 2017. Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides legal basis for privacy and personal information infringement claims under the Chinese civil laws. Chinese regulators, including the CAC, the Ministry of Industry and Information Technology, and the Ministry of Public Security, have been increasingly focused on regulation in data security and data protection.

On August 20, 2021, the Standing Committee of the 13th National People's Congress of China issued the final version of the Personal Information Protection Law (the “PIPL”), which became effective on November 1, 2021. The PIPL imposes on China-based data processers (such as our China-based subsidiaries) significant obligations with respect to, among other things, obtaining, processing and cross-border transferring personal information. The PIPL may subject a data processor to a penalty of as much as RMB50 million or 5% of the preceding year’s turnover.

The Chinese regulatory requirements regarding cybersecurity are evolving. For instance, various regulatory bodies in China, including the CAC, the Ministry of Public Security and the State Administration for Market Regulation, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations.

In November 2021, the CAC and other related authorities released the amended Cybersecurity Review Measures which became effective on February 15, 2022. Under the amended Cybersecurity Review Measures:

•companies who are engaged in data processing are also subject to the regulatory scope;

•the CSRC is included as one of the regulatory authorities for purposes of jointly establishing the state cybersecurity review working mechanism;

•the operators (including both operators of critical information infrastructure and relevant parties who are engaged in data processing) holding more than one million users/users’ (which are to be further specified) individual information and seeking a listing outside China shall file for cybersecurity review with the Cybersecurity Review Office; and

•the risks of core data, material data or large amounts of personal information being stolen, leaked, destroyed, damaged, illegally used or transmitted to overseas parties and the risks of critical information infrastructure, core data, material data or large amounts of personal information being influenced, controlled or used maliciously shall be collectively taken into consideration during the cybersecurity review process.

As a result of the promulgation of the amended Cybersecurity Review Measures, we may become subject to enhanced cybersecurity review. Certain internet platforms in China have been reportedly subject to heightened regulatory scrutiny in relation to cybersecurity matters. As of the date of this prospectus, we have neither been subject to heightened regulatory scrutiny with respect to cybersecurity matters nor been informed by any Chinese governmental authority of any requirement that we file for a cybersecurity review. However, if we are deemed to be a critical information infrastructure operator or a company that is engaged in data processing and holds personal information of more than one million users, we could be subject to Chinese cybersecurity review.

As there remains significant uncertainty in the interpretation and enforcement of relevant Chinese cybersecurity laws and regulations, we could be subject to cybersecurity review, and if so, we may not be able to pass such review. In addition, we could become subject to enhanced cybersecurity review or investigations launched by Chinese regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, removal of our app from the relevant app stores, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which may have material adverse effect on our business, financial condition or results of operations. As of the date of this prospectus, we have neither been involved in any investigations on cybersecurity review initiated by the CAC or any other Chinese regulatory authority nor have we received any inquiry, notice or sanction in such respect. We believe that we are in compliance with the aforementioned regulations and policies that have been issued by the CAC.

On June 10, 2021, the Standing Committee of the National People’s Congress of China (the “SCNPC”) promulgated the PRC Data Security Law, which took effect on September 1, 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information.

As of the date of this prospectus, we do not expect that the current Chinese laws on cybersecurity or data security or the PIPL would have a material adverse impact on our business operations. However, as uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that we will comply with such regulations in all respects and we may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. We may also become subject to fines and/or other sanctions which may have material adverse effect on our business, operations and financial condition.

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditors.

The HFCA Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such shares from being traded on a national securities exchange or in the over the counter trading market in the United States.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction. The Consolidated Appropriations Act, 2023, which was signed into law on December 29, 2022, amended the HFCA Act to reduce the number of consecutive non-inspection years required to trigger the trading prohibition under the HFCA Act from three years to two years.

On December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by Chinese and Hong Kong authorities in those jurisdictions.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, taking the first step toward opening access for the PCAOB to completely inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong.

On December 15, 2022, the PCAOB vacated its 2021 determination that the positions taken by authorities in mainland China and Hong Kong prevented it from inspecting and investigating completely registered public accounting firms headquartered in those jurisdictions. In view of the PCAOB’s decision to vacate its 2021 determination and until such time as the PCAOB issues any new adverse determination, the SEC has stated that there are no issuers at risk of having their securities subject to a trading prohibition under the HFCA Act. Each year, the PCAOB will reassess its determinations on whether it can inspect and investigate completely audit firms in China, and if, in the future, the PCAOB determines it cannot do so, or if Chinese authorities do not allow the PCAOB complete access for inspections and investigations for two consecutive years, companies engaging China-based public accounting firms would be delisted pursuant to the HFCA Act.

Our auditor, Weinberg & Company, an independent registered public accounting firm headquartered in the United States, is currently subject to PCAOB inspections and has been inspected by the PCAOB on a regular basis. However, if the PCAOB is unable to inspect the work papers of our accounting firm in the future, such lack of inspection could cause trading in our common stock to be prohibited under the HFCA Act, and as a result, an exchange may determine to delist our common stock. The delisting and the cessation of trading of our common stock, or the threat of our common stock being delisted and prohibited from being traded, may materially and adversely affect the value of your investment.

These recent developments may result in prohibitions on the trading of our common stock, if our auditors fail to meet the PCAOB inspection requirement in time.

Risks Relating to Our Business and Industry

The continuing impacts of COVID-19 are highly unpredictable and could be significant, and may have an adverse effect on our business and financial results.

The global outbreak of COVID-19 has impacted our business and could continue to have a significant impact on our business. The impact of COVID-19 on our business and future financial results could include, but may not be limited to:

•lack of revenue growth or decreases in revenue due to a lack of, or at least a decline in, customer demand and (or) deterioration in the credit quality of our customers;

•a significant increase in our need for external financing to maintain operations as a result of decreased revenue;

•significant decline in the debt and equity markets, thus impacting our ability to conduct financings on terms acceptable to us; and

•the rapid and broad-based shift to a remote working environment creates inherent productivity, connectivity, and oversight challenges. Preventative measures implemented by governmental authorities in China, such as travel restrictions, shelter-in-place orders and business closures, could significantly impact the ability of our employees and vendors to work productively. In addition, the changed environment under which we are operating could have an impact on our internal controls over financial reporting as well as our ability to meet a number of our compliance requirements in a timely or quality manner.

The extent of any ongoing impact of the pandemic on our business and financial results will depend largely on future developments, including the duration and severity of any outbreaks related to new variants of COVID-19, the length of the travel restrictions and business closures imposed by domestic and foreign governments, all of which can be highly uncertain and cannot be predicted. Though improving somewhat, the situation continues to evolve and additional impacts may arise that we are not aware of currently.

Laws and regulations concerning data privacy are continually evolving. Failure to comply with these laws and regulations could harm our business.

Our business involves collecting and retaining certain internal and external data and information including that of our customers and suppliers and third parties. The integrity and protection of such information and data are crucial to us and our business. Owners of such data and information expect that we will adequately protect their personal information. We are required by applicable privacy and data protection laws in the U.S. and internationally to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

Our failure to comply with existing privacy or data protection laws and regulations could increase our costs, force us to change or limit the features of our AI solutions or result in proceedings or litigation against us by governmental authorities or others, any or all of which could result in significant fines or judgments against us, result in damage to our reputation, and result in negative effects on our financial condition and results of operations. Even if concerns raised by regulators, the media, or consumers about our privacy and data protection or consumer protection practices are unfounded, we could suffer damage to our reputation that causes significant negative effects on our financial condition and results of operations.

Privacy and data protection laws are rapidly changing and likely will continue to do so for the foreseeable future, which could have an impact on how we develop and customize our AI products and software. The growth and development of AI may prompt calls for more stringent consumer privacy protection laws that may impose additional burdens on companies such as ours. Any such changes would require us to devote legal and other resources to address such regulation.

For example, in the U.S., the California Consumer Privacy Act ("CCPA") became effective on January 1, 2020 and applies to processing of personal information of California residents. Other states, including Nevada, have enacted or are considering similar privacy or data protection laws that may apply to us. The U.S. government, including the Federal Trade Commission and the Department of Commerce, also continue to review the need for greater or different regulation over the collection of personal information and information about consumer behavior on the Internet and on mobile devices, and the U.S. Congress is considering a number of legislative proposals to regulate in this area. Various government and consumer agencies worldwide have also called for new regulation and changes in industry practices. For example, the GDPR became effective on May 25, 2018. GDPR would apply to us should we expand our AI business into member countries of the EU. Violations of the GDPR may result in significant penalties, and countries in the EU are still enacting national laws that correspond to certain portions of the GDPR.

Our continuous access to publicly-available data and to data from partners may be restricted, disrupted or terminated, which would restrict our ability to develop new products and services, or to improve existing products and services, which are based upon our AI platform.

The success of our AI-based solutions depends substantially on our ability to continuously ingest and process large amounts of data available in the public domain and provided by our partners, and any interruption to our free access to such publicly-available data or to the data we obtain from our partners will restrict our ability to develop new products and services, or to improve existing products and services. While we have not encountered any significant disruption of such access to date, there is no guarantee that this trend will continue without costs. Public data sources may change their policies to restrict access or implement procedures to make it more difficult or costly for us to maintain access, and partners could decide to terminate our existing agreements with them. If we no longer have free access to public data, or access to data from our partners, our ability to maintain or improve existing products, or to develop new AI-based solutions may be severely limited. Furthermore, we may be forced to pay significant fees to public data sources or to partners to maintain access, which would adversely affect our financial condition and results of operations.

Our AI software and our application software are highly technical and run on very sophisticated third-party hardware platforms. If such software or hardware contains undetected errors, our AI solutions may not perform properly and our business could be adversely affected.

Our AI-based solutions and internal systems rely on software, including software developed or maintained internally or by third parties, that is highly technical and complex. In addition, our AI-based solutions and internal systems depend on the ability of such software to store, retrieve, process, and manage immense amounts of data. The software on which we rely has contained, and may now or in the future contain, undetected errors, bugs, or vulnerabilities. Some errors may only be discovered after the AI-based solution or application software has been released for external or internal use. Errors or other design defects within the software on which we rely may result in a negative experience for our customers, delay product introductions or enhancements, result in measurement or billing errors, or compromise our ability to protect our customers’ data or our intellectual property. Any errors, bugs, or defects discovered in the software on which we rely could result in damage to our reputation, loss of users, loss of revenue, or liability for damages, any of which could adversely affect our business and financial results.

The successful operation of our AI platform will depend upon the performance and reliability of the Internet infrastructure in China.

The successful operation of KanKan will depend on the performance and reliability of the Internet infrastructure in China. Almost all access to the Internet is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the Ministry of Industry and Information Technology of China. In addition, the national networks in China are connected to the Internet through state-owned international gateways, which are the only channels through which a domestic user can connect to the Internet outside of China. We may not have access to alternative networks in the event of disruptions, failures or other problems with China’s Internet infrastructure. In addition, the Internet infrastructure in China may not support the demands associated with continued growth in Internet usage.

The failure of telecommunications network operators to provide us with the requisite bandwidth could also interfere with the speed and availability of KanKan. We have no control over the costs of the services provided by the national telecommunications operators. If the prices that we pay for telecommunications and Internet services rise significantly, our gross margins could be adversely affected. In addition, if Internet access fees or other charges to Internet users increase, our user traffic may decrease, which in turn may cause a decrease in our revenues.

Our outstanding senior secured loan agreements contain certain covenants that restrict our ability to engage in certain transactions and may impair our ability to respond to changing business and economic conditions.

On December 3, 2021, we entered into senior secured loan agreements (the “Original Mudrick Loan Agreements”) with certain of our subsidiaries as guarantors (the “Guarantors”) and certain institutional lenders affiliated with Mudrick Capital Management, LP (collectively, “Mudrick”), pursuant to which the Mudrick extended credit to us consisting of term loans in the principal amount of $30.0 million (the “Original Mudrick Loans”). On March 14, 2023, we entered into a Note Purchase Agreement with Mudrick (the “New Mudrick Loan Agreement”) pursuant to which all of the Original Mudrick Loans were cancelled in exchange for new notes payable to Mudrick (the “New Mudrick Notes”). The New Mudrick Notes require us to satisfy various covenants, including restrictions on our ability to engage in certain transactions without Mudrick’s consent, and may limit our ability to respond to changing business and economic conditions. The restrictions include, among other things, limitations on our ability and the ability of our subsidiaries to:

•change its name or corporate form or jurisdiction of organization;

•merge with another entity (other than an affiliate of Mudrick), consolidate, or sell or dispose of any material portion of our assets;

•sell, lease, license, convey, assign (by operation of law or otherwise), exchange or otherwise voluntarily or involuntarily transfer or dispose of any interest in any of its assets (other than upon receipt of fair consideration for obsolete assets, trade-ins and disposition, sales or licenses in the ordinary course of business) or any portion thereof or encumber, or hypothecate, or create, incur or permit to exist any pledge, mortgage, lien, security interest, charge, encumbrance or adverse claim upon or other interest in or with respect to any of its assets (other than permitted liens); and

•directly or indirectly enter into or permit to exist any transaction with any of our affiliates (other than a wholly-owned subsidiary).

Unauthorized use of our intellectual property by third parties, and the expenses incurred in protecting our intellectual property rights, may adversely affect our business.

We regard our copyrights, service marks, trademarks, trade secrets and other intellectual property as critical to our success. Unauthorized use of our intellectual property by third parties may adversely affect our business and reputation. We rely on trademark and copyright law, trade secret protection and confidentiality agreements with our employees, customers, business partners and others to protect our intellectual property rights. Despite our precautions, it is possible for third parties to obtain and use our intellectual property without authorization. Furthermore, the validity, enforceability and scope of protection of intellectual property in Internet related industries are uncertain and still evolving. In particular, the laws of the People’s Republic of China are uncertain or do not protect intellectual property rights to the same extent as do the laws of the United States. Moreover, litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Future litigation could result in substantial costs and diversion of resources.

We may be subject to intellectual property infringement claims, which may force us to incur substantial legal expenses and, if determined adversely against us, materially disrupt our business.

We cannot be certain that our brands and services will not infringe valid patents, copyrights or other intellectual property rights held by third parties. We cannot provide assurance that we will avoid the need to defend against allegations of infringement of third-party intellectual property rights, regardless of their merit. Intellectual property litigation is very expensive, and becoming involved in such litigation could consume a substantial portion of our managerial and financial resources, regardless of whether we win. Substantially greater resources may allow some of our competitors to sustain the cost of complex intellectual property litigation more effectively than us; we may not be able to afford the cost of such litigation.

Should we suffer an adverse outcome from intellectual property litigation, we may incur significant liabilities, we may be required to license disputed rights from third parties, or we may have to cease using the subject technology. If we are found to infringe upon third-party intellectual property rights, we cannot provide assurance that we would be able to obtain licenses to such intellectual property on commercially reasonable terms, if at all, or that we could develop or obtain alternative technology. If we fail to obtain such licenses at a reasonable cost, such failure may materially disrupt the conduct of our business, and could consume substantial resources and create significant uncertainties. Any legal action against us or our collaborators could lead to:

•payment of actual damages, royalties, lost profits, potentially treble damages and attorneys’ fees if we are found to have willfully infringed a third party’s patent rights;

•injunctive or other equitable relief that may effectively block our ability to further develop, commercialize and sell our products;

•us or our collaborators having to enter into license arrangements that may not be available on commercially acceptable terms, if at all; or

• significant cost and expense, as well as distraction of our management from our business.

The negative outcomes discussed above could adversely affect our ability to conduct business, financial condition, results of operations and cash flows.

We face intense competition from larger, more established companies, and we may not be able to compete effectively, which could reduce demand for our services.

The market for the services we offer is increasingly and intensely competitive. Nearly all our competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. Our competitors may secure more favorable revenue arrangements with advertisers, devote greater resources to marketing and promotional campaigns, adopt more aggressive growth strategies and devote substantially more resources to website and systems development than we do. In addition, the Internet media and advertising industries continue to experience consolidation, including the acquisitions of companies offering travel and finance-related content and services and paid search services. Industry consolidation has resulted in larger, more established and well-financed competitors with a greater focus. If these industry trends continue, or if we are unable to compete in the Internet media and paid search markets, our financial results may suffer.

Additionally, larger companies may implement policies and/or technologies into their search engines or software that make it less likely that consumers can reach our websites and less likely that consumers will click-through on sponsored listings from our advertisers. The implementation of such technologies could result in a decrease in our revenues. If we are unable to successfully compete against current and future competitors, our operating results will be adversely affected.

If we do not effectively manage our growth, our operating performance will suffer and our financial condition could be adversely affected.

Substantial future growth will be required for us to realize our business objectives. To the extent we are capable of achieving this growth, it will place significant demands on our managerial, operational and financial resources. Additionally, this growth will require us to make significant capital expenditures, hire, train and manage a larger work force, and allocate valuable management resources. We must manage any such growth through appropriate systems and controls in each of these areas. If we do not manage the growth of our business effectively, our business, financial condition, results of operations and cash flows could be materially and adversely affected.

In addition, as our business grows, our technological and network infrastructure must keep in-line with our needs. Future demand is difficult to forecast and we may not be able to adequately handle large increases unless we spend substantial amounts to augment our ability to handle increased traffic. Additionally, the implementation of increased network capacity contains some execution risks and may lead to ineffectiveness or inefficiency. This could lead to a diminished experience for our consumers and advertisers and damage our reputation and relationship with them, leading to lower marketability and negative effects on our operating results. Moreover, the pace of innovative change in network technology is fast and if we do not keep up, we may lag behind competitors. The costs of upgrading and improving technology could be substantial and negatively affect our business, financial condition, results of operations and cash flows.

Risks Relating to our Company

We have a history of operating losses and we may not generate sufficient revenue to support our operations.

During the year ended December 31, 2022, and in each fiscal year since our inception, we have incurred net losses and generated negative cash flow from operations, resulting in an accumulated deficit of $(388.5) million as of December 31, 2022 and an accumulated deficit of $(409.7) million as of September 30, 2023. In addition, for the nine months ended September 30, 2023, we had a net loss of $(21.2) million.

We cannot provide assurance that revenue generated from our businesses will be sufficient to sustain our operations in the long term. We have implemented measures to reduce operating costs, and we continuously evaluate other opportunities to reduce costs further. Additionally, we are working with our advisors to evaluate strategic alternatives, including the potential sale of certain non-core assets, investment assets and operating businesses. We may also need to obtain additional capital through equity financing or debt financing. Should we fail to successfully implement our plans described herein, such failure would have a material adverse effect on our business, including the possible cessation of operations.

Conditions in the debt and equity markets, as well as the volatility of investor sentiment regarding macroeconomic and microeconomic conditions (in particular, as a result of the COVID-19 pandemic, global supply chain disruptions, inflation and other cost increases, and the geopolitical conflict in Ukraine) will play primary roles in determining whether we can successfully obtain additional capital. We cannot be certain that we will be successful at raising capital, whether in an equity financing, debt financing, or by divesting of certain assets or businesses, on commercially reasonable terms, if at all. In addition, if we obtain capital by issuing equity, such transaction(s) may dilute existing stockholders.

We may not have sufficient cash to repay our outstanding senior secured indebtedness.

As of September 30, 2023, the entire aggregate principal amount of $16.3 million remained outstanding under the New Mudrick Notes, which became due and payable in full on October 31, 2023. Our available cash and other liquid assets are currently not sufficient to pay such obligations in full. If we do not pay the New Mudrick Notes in full on the scheduled maturity date, Mudrick will have available to them all rights under the New Mudrick Loan Agreements and applicable law, which include, without limitation, foreclosing on the collateral securing the New Mudrick Notes. Mudrick’s exercise of any such rights could have a material adverse effect on our financial condition.

We are dependent on a small number of customers for a large percentage of our revenue.

We have a concentration in the volume of business we transacted with customers, as during the nine months ended September 30, 2023, two of our customers represented about 28% and 24% of our revenue, respectively, while during nine months ended September 30, 2022, two customers represented about 55% and 23%, respectively, of our revenue. At September 30, 2023, accounts receivable from two of our customers represented about 12% and 12%, respectively, of our gross accounts receivable, while at December 31, 2022, accounts receivable from our three largest customers represented about 23%, 16% and 10%, respectively, of our gross accounts receivable. The loss of any of these large customers would have a material adverse impact on our financial results.

Our independent registered public accounting firm’s reports for the fiscal years ended December 31, 2022 and 2021 have raised substantial doubt regarding our ability to continue as a “going concern.”

Our independent registered public accounting firm indicated in its report on our audited consolidated financial statements as of and for the years ended December 31, 2022 and 2021 that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our consolidated balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to stockholders, in the event of liquidation. The presence of the going concern note to our financial statements may have an adverse impact on the relationships we are developing and plan to develop with third parties as we continue the commercialization of our products and could make it difficult for us to raise additional financing, all of which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.

We continue to evolve our business strategy and develop new brands, products and services, and our future prospects are difficult to evaluate.

We are in varying stages of development with regard to our business, including our artificial intelligence business driven by our AI platform, so our prospects must be considered in light of the many risks, uncertainties, expenses, delays, and difficulties frequently encountered by companies in the early stages of development of business models and products. Some of such risks and difficulties include our ability to, among other things:

•manage and implement new business strategies;

•successfully commercialize and monetize our assets;

•continue to raise additional working capital;

•manage operating expenses;

•establish and take advantage of strategic relationships;

•successfully avoid diversion of management’s attention or of other resources from our existing business

•successfully avoid impairment of goodwill or other intangible assets such as trademarks or other intellectual property arising from acquisitions;

•prevent, or successfully temper, adverse market reaction to acquisitions;

•manage and adapt to rapidly changing and expanding operations;

•respond effectively to competitive developments; and

•attract, retain and motivate qualified personnel.

Because of the early stage of development of certain of our business operations, we cannot be certain that our business strategy will be successful or that it will successfully address the risks described or alluded to above. Any failure by us to successfully implement our new business plans could have a material adverse effect on our business, financial condition, results of operations and cash flows. Furthermore, growth into new areas may require changes to our cost structure, modifications to our infrastructure and exposure to new regulatory, legal and competitive risks.

If we fail to manage our growth, we may need to improve our operational, financial and management systems and processes which may require significant capital expenditures and allocation of valuable management and employee resources. As we continue to grow, we must effectively integrate, develop and motivate new employees, including employees in international markets, while maintaining the beneficial aspects of our company culture. If we do not manage the growth of our business and operations effectively, the quality of our platform and efficiency of our operations could suffer, which could harm our brand, results of operations and business.

We cannot assure you that these investments will be successful or that such endeavors will result in the realization of the full benefits of synergies, cost savings, innovation and operational efficiencies that may be possible or that we will achieve these benefits within a reasonable period of time.

Risks Relating to Our Common Stock

Our failure to meet the continued listing requirements of the Nasdaq Stock Market has resulted in the delisting of our common stock, which could have negative effects on investor confidence and our ability to raise financing.

On February 12, 2024, we were notified by the Staff of Nasdaq that they have determined to delist our common stock from The Nasdaq Stock Market based upon our non-compliance with the net income standard in Listing Rule 5550(b)(3) and the annual shareholders’ meeting requirement in Listing Rule 5620(a). Trading of our common stock will be suspended at the opening of business on February 14, 2024. Thereafter, Nasdaq will file a Form 25-NSE with the SEC to formally delist our common stock. Nasdaq has not specified the exact date on which the Form 25-NSE will be filed. In connection with the suspension of trading on Nasdaq, we expect that our common stock will trade under its current trading symbol MARK on the OTC Markets system, effective with the open of the markets on the day that Nasdaq notifies the Financial Industry Regulatory Authority of the delisting, which we expect will be February 14, 2024, such that we do not expect any loss of ability to trade our common stock. Though we may request a hearing before the Nasdaq Listing and Hearing Review Council to review the determination, we do not intend to request such a hearing.

On April 27, 2023, we received a written notice from the Nasdaq Listing Qualifications Department notifying us that, pursuant to Nasdaq Listing Rule 5550(b)(3), we are required to maintain a minimum of $500,000 in net income from continuing operations in the most recently completed fiscal year, or two of the last three fiscal years (the “Net Income Standard”). Since our 2022 Form 10-K reported net loss from continuing operations, and as of April 25, 2023, we did not meet the alternative continued listing standards (collectively, with the Net Income Standard, the “Continued Listing Standards”) under Nasdaq Listing Rule 5550(b) of a minimum stockholders' equity of $2.5 million or minimum market value of listed securities of $35 million, we no longer comply with the Continued Listing Standards.

In accordance with Nasdaq Listing Rule 5810(c)(2)(A), on June 12, 2023 we submitted a plan to regain compliance with the Continued Listing Standards to the Nasdaq Listing Qualifications Department. On July 24, 2023, the Nasdaq Listing Qualifications Department notified us that it was granting us until October 24, 2023 (the “Extension Period”) to file a report with the SEC and Nasdaq stating that we have successfully executed our plan to regain compliance with the Continued Listing Standards and that we did in fact regain such compliance. We were not able to regain compliance with the Continued Listing Standards by October 24, 2023 and, on October 26, 2023, we received a staff determination letter from Nasdaq indicating that we did not regain compliance with the Continued Listing Standards and that, unless we request an appeal of Nasdaq’s determination, our common stock was subject to delisting.

We appealed Nasdaq’s delisting determination to a Hearings Panel (the “Panel”) and held a hearing with the Panel on February 1, 2024. On January 16, 2024, we received an additional delisting determination from Nasdaq because we were unable to hold an annual meeting of stockholders within 12 months of the end of our 2022 fiscal year pursuant to Nasdaq rule 5620(a). The determination letter stated that the failure to comply with Nasdaq rule 5620(a) will be considered as part of our hearing with the Panel on February 1, 2024.

Our failure to meet the continued listing requirements as described above resulted in a delisting of our common stock. Not being listed on Nasdaq could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, customers and employees and potential loss of business development opportunities. Our delisting from Nasdaq could adversely affect our ability to raise additional financing through the public or private sale of equity securities, would significantly impact the ability of investors to trade our securities and would negatively impact the value and liquidity of our common stock.

Additionally, our delisting from Nasdaq is an event of default pursuant to to the Amended ELOC Purchase Agreement. At this time, Ionic has agreed to forebear from pursuing its remedies under the Amended ELOC Purchase Agreement as a result of the delisting event of default; however, should Ionic later decide to end the forbearance, we will no longer be able to submit purchase notices to Ionic pursuant to the Amended ELOC Purchase Agreement.

Our stock price has fluctuated considerably and is likely to remain volatile, and various factors could negatively affect the market price or market for our common stock.

The trading price of our common stock has been and may continue to be volatile. From January 1, 2020 through  February 12, 2024 , the high and low sales prices for our common stock were $67.00 and $0.32, respectively (as adjusted for the Reverse Split). The trading price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•general market and economic conditions;

•the low trading volume and limited public market for our common stock; and

•minimal third-party research regarding Remark.

In addition, the stock market in general, and the market prices for Internet-related companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. Such broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.

Holders of our warrants will have no rights as a common stockholder until they exercise their warrants and acquire our common stock.

Until a holder of our warrants acquires shares of our common stock upon exercise of such warrants, such holder will have no rights with respect to shares of our common stock issuable upon exercise of the warrants. Upon exercise of warrants by, the holder shall become entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

A significant number of additional shares of our common stock may be issued under the terms of existing securities, which issuances would substantially dilute existing stockholders and may depress the market price of our common stock.

As of February 12, 2024 , we had outstanding stock options allowing for the purchase of as many as approximately 1.6 million shares of common stock. Also outstanding were (i) an obligation to issue common stock related to the debentures we issued to Ionic in March 2023 and April 2023 (the “Debentures”) and related to draws we have made under a common stock purchase agreement with Ionic, (ii) shares of common stock issuable upon exercise of a warrant we issued to Armistice Capital Master Fund Ltd. in a private placement (the “Investor Warrant”), which is exercisable for up to 423,729 shares of common stock, (iii) warrants to purchase up to an aggregate of 12,712 shares of our common stock issued to A.G.P./Alliance Global Partners and its designees (the “Financial Advisor Warrants”), which are exercisable for up to an aggregate of 12,712 shares of common stock, (iv) warrants we issued as part of the consideration for our acquisition of assets of China Branding Group Limited (“CBG”), providing for the right to purchase 4,000 shares of common stock at a per share exercise price of $100.00 (the “CBG Acquisition Warrants”), and (v) warrants we issued pursuant to a settlement agreement that we entered into with CBG and its joint official liquidators, providing for the right to purchase 571,000 shares of common stock at a per share exercise price of $60.00 (the “CBG Settlement Warrants”).

The Investor Warrant is immediately exercisable and will expire on October 31, 2027. However, we are prohibited from effecting an exercise of the Investor Warrant, and the holder thereof will not have the right to exercise any portion of its Investor Warrant, to the extent that, as a result of such exercise, the warrant holder would beneficially own more than 4.99% of the outstanding shares of our common stock immediately after giving effect to the issuance of shares of issuable upon exercise of the Investor Warrant. The Financial Advisor Warrants are immediately exercisable and will expire on the five-year anniversary of the date of issuance.

The CBG Acquisition Warrants and the CBG Settlement Warrants are exercisable on a cashless basis only, such that they cannot be exercised for the entire amount of shares purchasable under such warrants, and they effectively cannot be exercised to purchase shares of common stock unless the applicable market value of the common stock exceeds the applicable exercise price under the terms thereof.

The issuance of common stock pursuant to the warrants and the Debentures would substantially dilute the proportionate ownership and voting power of existing stockholders, and their issuance, or the possibility of their issuance, may depress the market price of our common stock.

Provisions in our corporate charter documents and under Delaware law could make an acquisition of Remark more difficult, which acquisition may be beneficial to stockholders.

Provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as well as provisions of the General Corporation Law of the State of Delaware (the “DGCL”), which may discourage, delay or prevent a merger with, acquisition of or other change in control of Remark, even if such a change in control would be beneficial to our stockholders, include the following:

•only our Board of Directors (our “Board”) may call special meetings of our stockholders;

•our stockholders may take action only at a meeting of our stockholders and not by written consent;

•we have authorized, undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval.

Additionally, Section 203 of the DGCL prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner. We have not opted out of the restriction under Section 203, as permitted under the DGCL.

The regulation of penny stocks by SEC and FINRA may discourage the tradability of our common stock or other securities.

We will be deemed a “penny stock” company once our common stock is delisted from Nasdaq. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. After our common stock is delisted from Nasdaq, our common stock will be traded on the OTC Markets and will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase “accredited investors” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse’s income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute “penny stocks” within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Inventory in penny stocks have limited remedies in the event of violations of penny stock rules. While the courts are always available to seek remedies for fraud against us, most, if not all, brokerages require their customers to sign mandatory arbitration agreements in conjunctions with opening trading accounts. Such arbitration may be through an independent arbiter. Investors may file a complaint with FINRA against the broker allegedly at fault, and FINRA may be the arbiter, under FINRA rules. Arbitration rules generally limit discovery and provide more expedient adjudication, but also provide limited remedies in damages, usually only the actual economic loss in the account. Investors should understand that if a fraud case is filed against a company in the courts, it may be vigorously defended and may take years and great legal expenses and costs to pursue, which may not be economically feasible for small investors.

That absent arbitration agreements related to brokerage accounts; specific legal remedies available to investors of penny stocks include the following:

If a penny stock is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

If a penny stock is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

The fact that we are a penny stock company will cause many brokers to refuse to handle transactions in the stocks, and may discourage trading activity and volume, or result in wide disparities between bid and ask prices. These may cause investors significant illiquidity of the stock at a price at which they may wish to sell or in the opportunity to complete a sale. Investors will have no effective legal remedies for these illiquidity issues.

Our common stock will in all likelihood be thinly traded and as a result you may be unable to sell at or near ask prices or at all if you need to liquidate your shares.

The shares of our common stock may be thinly-traded on the OTC Market, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of any of our Securities until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our Securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price. We cannot give you any assurance that a broader or more active public trading market for our common Securities will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if they need money or otherwise desire to liquidate their holdings of our common stock.

THE IONIC TRANSACTIONS

General

Pursuant to the Amended ELOC Purchase Agreement, upon the terms and subject to the conditions and limitations set forth therein, we have the right to direct Ionic to purchase up to an aggregate of $50,000,000 of shares of our common stock over the 36-month term of the Amended ELOC Purchase Agreement.

Purchase of Shares under the Amended ELOC Purchase Agreement

We have the right to present Ionic with additional Purchase Notices, each one directing Ionic to purchase any amount up to $3,000,000 of our common stock per trading day, at a per share price equal to 80% (subject to decrease under certain circumstances) of the average of the two lowest VWAPs over a specified measurement period (as described below).

Under the Amended ELOC Purchase Agreement, no later than two trading days after Ionic receives a valid Purchase Notice (the “Regular Purchase Notice Date”), we are required to cause our transfer agent to deliver to Ionic such number of shares of common stock (the “Pre-Settlement Regular Purchase Shares”) equal to the product of (A) the quotient of (y) the purchase amount divided by (z) 80% of the closing price of our common stock on the date immediately preceding the Regular Purchase Notice Date (the “Pre-Settlement Regular Purchase Price”) and as to which Ionic shall be the owner thereof as of such time of delivery of such Pre-Settlement Regular Purchase Shares, multiplied by (B) 125%.

Then, no later than two trading days after the Regular Purchase Measurement Period, as defined below (the “Regular Purchase Settlement Date”), we are required to cause our transfer agent to deliver to Ionic such number of shares of common stock (the “Settlement Regular Purchase Shares”) equal to the purchase amount divided by the Regular Purchase Price, which is equal to 80% (the “RPP Percentage”) of the arithmetic average of the two lowest daily VWAPs during the Regular Purchase Measurement Period; provided, however, that the number of shares of common stock to be delivered on the Regular Purchase Settlement Date shall be reduced by the number of Pre-Settlement Regular Purchase Shares delivered. If the number of Pre-Settlement Regular Purchase Shares delivered to Ionic exceeds the number of Settlement Regular Purchase Shares, then Ionic is required to return the excess shares. The “Regular Purchase Measurement Period” is the period starting on the trading day immediately following the receipt of Pre-Settlement Regular Purchase Shares and ending on the trading day immediately following the date upon which the aggregate dollar volume of our common stock traded on the Nasdaq Capital Market equals five times the purchase amount, in the aggregate, subject to a five trading day minimum. Though the Amended ELOC Purchase Agreement generally only permits us to issue a Purchase Notice when any previous measurement periods have completed, such limitation does not apply (i.e., we can issue Purchase Notices during ongoing measurement periods) as long as the dollar amount of outstanding Purchase Notices for which we have not been able to issue all shares of our common stock related to such Purchase Notices as a result of the Beneficial Ownership Limitation is less than $7,000,000.

With each purchase under the Amended ELOC Purchase Agreement, we are also required to deliver to Ionic the Commitment Shares, which is equal to 2.5% of the number of shares of common stock deliverable upon such purchase. The Commitment Shares shall be issued to Ionic on the Regular Purchase Settlement Date. The number of shares that we can issue to Ionic from time to time under the Amended ELOC Purchase Agreement shall be subject to the Beneficial Ownership Limitation.

In addition, Ionic will not be required to buy any shares of our common stock pursuant to a Purchase Notice on any trading day on which the closing trade price of our common stock is below $0.25 (as amended by the January Letter Agreement). We will control the timing and amount of sales of our common stock to Ionic. Ionic has no right to require any sales by us, and is obligated to make purchases from us as directed solely by us in accordance with the Amended ELOC Purchase Agreement. The Amended ELOC Purchase Agreement provides that we will not be required or permitted to issue, and Ionic will not be required to purchase, any shares under the Amended ELOC Purchase Agreement if such issuance would violate Nasdaq rules, and we may, in our sole discretion, determine whether to obtain stockholder approval to issue shares in excess of 19.99% of our outstanding shares of common stock if such issuance would require stockholder approval under Nasdaq rules.

Pursuant to a letter agreement dated January 5, 2023, the parties agreed, among other things, to waive certain requirements in the Original ELOC Purchase Agreement to allow for a one-time $500,000 purchase under the Original ELOC Purchase Agreement. As partial consideration for the waiver to allow for the $500,000 purchase by Ionic, we issued to Ionic 200,715 shares of our common stock.

Actual sales of Purchase Shares under the Amended ELOC Purchase Agreement to Ionic will depend on a variety of factors to be determined by us from time to time, including, among others, satisfaction of certain conditions including, without limitation, the effectiveness of this and other resale registration statements, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for us and our operations. We expect to use the net proceeds from any sale of shares to Ionic under the Amended ELOC Purchase Agreement for general corporate purposes, which may include working capital, and repayment of our senior debt as described under “Use of Proceeds.”

The purchase price of the Purchase Shares purchased by Ionic under the Amended ELOC Purchase Agreement will be derived from the market prices of our common stock. We will control the timing and amount of future sales, if any, of Purchase Shares to Ionic. Ionic has no right to require us to sell any Purchase Shares to Ionic, but Ionic is obligated to make purchases as we direct, subject to certain conditions.

As of the date of this prospectus, 20,000,000 shares are being registered on the registration statement of which this prospectus forms a part, all of which will be issuable under the Amended ELOC Purchase Agreement. Shares issuable under the Amended ELOC Purchase Agreement, if and when they are sold pursuant to the terms of the Amended ELOC Purchase Agreement, will be sold at a per share price equal to 80% (subject to decrease under certain circumstances) of the average of the two lowest VWAPs over a specified measurement period as described above.

The Amended ELOC Purchase Agreement and the Registration Rights Agreement each contain representations, warranties, covenants, closing conditions and indemnification and termination provisions by, between and for the benefit of the parties which are customary of transactions of this nature. Additionally, sales to Ionic under the Amended ELOC Purchase Agreement may be limited, to the extent applicable, by Nasdaq and SEC rules.

Ionic may not assign or transfer its rights and obligations under the Amended ELOC Purchase Agreement.

Our Termination Rights

While the Original ELOC Purchase Agreement could have been terminated by us if certain conditions to commence had not been satisfied by December 31, 2022, we and Ionic agreed that all conditions for commencement under the Amended ELOC Purchase Agreement were satisfied and the parties have commenced transacting under the Amended ELOC Purchase Agreement. The Amended ELOC Purchase Agreement may also be terminated by us at any time after commencement, at our discretion; provided, however, that if we sold less than $25,000,000 to Ionic (other than as a result of our inability to sell shares to Ionic as a result of the Beneficial Ownership Limitation, our failure to have sufficient shares authorized or our failure to obtain stockholder approval to issue more than 19.99% of our outstanding shares), we will pay to Ionic a termination fee of $500,000, which is payable, at our option, in cash or in shares of common stock, as Additional Commitment Shares, at a price equal to the closing price on the day immediately preceding the date of receipt of the termination notice. Further, the Amended ELOC Purchase Agreement will automatically terminate on the date that we sell, and Ionic purchases, the full $50,000,000 amount under the agreement or, if the full amount has not been purchased, on the expiration of the 36-month term of the Amended ELOC Purchase Agreement.

Events of Default under Amended ELOC Purchase Agreement

Events of default under the Amended ELOC Purchase Agreement include the following:

•the effectiveness of a registration statement registering the resale of the shares of common stock issued to Ionic pursuant to the Amended ELOC Purchase Agreement or Debentures lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or any such registration statement (or the prospectus forming a part thereof) is unavailable to Ionic for resale of any or all of the shares of common stock issuable under the Amended ELOC Purchase Agreement or the Debentures, and such lapse or unavailability continues for a period of ten (10) consecutive business days or for more than an aggregate of thirty (30) business days in any 365-day period;

•the suspension of our common stock from being listed or trading on a principal market, which includes Nasdaq or the OTC Bulletin Board among others, for a period of one (1) business day, provided that we may not direct Ionic to purchase any of our common stock during any such suspension;

•the failure for any reason by us or our transfer agent to deliver the Pre-Settlement Regular Purchase Shares to Ionic within two (2) trading days after the Regular Purchase Notice Date, (ii) the Settlement Regular Purchase Shares to Ionic within two (2) trading days after the Regular Purchase Measurement Period, or (iii) the Commitment Shares to which Ionic is entitled under the Amended ELOC Purchase Agreement in connection with a regular purchase within two (2) trading days after the Regular Purchase Measurement Period;

•we breach any representation or warranty in any material respect, or breach any covenant or other term or condition under the Debenture, Debenture Purchase Agreement or Registration Rights Agreement, and except in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least three (3) consecutive business days;

•if any person commences a proceeding against us pursuant to or within the meaning of any bankruptcy law for so long as such proceeding is not dismissed;

•if we are at any time insolvent, or, pursuant to or within the meaning of any bankruptcy law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors or (v) we are generally unable to pay its debts as the same become due;

•a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian of the Company for all or substantially all of its property, or (iii) orders the liquidation of the Company or any subsidiary for so long as such order, decree or similar action remains in effect; or

•if at any time we are not eligible to transfer our common stock as DWAC shares.
If an Event of Default occurs between the Regular Purchase Notice Date and any time through the Regular Purchase Settlement Date, then (i) the RPP Percentage shall be automatically adjusted to 60% for so long as such Event of Default remains uncured and (ii) Ionic shall be entitled to all the rights under the Amended ELOC Purchase Agreement as if such Event of Default occurred immediately prior to such Regular Purchase Notice Date.

In addition to any other rights and remedies under applicable law and the Amended ELOC Purchase Agreement, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing, the Company shall not deliver to Ionic any Purchase Notice. There is no guarantee that we will not default on our obligations under the ELOC Purchase Agreement or under the Registration Rights Agreement, as defined below, which would require us to pay damages as partial relief to Ionic in either shares or cash or negatively impact our ability to utilize the ELOC.

On January 24, 2024, Ionic notified us that we were in default under the Amended ELOC Purchase Agreement such that the per share price under currently outstanding Purchase Notices (as defined on page 20) is 60% of the average of the two lowest VWAPs over the specified measurement period. Any additional shares sold pursuant to Purchase Notices submitted prior to the date when the registration statement of which this prospectus forms a part is declared effective will be sold at a per share price equal to 60% of the average of the two lowest VWAPs over a specified measurement period, while any shares sold pursuant to Purchase Notices submitted subsequent to the date when the registration statement of which this prospectus forms a part is declared effective will be sold at a per share price equal to 80% (subject to decrease under certain circumstances).
Registration Rights Agreement

Concurrently with entering into the Original ELOC Purchase Agreement, we also entered into registration rights agreement with Ionic (the “Registration Rights Agreement”), in which we agreed to file one or more registration statements, as necessary, to register under the Securities Act of 1933 (the “Securities Act”) the resale of the shares of our common stock issuable to Ionic under the Amended ELOC Purchase Agreement and the shares of common stock that may be issued to Ionic if we fail to comply with our obligations in the Registration Rights Agreement. The SEC has already declared the initial registration statement effective, but we must file any additional registration statements within 14 days of the need to register additional shares arising and use commercially reasonable efforts to have such resale registration statements declared effective by the SEC on or before the earlier of (i) 30 days after filing (or 90 days if such registration statement is subject to full review by the SEC) and (ii) the 2nd business day after we are notified we will not be subject to further SEC review.

If we fail to timely file such registration statements, then we will be required to issue to Ionic, as partial relief for damages to Ionic, 150,000 shares of common stock (the “Filing Default Shares”) within two trading days after such failure. If we fail to have such registration statement declared effective by the specified deadline, then we will be required to issue to Ionic as 150,000 shares of common stock (the “Effectiveness Default Shares”) within two trading days after such failure.

No Short-Selling or Hedging by Ionic

Ionic has agreed that neither it nor any of its agents, representatives and affiliates will engage in any direct or indirect short-selling or hedging of our common stock during any time before termination of the Amended ELOC Purchase Agreement.

Prohibition on Variable Rate Transactions

Until the earlier of the date of termination of the Amended ELOC Purchase Agreement or the 36-month maturity date of the commencement date of the Amended ELOC Purchase Agreement subject to the satisfaction of certain conditions, we are prohibited from effecting or entering into any “Variable Rate Transaction.” For purposes of this prohibition, a “Variable Rate Transaction” is a transaction in which we (i) issue or sell convertible securities, where the conversion, exercise or exchange price is based upon or varies with the trading price of our common stock after the initial issuance of such securities, or the conversion, exercise or exchange price is subject to being reset at some future date or upon the occurrence of specified or contingent events related to our business or the market for our common stock, (ii) issue or sell any securities either at a price that is subject to being reset at some future date or upon the occurrence of specified or contingent events relating to our business or the market for our common stock or that is subject to or contain any put, call, redemption, buy-back, price-reset or other similar provision or mechanism that provides for the issuance of additional equity securities or payment of cash by us, or (iii) enter into any agreement, including without limitation an equity line or at-the-market offering (subject to certain limited exceptions), whereby we may sell shares at a future determined price.

Dilutive Effect on Our Stockholders

All 20,000,000 shares of our common stock registered in this offering which may be issued or sold by us to Ionic under the Amended ELOC Purchase Agreement and Registration Rights Agreement are expected to be freely tradable. It is anticipated that the common stock registered in this offering will be sold by us to Ionic from time to time until the date that is approximately 36 months following the satisfaction of the commencement conditions under the Amended ELOC Purchase Agreement. The sale by Ionic of a significant amount of our common stock registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to Ionic, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately issue or sell to Ionic all, some or none of the shares of common stock available under the Amended ELOC Purchase Agreement. The Purchase Shares that we may sell under the Amended ELOC Purchase Agreement are sold with a forward pricing mechanism and as of the date of this registration statement, the conversion price and the purchase price have yet to be calculated.

Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of our common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to Ionic. If and when we do sell our common stock to Ionic under the Amended ELOC Purchase Agreement, after Ionic has acquired those shares, Ionic may resell all, some or none of such shares at any time or from time to time in its discretion. Therefore, issuances to Ionic by us under the Amended ELOC Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of our common stock to Ionic under the Amended ELOC Purchase Agreement, or if investors expect that we will do so, the actual sales of our common stock or the mere existence of our arrangement with Ionic may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of Purchase Shares to Ionic and the Amended ELOC Purchase Agreement may be terminated by us at any time at our discretion (see subsection entitled “Our Termination Rights” above).

The following table sets forth the amount of gross proceeds we would receive from Ionic from our issuance and sale of 19,512,195 shares to Ionic under the Amended ELOC Purchase Agreement registered hereunder (assuming 487,805 are issuable as Commitment Shares) at varying purchase prices:

Assumed Purchase Price Per Purchase Share (3)	Number of Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Common Stock After Giving Effect to the Issuance to Ionic (2)	Proceeds from the Sale of Common Stock to Ionic Under the Amended ELOC Purchase Agreement
$0.50	19,512,195	25.1%	$9,756,098
$0.75	19,512,195	25.1%	$14,634,146
$1.00	19,512,195	25.1%	$19,512,195
$1.25	19,512,195	25.1%	$24,390,244
$1.50	19,512,195	25.1%	$29,268,293
$1.75	19,512,195	25.1%	$34,146,341
$2.00	19,512,195	25.1%	$39,024,390

(1)We are registering up to 20,000,000 shares of our common stock which would be issuable to Ionic pursuant to the Amended ELOC Purchase Agreement. Of such 20,000,000 shares, 19,512,195 shares would be issuable as Purchase Shares and 487,805 shares would be issuable as Commitment Shares. The above table assumes that sales are made to Ionic without regard for the 4.99% Beneficial Ownership Limitation.

(2)The denominator is based on 38,310,844 shares outstanding as of February 12, 2024 , adjusted to include the issuance of the number of our common stock set forth in the adjacent column which we would have issued to Ionic under the Amended ELOC Purchase Agreement based on the applicable assumed purchase price per Purchase Share.

(3)For the avoidance of any doubt, this price would reflect the purchase price after calculation (i.e., after discounts to the market price of our shares) in accordance with the terms of the Amended ELOC Purchase Agreement.

USE OF PROCEEDS

All of the securities offered by this prospectus are being registered for the account of the selling stockholder. We will not receive any of the proceeds from the sale of these securities. We have agreed to pay all costs, expenses and fees relating to the registration of the securities covered by this prospectus. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of the securities. The prices at which the shares of common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our common stock, by negotiations between the selling stockholder and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

However, we have received $ 10,600,000 in gross proceeds pursuant to prior sales under the Amended ELOC Purchase Agreement and we may receive additional gross proceeds of as much as $39,400,000 from the sale of shares under the Amended ELOC Purchase Agreement to Ionic. We intend to use the net proceeds from any sale of shares to Ionic under the Amended ELOC Purchase Agreement for general corporate purposes, which may include working capital, and repayment of our senior secured loans payable to certain institutional lenders affiliated with Mudrick Capital Management, LP (collectively, “Mudrick”). Such outstanding loans matured on October 31, 2023 and currently bear interest at 22.5% per annum due to continuing events of default. We are actively engaged in discussions with Mudrick regarding a resolution of the events of default and have made progress in such discussion such that we believe we are close to a resolution. This anticipated use of net proceeds from the sale of our common stock to Ionic under the Amended ELOC Purchase Agreement represents our intentions based upon our current plans and business conditions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information with respect to the beneficial ownership of our Common Stock as of February 12, 2024 , by:

•each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding Common Stock;

•each of our directors and named executive officers (“NEOs”); and

•all of our current directors and executive officers as a group.

The amounts and percentages of beneficially-owned Common Stock are reported based upon SEC rules governing the determination of beneficial ownership of securities. The SEC rules:

•deem a person a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of a security, or if that person has or shares investment power, which includes the power to dispose of or to direct the disposition of a security;

•deem a person a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, and securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s ownership percentage; and

•may deem more than one person a beneficial owner of the same securities, and may deem a person a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock. The information relating to our 5% beneficial owners is based on information we received from such holders. The percentage of beneficial ownership is based on 38,310,844 shares of Common Stock outstanding as of February 12, 2024 .

Except as otherwise noted below, the address of persons listed in the following table is:

c/o Remark Holdings, Inc.
800 S. Commerce St.
Las Vegas, Nevada 89106

	Number of Common Stock Shares	Percentage of Outstanding Common Stock Shares
Persons known to beneficially own more than 5%
None
Directors and NEOs
Kai-Shing Tao [1]	1,020,062	2.6%
Theodore Botts [2]	69,767	*
Brett Ratner [3]	35,000	*
Daniel Stein [3]	30,000	*
Elizabeth Xu [3]	15,000	*
All executive officers and directors as a group (5 persons)	1,169,829	3.0%

* Represents holdings of less than 1% of shares outstanding.

1.Consists of (i) 23,474 shares of Common Stock held by Mr. Tao, (ii) 442,275 shares of Common Stock issuable upon exercise of options held by Mr. Tao which are currently exercisable, (iii) 524,631 shares of Common Stock held by Digipac, (iv) 27,500 shares of Common Stock held by Pacific Star Capital and (v) 2,182 shares of Common Stock held by Pacific Star HSW LLC (“Pacific Star HSW”). Mr. Tao, as the manager and a member of Digipac, the Chief Investment Officer and sole owner of Pacific Star Capital, and the control person of Pacific Star HSW, may be deemed to beneficially own the shares of Common Stock beneficially owned by Digipac, Pacific Star Capital and Pacific Star HSW. Mr. Tao disclaims beneficial ownership of the shares of Common Stock beneficially owned by Digipac and Pacific Star HSW, except to the extent of his pecuniary interest therein.

2.Consists of 21,982 shares of Common Stock held by Mr. Botts and 47,785 shares of Common Stock issuable upon exercise of options held by Mr. Botts which are currently exercisable.

3.Consists of shares of Common Stock issuable upon exercise of options which are currently exercisable.

SELLING STOCKHOLDER

The securities offered under this prospectus may be offered from time to time by the selling stockholder named below or by any of their respective pledgees, donees, transferees or other successors-in-interest. As used in this prospectus, the term “selling stockholder” includes the selling stockholder identified below and any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge or other non-sale related transfer. The selling stockholder named below acquired the shares of our common stock being offered under this prospectus directly from us. We issued the securities to the selling stockholder in reliance on an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder.

The following table sets forth as of February 12, 2024 : (1) the name of the selling stockholder for whom we are registering shares of our common stock under the registration statement of which this prospectus is a part, (2) the number of shares of our common stock beneficially owned by the selling stockholder prior to the offering, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (3) the number of shares of our common stock that may be offered by the selling stockholder under this prospectus and (4) the number of shares of our common stock to be owned by the selling stockholder after completion of this offering. We will not receive any of the proceeds from the sale of the shares of our common stock offered under this prospectus. The amounts and information set forth below are based upon information provided to us by the selling stockholder or its representatives, or on our records, as of February 12, 2024 . The percentage of beneficial ownership for the following table is based on 38,310,844 shares of our common stock outstanding as of February 12, 2024 .

To our knowledge, except as indicated in the footnotes to this table, the security holder named in the table has sole voting and investment power with respect to all securities shown in the table to be beneficially owned by the security holder. Except for the convertible subordinated debenture that we issued to Ionic on October 6, 2022 in the original principal amount of $2,778,000, the convertible debenture that we issued on March 14,2023 to Ionic in the original principal amount of $1,667,000 for a purchase price of $1,500,000, which was issued on March 14, 2023, and the convertible debenture issued in April 12, 2023 in the original principal amount of $1,111,000, the selling stockholder has not had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years. In addition, based on information provided to us, the selling stockholder, if an affiliate of broker-dealer, has not purchased the securities outside the ordinary course of business or, at the time of their acquisition of such securities, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the securities. Information concerning the selling stockholder may change from time to time, and any changed information will be set forth in supplements to this prospectus to the extent required.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to the Offering			Number of Shares Being Offered	Shares of Common Stock Beneficially Owned After Completion of the Offering (1)
	Number		Percentage		Number		Percentage
Ionic Ventures, LLC (2)	1,793,361	(3)	4.68%	20,000,000	2,909,711	(3)	4.99%
_______________

(1)Assumes all securities being offered under this prospectus are sold. The percentage of beneficial ownership after completion of the offering is based on 58,310,844 shares of common stock, consisting of 38,310,844 shares of common stock outstanding as of February 12, 2024 and the 20,000,000 shares of common stock being offered under this prospectus.

(2)Brendan O’Neil and Keith Coulston are the managers of Ionic Ventures, LLC and in such capacity have joint voting and dispositive power over shares held by Ionic Ventures, LLC. Mr. O’Neil and Mr. Coulston each disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein. Ionic Ventures, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer. The address of Ionic Ventures, LLC is 3053 Fillmore Street, Ste. 256, San Francisco, CA 94123.

(3)The number of shares held by the selling stockholder prior to and after this offering is limited by the restriction on its ability to beneficially own more than 4.99% of our outstanding common stock pursuant to the Amended ELOC Purchase Agreement and the Debentures.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “MARK”. The last reported sale price of our common stock on Nasdaq on February 12, 2024 was $0.50 per share. On February 12, 2024, we were notified by the Staff of Nasdaq that they have determined to delist our common stock from The Nasdaq Stock Market based upon our non-compliance with the net income standard in Listing Rule 5550(b)(3) and the annual shareholders’ meeting requirement in Listing Rule 5620(a). Trading of our common stock will be suspended at the opening of business on February 14, 2024. Thereafter, Nasdaq will file a Form 25-NSE with the SEC to formally delist our common stock. Nasdaq has not specified the exact date on which the Form 25-NSE will be filed. In connection with the suspension of trading on Nasdaq, we expect that our common stock will trade under its current trading symbol MARK on the OTC Markets system, effective with the open of the markets on the day that Nasdaq notifies the Financial Industry Regulatory Authority of the delisting, which we expect will be February 14, 2024, such that we do not expect any loss of ability to trade our common stock. Though we may request a hearing before the Nasdaq Listing and Hearing Review Council to review the determination, we do not intend to request such a hearing.

Holders of Record

As of February 12, 2024 , we had approximately 73 holders of record of our common stock. Because many of our shares of common stock are held by brokers and other institutions on behalf of stockholders, this number is not indicative of the total number of stockholders.

Dividends

We have not declared or paid cash dividends to stockholders since inception. We currently intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to pay cash dividends on our common stock will be made at the discretion of our Board of Directors and will depend on various factors, including applicable laws, our results of operations, financial condition, future prospects, the terms of our outstanding indebtedness, and any other factors deemed relevant by our Board of Directors.

Issuer Purchases of Equity Securities

None.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the accompanying “Index to Consolidated Financial Statements” included in this prospectus. Data as of and for the periods ended December 31, 2022 and 2021 has been derived from our audited financial statements included in this prospectus. Data as of and for the three and nine months ended September 30, 2023 and 2022 has been derived from our unaudited condensed financial statements included in this prospectus. Results for any interim period should not be construed as an inference of what our results would be for any full fiscal year or future period. This discussion and other parts of this prospectus contain forward-looking statements, such as those relating to our plans, objectives, expectations, intentions, and beliefs, which involve risks and uncertainties. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included elsewhere in this prospectus.

Overview

We are a diversified global technology business with leading AI and data-analytics, as well as a portfolio of digital media properties.

Our Business

Corporate Structure

We are a holding company incorporated in Delaware and not a Chinese operating company. As a holding company, we conduct most of our operations through our subsidiaries, each of which is wholly owned. Until September 2022, we had historically conducted a significant part of our operations through contractual arrangements between our WFOE and certain VIEs based in China to address challenges resulting from laws, policies and practices that may disfavor foreign-owned entities that operate within industries deemed sensitive by the Chinese government. We were the primary beneficiary of the VIEs because the contractual arrangements governing the relationship between the VIEs and our WFOE, which included an exclusive call option agreement, exclusive business cooperation agreement, a proxy agreement and an equity pledge agreement, enabled us to (i) exercise effective control over the VIEs, (ii) receive substantially all of the economic benefits of the VIEs, and (iii) have an exclusive call option to purchase, at any time, all or part of the equity interests in and/or assets of the VIEs to the extent permitted by Chinese laws. Because we were the primary beneficiary of the VIEs, we consolidated the financial results of the VIEs in our consolidated financial statements in accordance with GAAP.

We terminated all of the contractual arrangements between the WFOE and the VIEs and exercised our rights under the exclusive call option agreements between the WFOE and the VIEs such that, effective as of September 19, 2022, we obtained 100% of the equity ownership of the entities we formerly consolidated as VIEs and which we now consolidate as wholly-owned subsidiaries.

The following diagram illustrates our corporate structure, including our significant subsidiaries, as of the date of this prospectus. The diagram omits certain entities which are immaterial to our results of operations and financial condition.

We are subject to certain legal and operational risks associated with having a significant portion of our operations in China. Chinese laws and regulations governing our current business operations, including the enforcement of such laws and regulations, are sometimes vague and uncertain and can change quickly with little advance notice. The Chinese government may intervene in or influence the operations of our China-based subsidiaries at any time and may exert more control over offerings conducted overseas and/or foreign investment in

China-based issuers, which could result in a material change in our operations and/or the value of our securities. In addition, any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or become worthless. In recent years, the Chinese government adopted a series of regulatory actions and issued statements to regulate business operations in China, including those related to the use of variable interest entities, cybersecurity, data security, export control and anti-monopoly concerns. As of the date of this prospectus, we have neither been involved in any investigations on cybersecurity review initiated by any Chinese regulatory authority, nor received any inquiry, notice or sanction. As of the date of this prospectus, no relevant laws or regulations in China explicitly require us to seek approval from the CSRC for any securities listing. As of the date of this prospectus, we have not received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other Chinese governmental authorities relating to securities listings. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not all been issued. It is highly uncertain what potential impact such modified or new laws and regulations will have on our ability to conduct our business, accept investments or list or maintain a listing on a U.S. or foreign exchange.

As of the date of this prospectus, we are not required to seek permissions from the CSRC, the CAC or any other entity that is required to approve our operations in China. Nevertheless, Chinese regulatory authorities may in the future promulgate laws, regulations or implement rules that require us or our subsidiaries to obtain permissions from such regulatory authorities to approve our operations or any securities listing.

Holding Foreign Companies Accountable Act

The HFCA Act was enacted on December 18, 2020. The HFCA Act states that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such shares from being traded on a national securities exchange or in the over the counter trading market in the United States. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction. The Consolidated Appropriations Act, 2023, which was signed into law on December 29, 2022, amended the HFCA Act to reduce the number of consecutive non-inspection years required to trigger the trading prohibition under the HFCA Act from three years to two years.

On December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by Chinese and Hong Kong authorities in those jurisdictions.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed the Protocol, taking the first step toward opening access for the PCAOB to completely inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong.

On December 15, 2022, the PCAOB vacated its 2021 determination that the positions taken by authorities in mainland China and Hong Kong prevented it from inspecting and investigating completely registered public accounting firms headquartered in those jurisdictions. In view of the PCAOB’s decision to vacate its 2021 determination and until such time as the PCAOB issues any new adverse determination, the SEC has stated that there are no issuers at risk of having their securities subject to a trading prohibition under the HFCA Act. Each year, the PCAOB will reassess its determinations on whether it can inspect and investigate completely audit firms in China, and if, in the future, the PCAOB determines it cannot do so, or if Chinese authorities do not allow the PCAOB complete access for inspections and investigations for two consecutive years, companies engaging China-based public accounting firms would be delisted pursuant to the HFCA Act.

Our auditor, Weinberg & Company, an independent registered public accounting firm headquartered in the United States is currently subject to PCAOB inspections and has been inspected by the PCAOB on a regular basis. However, if the PCAOB is unable to inspect the work papers of our accounting firm in the future, such lack of inspection could cause trading in our common stock to be prohibited under the HFCA Act, and as a result, an exchange may determine to delist our common stock. The delisting and the cessation of trading of our common stock, or the threat of our common stock being delisted and prohibited from being traded, may materially and adversely affect the value of our common stock.

Transfer of Cash or Assets

Dividend Distributions

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to Remark.

We have never declared or paid dividends or distributions on our common equity. We currently intend to retain all available funds and any future consolidated earnings to fund our operations and continue the development and growth of our business; therefore, we do not anticipate paying any cash dividends.

Under Delaware law, a Delaware corporation’s ability to pay cash dividends on its capital stock requires the corporation to have either net profits or positive net assets (total assets less total liabilities) over its capital. If we determine to pay dividends on any of our common stock in the future, as a holding company, we may rely on dividends and other distributions on equity from our subsidiaries for cash requirements, including the funds necessary to pay dividends and other cash contributions to our stockholders.

Our WFOE’s ability to distribute dividends is based upon its distributable earnings. Current Chinese regulations permit our WFOE to pay dividends to its shareholder only out of its registered capital amount, if any, as determined in accordance with Chinese accounting standards and regulations, and then only after meeting the requirement regarding statutory reserve. If our WFOE incurs debt in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Any limitation on the ability of our WFOE to distribute dividends or other payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business. In addition, any cash dividends or distributions of assets by our WFOE to its stockholder are subject to a Chinese withholding tax of as much as 10%.

The Chinese government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. If we are unable to receive all of the revenues from our operations through our China-based subsidiaries, we may be unable to pay dividends on our common stock.

AI Business

We generate revenue by using the proprietary data and AI software platform we developed to deliver AI-based computer vision products, computing devices and software-as-a-service solutions for businesses in many industries. We continue to partner with top universities on research projects targeting algorithm, artificial neural network and computing architectures which we believe will keep us among the leaders in technology development.

The primary focus of our business is promoting and facilitating the safety of our customers and their customers through our Smart Safety Platform (the “SSP”). The SSP, having won numerous industry and government benchmark tests for accuracy and speed, is a leading software solution for using computer vision to detect persons, objects and behavior in video feeds. Real-time alerts from the SSP allow operations staff to respond rapidly to prevent any events or activities that can endanger public security or workplace safety.

We deploy the SSP to integrate with each customer’s IT infrastructure, including, in many cases, cameras already in place at the customer’s location(s). When necessary, we also sell and deploy hardware to create or supplement the customer’s monitoring capabilities. Such hardware includes, among other items, cameras, edge computing devices and/or our Smart Sentry units. The Smart Sentry is a large mobile camera unit with a telescoping mast on which a high-quality camera is mounted. Based upon customer needs, the camera may have either standard vision and/or thermal vision capability. The camera works in conjunction with an edge computing device that is also mounted to the unit. The Smart Sentry is an example of how we incorporate the SSP in modern IT architectural concepts, including edge computing and micro-service architectures. Edge computing, for example, allows the SSP to conduct expensive computing tasks at distributed locations without requiring large data transmission over the internet, thereby dramatically reducing costs while integrating numerous and varied sensors at distributed locations.

We customize and sell our innovative AI-based computer vision products and solutions, including the SSP, to customers in the retail, construction, public safety, workplace safety and public sector markets. We have also developed versions of our solutions for application in the transportation and energy markets.

Overall Business Outlook

Two primary factors have been affecting our business in recent quarters and occupying our focus as we plan for the future. While we have been dealing with a slow economic recovery in China as municipalities and businesses there try to return to fully-normalized operations following strict preventative measures related to the COVID-19 pandemic, political tensions between the U.S. and China have continued to increase over recent months to a point that such tensions have also impacted our ability to complete projects in China as quickly as we have in the past and as quickly as we had planned during 2023. Management is optimistic that tensions between the U.S. and China will begin to relax after the most-recent summit between such countries’ leaders, but we expect that we may continue to face difficult-to-predict operating results in China for approximately the next 12 months.

While we will continue to work with customers in China, we have been responding to the pandemic-related challenges and political tensions by looking for opportunities to expand our business in the Asia-Pacific region outside of China, where we believe there still are fast-growth AI market opportunities for our solutions, as well as by spending increasing amounts of effort over the past several quarters developing business opportunities in the United States, the U.K., and in Central and South America, where we see demand for AI products and solutions in the workplace, government and public safety markets. During the nine months ended September 30, 2023, we began sales in the U.K. and Brazil, while during the three months ended September 30, 2023, we successfully signed initial contracts to expand our sales into Colombia, Malaysia, and India. Given the lack in those three respective countries and in Brazil of AI companies specializing in computer vision, we believe we have a first-mover advantage with regard to targeting the same industries that we have successfully targeted in China and which we have targeted in the U.S. and U.K. In addition, we anticipate expanding sales into the Middle East during the first quarter of 2024.

In conjunction with the geographic diversification of our business, we believe we can more rapidly and more efficiently develop and increase our market presence in the various industries that we have identified as being most important by establishing business relationships with channel partners. To that end, we have been discussing such relationship possibilities with large, established players in the information technology and burgeoning AI space which could provide us with access to their respective online marketplaces and other sales channels as well.

Despite our efforts, the COVID-19 pandemic, as well as economic and geopolitical conditions in some international regions, could continue to affect our business and we cannot be sure what the ultimate effects will be. We will continue to pursue geographic diversification, but anticipating when, or if, we can close on the opportunities in front of us is difficult. In addition, we may face a large number of well-known competitors which would make deploying our software solutions in the market segments we have identified difficult.

Inflation and Supply Chain

Other than the impact of inflation on the general economy, we do not believe that inflation has had a material effect on our operations to date. However, there is a risk that our operating costs could be subject to inflationary pressures in the future, which would have the effect of increasing our operating costs and cause additional stress on our working capital resources.

The high level of political tension described above has affected our ability to work with certain vendors in a timely manner. Though we have been able to complete contracts with our customers in China, such political tension has caused delays in the speed at which we can work with certain vendors to deploy our services and complete contracts in China. Also, as we work to increase our sales of computer-vision products and services in the U.S., Europe and South America and thereby geographically diversify our business, we could be subjected to the risk of supply chain disruptions with regard to high-technology products such as servers and related equipment that we use to train our AI software algorithms and which we plan to sell to customers to support operation of our computer-vision products and services.

Critical Accounting Policies

Management’s discussion and analysis of our results of operations and liquidity and capital resources is based upon our financial statements. We prepare our financial statements in conformity with U.S. GAAP. Certain of our accounting policies require that we apply significant judgment in determining the estimates and assumptions for calculating estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. We use, in part, our historical experience, terms of existing contracts, observance of trends in the industry and information obtained from independent valuation experts or other outside sources to make our judgments. We cannot assure you that our actual results will conform to our estimates. We regularly evaluate these estimates and assumptions, particularly in areas we consider to be critical accounting estimates, where changes in estimates and assumptions could have a material impact on our results of operations, financial position and, generally to a lesser extent, cash flows.

Senior management and the Audit Committee of the Board of Directors have reviewed the disclosures included herein about our critical accounting estimates, and have reviewed the processes to determine those estimates.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the period. Estimates incorporated into our consolidated financial statements include the reserve for bad debt, inventory reserve, the fair value of stock options issued under our equity incentive plans, and the estimated cash flows we use in assessing the recoverability of long-lived assets. Actual results could differ from those estimates.

Accounting for Share-Based Compensation

For grants of restricted stock or restricted stock units, we measure fair value using the closing price of our stock on the measurement date, while we use the Black-Scholes-Merton option pricing model (the “BSM Model”) to estimate the fair value of stock options and similar instruments awarded.

The BSM Model requires the following inputs:

•Expected volatility of our stock price. We analyze the historical volatility of our stock price utilizing daily stock price returns, and we also review the stock price volatility of certain peers. Using the information developed from such analysis and our judgment, we estimate how volatile our stock price will be over the period we expect the stock options will remain outstanding.

•Risk-free interest rate. We estimate the risk-free interest rate using data from the Federal Reserve Treasury Constant Maturity Instruments H.15 Release (a table of rates downloaded from the Federal Reserve website) as of the valuation date for a security with a remaining term that approximates the period over which we expect the stock options will remain outstanding.

•Stock price, exercise price and expected term. We use an estimate of the fair value of our common stock on the measurement date, the exercise price of the option, and the period over which we expect the stock options will remain outstanding.

We do not currently issue dividends, but if we did so, then we would also include an estimated dividend rate as an input to the BSM model. Generally speaking, the BSM model tends to be most sensitive to changes in stock price, volatility or expected term.

We measure compensation expense as of the grant date for granted equity-classified instruments and as of the settlement date for granted liability-classified instruments (meaning that we re-measure compensation expense at each balance sheet date until the settlement date occurs).

Once we measure compensation expense, we recognize it over the requisite service period (generally the vesting period) of the grant, net of forfeitures as they occur.

Recently Issued Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2020-06 (“ASU 2020-06”), Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models will result in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The ASU also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. With regard to our financial reporting, ASU 2020-06 will be effective January 1, 2024, and early adoption is permitted, but no earlier than January 1, 2021, including interim periods within that year. We are currently evaluating what effect(s) the adoption of ASU 2020-06 may have on our consolidated financial statements, but we do not believe the impact of the ASU will be material to our financial position, results of operations and cash flows. The effect will largely depend on the composition and terms of the financial instruments at the time of adoption.

Results of Operations

Business Developments During 2023

China’s response to the COVID-19 pandemic, known as the Zero-COVID policy, included lockdowns and/or other severe restrictions on business and daily life in China, which made it difficult for us to interact with our clients and vendors through at least December 2022. As described above, such preventative measures, in addition to a high level of political tension between the U.S. and China, have had lingering economic and operational effects which have made it difficult for us to complete as many projects in China during the nine months ended September 30, 2023 as compared to the same period of the previous year. Our customers have only slowly been able to restart stalled projects or begin new ones. The majority of our completed work was related to a large telecommunications provider in China and concrete producers. We completed certain projects in China during the three months ended September 30, 2023 worth approximately $1.4 million, but the agreement has not yet met the criteria for revenue recognition. Cost associated with the projects for which the agreement has not yet met the criteria for revenue recognition was approximately $1.2 million.

Also, during the three months ended September 30, 2023, we successfully signed initial contracts to expand our sales into Colombia, Malaysia, and India. We have not yet recognized any revenue from such new contracts, and we recognize that these are just the first steps into new markets.

The following table presents our revenue categories as a percentage of total consolidated revenue during the three and nine months ended September 30, 2023 and 2022.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
AI-based products and services	95%	95%	96%	97%
Advertising and other	5%	5%	4%	3%

The following tables summarize our operating results for the nine months ended September 30, 2023, and the discussion following the table explains material changes in such operating results compared to the nine months ended September 30, 2022.

(dollars in thousands)	Three Months Ended September 30,		Change
	2023	2022	Dollars	Percentage
Revenue, including amounts from China Business Partner	$183	$2,812	$(2,629)	(93)%

Cost of revenue	254	2,459	(2,205)	(90)%
Sales and marketing	340	270	70	26%
Technology and development	768	41	727	1,773%
General and administrative	2,843	6,726	(3,883)	(58)%
Depreciation and amortization	107	43	64	149%
Total cost and expense	4,312	9,539

Interest expense	(949)	(1,365)	416	(30)%
Finance cost related to obligations to issue common stock	(2,086)	—	(2,086)
Loss on investment	—	(348)	348	(100)%
Other gain (loss), net	(8)	(493)	485	(98)%
Provision for income taxes	—	9	(9)	(100)%
Net loss	(7,172)	(8,924)	1,752	(20)%

(dollars in thousands)	Nine Months Ended September 30,		Change
	2023	2022	Dollars	Percentage
Revenue, including amounts from China Business Partner	$4,176	$10,037	$(5,861)	(58)%

Cost of revenue	3,220	8,576	(5,356)	(62)%
Sales and marketing	1,093	606	487	80%
Technology and development	1,504	1,004	500	50%
General and administrative	8,920	14,598	(5,678)	(39)%
Depreciation and amortization	178	121	57	47%
Impairments	392	—	392
Total cost and expense	15,307	24,905

Interest expense	(3,351)	(5,325)	1,974	(37)%
Finance cost related to obligations to issue common stock	(6,712)	—	(6,712)
Loss on investment	—	(26,356)	26,356	(100)%
Other gain (loss), net	(14)	(342)	328	(96)%
Provision for income taxes	—	9	(9)	(100)%
Net loss	(21,208)	(46,882)	25,674	(55)%

Revenue and Cost of Revenue. During the three months ended September 30, 2023, our project completions slowed in China as business and economic recovery efforts that began after China lifted most of its onerous COVID-19 related restrictions at the end of 2022, as well as the noted political tensions between the U.S. and China, continued to make it more difficult than expected for us to complete projects on a steadily increasing pace. As a result of completing fewer projects than expected, revenue lagged behind our performance in the same period of the prior year, which period included projects associated with our work with an unrelated entity (our China Business Partner).

During the nine months ended September 30, 2023, we were unable to complete as many projects in China as we did in the same period of the prior year, primarily due to the slow and methodical business and economic recovery efforts that are ongoing after China lifted most of its onerous COVID-19 related restrictions at the end of 2022.

Cost of revenue during the three and nine months ended September 30, 2023 decreased, in conjunction with the decreases in project completions described above.

Sales and marketing. The addition in late 2022 of three new personnel, including two executive positions, on our sales team caused an increase of $0.3 million in payroll and related expense during the nine months ended September 30, 2023.

Technology and Development. During the three months ended September 30, 2022, we reclassified a refundable tax credit we received from the government of the United Kingdom resulting from our research and development activities in its jurisdiction from Other gain to technology and development expense. The current-year tax credit was recorded in a previous quarter during 2023. A modest increase in consulting related to our research and development activities also contributed to the increase in technology and development expense.

During the three months ended September 30, 2023, an increase in consulting related to our research and development activities caused the increase in technology and development expense.

General and administrative. During the three months ended September 30, 2023, we did not have to record any reserve for doubtful accounts, while during the comparable period of the prior year we had to re-evaluate the amounts receivable from customers based on what was then recent information and, as a result, we increased our reserve for doubtful accounts by $2.3 million. We experienced a decrease of approximately $0.8 million in legal and other professional fees primarily because the three months ended September 30, 2022 included expense related to financings and the filing of amendments to registration statements whereas we did not have similar activity during the three months ended September 30, 2023. Also contributing to the overall decrease in general and administrative expense was a decrease of $0.3 million in certain expenses related to business development, including short-term work space rentals. Finally, our share-based compensation expense decreased by $0.5 million due to a large batch of stock options with a grant date of July 8, 2021 becoming fully expensed in January 2023, in comparison to having three months of expense recognition during the three months ended September 30, 2022 and due to the decrease in the number of outstanding China Cash Bonuses.

During the nine months ended September 30, 2023, we did not have to record any reserve for doubtful accounts, while during the comparable period of the prior year we had to re-evaluate the amounts receivable from customers based on what was then recent information and, as a result, we increased our reserve for doubtful accounts by $2.3 million. We experienced a decrease of approximately $0.8 million in legal and other professional fees primarily because the nine months ended September 30, 2022 included expense related to financings and the filing of amendments to registration statements whereas we did not have similar activity during the three months ended September 30, 2023. Also contributing to the overall decrease in general and administrative expense was a decrease of $1.5 million in certain expenses related to business development, including short-term work space rentals. Finally, our share-based compensation expense decreased by $1.3 million due to a large batch of stock options with a grant date of July 8, 2021 becoming fully expensed in January 2023, in comparison to having nine months of expense recognition during the nine months ended September 30, 2022 and due to the decrease in the number of outstanding China Cash Bonuses.

Impairments. During the nine months ended September 30, 2023, we determined that certain costs that we had capitalized to software development in progress would no longer be recoverable and we recorded an impairment of approximately $0.2 million. Also, we recorded an impairment of approximately $0.2 million related to certain prepaid expense amounts which were deemed unrecoverable.

Interest expense. We executed the Original Mudrick Loan Agreements in December 2021, pursuant to which we obtained the Original Mudrick Loans in the aggregate principal amount of $30.0 million. During the nine months ended September 30, 2022, we recorded in interest expense approximately $2.2 million of amortization of debt discount and debt issuance cost related to the Original Mudrick Loans, but did not have any such amortization during the nine months ended September 30, 2023 because the debt discount and debt issuance cost were fully amortized during 2022. Interest expense also decreased because significantly less debt principal was outstanding on the Original Mudrick Loans during the three and nine months ended September 30, 2023 than during the same period of the prior year, even though the interest rate had increased from 16.5% to 20.5%. Partially offsetting the decreases in interest expense was the amendment and extension fee of approximately $0.8 million we recorded in relation to our entry on March 14, 2023 into the New Mudrick Loan Agreement described, along with the Original Mudrick Loan Agreements, in Note 10 in the Notes to Unaudited Condensed Consolidated Financial Statements included in the registration statement of which this prospectus is a part.

Finance Cost Related to Obligations to Issue Common Stock. The finance cost during the three and nine months ended September 30, 2023 resulted from the establishment and remeasurement of obligations to issue our common stock that we incurred in relation to the debentures we issued to Ionic in 2022 and 2023, as well as the ELOC Advances we received from Ionic, all of which is described in Note 11 in the Notes to Unaudited Condensed

Consolidated Financial Statements included in the registration statement of which this prospectus is a part. We had no similar transactions during the three and nine months ended September 30, 2022.

Loss on investment. On July 1, 2021, as the result of a business combination involving a U.S.-based venture, Sharecare, Inc. (“Legacy Sharecare”) and Falcon Capital Acquisition Corp., a special purpose acquisition company, the common stock of the surviving entity of such business combination (“New Sharecare”) became listed on the Nasdaq Stock Market LLC and our equity in Legacy Sharecare converted into cash and shares of publicly traded common stock of New Sharecare. As a result of the common stock of New Sharecare being traded on a national securities exchange, we were able to remeasure our investment at fair value. Since July 1, 2021, the value of the New Sharecare stock steadily declined, which caused the losses on investment during the three and nine months ended September 30, 2022. On July 11, 2022, we delivered our remaining 6,250,000 shares of New Sharecare to our lender at their request and, as a result, we did not maintain investments during the nine months ended September 30, 2023.

Other gain (loss), net. During the nine months ended September 30, 2022, we accrued $0.4 million of liquidated damages during the second quarter of 2022 related to the Armistice Resale Registration Statement which became effective after the time frame during which we were required to ensure it became effective. We had no similar activity during the nine months ended September 30, 2023.

Liquidity and Capital Resources

Overview

During the nine months ended September 30, 2023, and in each fiscal year since our inception, we have incurred net losses which have resulted in a stockholders’ deficit of $32.9 million as of September 30, 2023. Additionally, our operations have historically used more cash than they have provided. Net cash used in operating activities was $9.1 million during the nine months ended September 30, 2023. As of September 30, 2023, our cash balance was $0.3 million. Our history of recurring operating losses, working capital deficiencies and negative cash flows from operating activities give rise to, and management has concluded that there is, substantial doubt regarding our ability to continue as a going concern.

Mudrick Loans

On December 3, 2021, we entered into the Original Mudrick Loan Agreements pursuant to which we incurred the Original Mudrick Loans in the aggregate principal amount of $30.0 million. The Original Mudrick Loans initially bore interest at 16.5% per annum until the original maturity date of July 31, 2022 and, following an amendment we entered into with Mudrick in August 2022, bore interest at 18.5% per annum. The amendment also extended the maturity date of the Original Mudrick Loans from July 31, 2022 to October 31, 2022. However, we did not make the required repayment of the Original Mudrick Loans by October 31, 2022, which constituted an event of default under the Original Mudrick Loans and triggered an increase in the interest rate under the Original Mudrick Loans to 20.5%.

On March 14, 2023, we entered into the New Mudrick Loan Agreement pursuant to which all of the Original Mudrick Loans were cancelled in exchange for the New Mudrick Notes in the aggregate principal amount of approximately $16.3 million. The New Mudrick Notes bear interest at a rate of 20.5% per annum, which shall be payable on the last business day of each month commencing on May 31, 2023. The interest rate will increase by 2% and the principal amount outstanding under the New Mudrick Notes and any unpaid interest thereon may become immediately due and payable upon the occurrence of any event of default under the New Mudrick Loan Agreement. All amounts outstanding under the New Mudrick Notes, including all accrued and unpaid interest, will be due and payable in full on October 31, 2023. See Note 10 in the Notes to Unaudited Condensed Consolidated Financial Statements included in the registration statement of which this prospectus is a part for additional information regarding the New Mudrick Notes.

To secure the payment and performance of the obligations under the Original Mudrick Loan Agreements and the New Mudrick Loan Agreement, we, together with the Guarantors, have granted to TMI Trust Company, as the collateral agent for the benefit of Mudrick, a first priority lien on, and security interest in, all assets of Remark and the Guarantors, subject to certain customary exceptions.

In connection with our entry into the Original Mudrick Loan Agreements, we paid to Mudrick an upfront fee equal to 5.0% of the amount of the Original Mudrick Loans, which amount was netted against the drawdown of the Original Mudrick Loans. We recorded the upfront fee as a debt discount of $1.5 million, and recorded debt issuance cost totaling $1.1 million. We amortized the discount on the Original Mudrick Loans and the debt issuance cost over the life of the Original Mudrick Loans and, during the year ended December 31, 2022, we amortized $2.2 million of such discount and debt issuance cost. In consideration for the amendment we entered into with Mudrick in August 2022, we paid Mudrick an amendment and extension fee in the amount of 2.0% of the then unpaid principal balance of the Original Mudrick Loans, which was approximately $0.3 million, by adding such amount to the principal balance of the Original Mudrick Loans.

As of the date of this prospectus, the principal amount outstanding, together with interest on the unpaid principal balance of the New Mudrick Notes, is approximately $17.4 million.

Ionic Transactions

On October 6, 2022, we entered into the 2022 Debenture Purchase Agreement with Ionic, pursuant to which we issued the 2022 Debenture to Ionic for a purchase price of $2.5 million.

In connection with the 2022 Debenture, on October 6, 2022, we also entered into the ELOC Purchase Agreement, which provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right to direct Ionic to purchase up to an aggregate of $50.0 million of shares of our common stock over the 36-month term of the ELOC Purchase Agreement. Under the ELOC Purchase Agreement, after the satisfaction of certain commencement conditions, we have the right to present Ionic with a purchase notice directing Ionic to purchase any amount up to $3.0 million of our common stock per trading day, at the purchase price equal to 90% (or 80% if our common stock is not then trading on Nasdaq) of the average of the five lowest VWAPs of our common stock over a specified measurement period. With each purchase under the ELOC Purchase Agreement, we are required to deliver to Ionic an additional number of shares equal to 2.5% of the number of shares of common stock deliverable upon such purchase.

On November 7, 2022, we entered into an amendment to the 2022 Debenture Purchase Agreement with Ionic, pursuant to which we and Ionic agreed to amend and restate the 2022 Debenture to provide that (i) in no event will the conversion price under the 2022 Debenture be below a floor price of $0.10 (such price, as may be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction, the “Floor Price”), and (ii) in the event the actual conversion price is less than the Floor Price, (A) Ionic will be entitled to that number of settlement conversion shares issuable with an assumed conversion price equal to the Floor Price, and (B) we will be required to make a cash payment to Ionic on or prior to the maturity date of an amount that is calculated by subtracting the number of shares of common stock issuable at an assumed conversion price equal to the Floor Price from the number of shares of common stock issuable at the actual conversion price, multiplied by a price equal to the average of the ten lowest VWAPs during the specified measurement period.

On January 5, 2023, we and Ionic entered the Letter Agreement which amended the ELOC Purchase Agreement. Under the Letter Agreement, the parties agreed, among other things, to (i) amend the floor price below which Ionic will not be required to buy any shares of our common stock under the ELOC Purchase Agreement from $0.25 to $0.20, determined on a post-reverse split basis, (ii) amend the per share purchase price for purchases under the ELOC Purchase Agreement to 90% of the average of the two lowest daily VWAPs over a specified measurement period, which will commence at the conclusion of the applicable measurement period related to the 2022 Debenture and (iii) waive certain requirements in the ELOC Purchase Agreement to allow for a one-time $0.5 million purchase under the ELOC Purchase Agreement.

On March 14, 2023, we entered into the 2023 Debenture Purchase Agreement with Ionic pursuant to which we authorized the issuance and sale of two convertible subordinated debentures in the aggregate principal amount of approximately $2.8 million for an aggregate purchase price of $2.5 million. The first debenture is in the original principal amount of approximately $1.7 million for a purchase price of $1.5 million, which was issued on March 14,

2023, and the second debenture is in the original principal amount of approximately $1.1 million for a purchase price of $1.0 million, which was issued on April 12, 2023.

On September 15, 2023, we and Ionic entered into a letter agreement (the “September 2023 Letter Agreement”) which amends the Purchase Agreement, dated as of October 6, 2022, by and between Remark and Ionic, and as previously amended on January 5, 2023 (the “ELOC Purchase Agreement”). The September 2023 Letter Agreement superceded two previous letter agreements we entered into with Ionic, one in July 2023 and another in August 2023.

Under the September 2023 Letter Agreement, the parties agreed, among other things, to (i) allow Remark to deliver one or more irrevocable written notices (“Exemption Purchase Notices”) to Ionic in a total aggregate amount not to exceed $20.0 million, which total aggregate amount shall be reduced by the aggregate amount of previous Exemption Purchase Notices, (ii) amend the per share purchase price for purchases under an Exemption Purchase Notice to 80% of the average of the two lowest daily volume-weighted average prices (“VWAPs”) over a specified measurement period, (iii) amend the definition of the specified measurement period to stipulate that, for purposes of calculating the final purchase price, such measurement period begins the trading day after Ionic pays Remark the amount requested in the purchase notice, while the calculation of the dollar volume of Remark common stock traded on the principal market to determine the length of the measurement period shall begin on the trading day after the previous measurement period ends, iv) that any additional Exemption Purchase Notices that are not in accordance with the terms and provisions of the Purchase Agreement shall be subject to Ionic’s approval, v) to amend section 11(c) of the ELOC Purchase Agreement to increase the Additional Commitment Fee from $0.5 million to $3.0 million and vi) that by September 29, 2023, the parties will amend the Debenture Transaction Documents to include a so-called Most Favored Nation provision that will provide Ionic with necessary protection against any future financing, settlement, exchange or other transaction whether with an existing or new lender, investor or counterparty, and that, if such amendment is not made by September 29, 2023, the Additional Commitment Fee shall be further increased to approximately $3.8 million.

See Note 11 in the Notes to Unaudited Condensed Consolidated Financial Statements included in the registration statement of which this prospectus is a part for additional detail on the Ionic transactions.

General

Our history of recurring operating losses, working capital deficiencies and negative cash flows from operating activities give rise to substantial doubt regarding our ability to continue as a going concern.

We intend to fund our future operations and meet our financial obligations through revenue growth from our AI offerings, as well as through sales of our thermal-imaging products. We cannot, however, provide assurance that revenue, income and cash flows generated from our businesses will be sufficient to sustain our operations in the twelve months following the filing of this prospectus. As a result, we are actively evaluating strategic alternatives including debt and equity financings.

Conditions in the debt and equity markets, as well as the volatility of investor sentiment regarding macroeconomic and microeconomic conditions (in particular, as a result of the COVID-19 pandemic, global supply chain disruptions, inflation and other cost increases, and the geopolitical conflict in Ukraine), will play primary roles in determining whether we can successfully obtain additional capital.

A variety of factors, many of which are outside of our control, affect our cash flow; those factors include the effects of the COVID-19 pandemic, regulatory issues, competition, financial markets and other general business conditions. Based on financial projections, we believe that we will be able to meet our ongoing requirements for at least the next 12 months with existing cash and based on the probable success of one or more of the following plans:

•develop and grow new product line(s)

•obtain additional capital through equity issuances.

However, projections are inherently uncertain and the success of our plans is largely outside of our control. As a result, there is substantial doubt regarding our ability to continue as a going concern, and we may fully utilize our cash resources prior to December 31, 2023.

Cash Flows - Operating Activities

During the nine months ended September 30, 2023, we used $4.6 million less cash in operating activities than we did during the same period of the prior year. The decrease in cash used in operating activities is primarily the result of the timing of payments related to elements of working capital.

During the year ended December 31, 2022, we used $3.6 million less cash in operating activities than we did during the same period of the prior year. The decrease in cash used in operating activities is primarily the result of the timing of payments related to elements of working capital.

Cash Flows - Investing Activities

Investing activities during the nine months ended September 30, 2023 were de minimis, while the same period during 2022 provided $6.3 million in proceeds from the sale of a portion of our marketable securities.

Investing activities during the year ended December 31, 2022 provided $6.3 million in proceeds from the sale of a portion of our marketable securities, compared to $2.3 million received in the same period during year ended December 31, 2021 from the business combination of Sharecare, Inc. and a special purpose acquisition company, as a result of which the common stock of Sharecare, Inc. became publicly traded.

Cash Flows - Financing Activities

During the nine months ended September 30, 2023, we received $2.5 million from Ionic in exchange for the issuance of convertible debentures, and Ionic also advanced us an aggregate of $7.0 million under the ELOC Purchase Agreement for which we issued 2,641,173 shares of our common stock and for which we expect to issue another estimated 978,168 shares of our common stock. Also during the nine months ended September 30, 2023, we received $1.0 million of advances from senior management representing various operating expense payments and repaid $1.1 million of advances from senior management. During the same period of 2022, we repaid $6.2 million of the Original Mudrick Loans and received $2.4 million of advances from senior management and repaid $1.5 million of advances from senior management representing various operating expense payments made on our behalf.

During the year ended December 31, 2022, we received $2.7 million of proceeds from financings, repaid $6.2 million of the Original Mudrick Loans, and received $3.3 million of advances from senior management representing various operating expense payments made on our behalf while we repaid $2.1 million of advances from senior management. The prior year period’s financing activity included $32.2 million of net debt proceeds plus $5.7 million of proceeds from issuances of our common stock shares. We also repaid $6.5 million of debt in the prior year.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements.

Recently Issued Accounting Pronouncements

Please refer to Note 2 in the Notes to Unaudited Condensed Consolidated Financial Statements included in the registration statement of which this prospectus is a part for a discussion regarding recently issued accounting pronouncements which may affect us.

BUSINESS

Outlook

We are a diversified global technology business with leading artificial intelligence (“AI”) and data-analytics, as well as a portfolio of digital media properties.

Our innovative artificial intelligence (“AI”) and data analytics solutions continue to gain worldwide awareness and recognition through comparative testing, product demonstrations, media exposure, and word of mouth. We continue to see positive responses and increased acceptance of our software and applications in a growing number of industries. We intend to expand our business in three major regions, Asia-Pacific, North America, and Europe. The Asia-Pacific region has a fast-growth AI market with significant opportunities for our solutions. In North America, primarily in the United States, and in Europe, we see robust demand for AI products and solutions in a growing number of industries, including potential growth opportunities particularly in the workplace, schools, transportation and public safety markets. Despite such opportunities, the economic and geopolitical conditions, particularly in international markets, could adversely affect our business. We continue to pursue large business opportunities where we can quickly deploy our software solutions in the market segments we have identified, in which we may face a number of large, well-known competitors.

Our corporate headquarters and U.S. operations are based in Las Vegas, Nevada, and we also maintain operations in London, England and Chengdu, China.

On December 21, 2022, we effected a 1-for-10 reverse split of our common stock (the “Reverse Split”). All references made to share or per share amounts in this prospectus have been retroactively adjusted to reflect the effects of the Reverse Split.

On February 12, 2024, we were notified by the Staff of Nasdaq that they have determined to delist our common stock from The Nasdaq Stock Market based upon our non-compliance with the net income standard in Listing Rule 5550(b)(3) and the annual shareholders’ meeting requirement in Listing Rule 5620(a). Trading of our common stock will be suspended at the opening of business on February 14, 2024. Thereafter, Nasdaq will file a Form 25-NSE with the SEC to formally delist our common stock. Nasdaq has not specified the exact date on which the Form 25-NSE will be filed. In connection with the suspension of trading on Nasdaq, we expect that our common stock will trade under its current trading symbol MARK on the OTC Markets system, effective with the open of the markets on the day that Nasdaq notifies the Financial Industry Regulatory Authority of the delisting, which we expect will be February 14, 2024, such that we do not expect any loss of ability to trade our common stock. Though we may request a hearing before the Nasdaq Listing and Hearing Review Council to review the determination, we do not intend to request such a hearing.

Our Business

Corporate Structure

We are a holding company incorporated in Delaware and not a Chinese operating company. As a holding company, we conduct most of our operations through our subsidiaries, each of which is wholly owned. We have historically conducted a significant part of our operations through contractual arrangements between our WFOE and certain VIEs based in China to address challenges resulting from laws, policies and practices that may disfavor foreign-owned entities that operate within industries deemed sensitive by the Chinese government. We were the primary beneficiary of the VIEs because the contractual arrangements governing the relationship between the VIEs and our WFOE, which included an exclusive call option agreement, exclusive business cooperation agreement, a proxy agreement and an equity pledge agreement, enabled us to (i) exercise effective control over the VIEs, (ii) receive substantially all of the economic benefits of the VIEs, and (iii) have an exclusive call option to purchase, at any time, all or part of the equity interests in and/or assets of the VIEs to the extent permitted by Chinese laws. Because we were the primary beneficiary of the VIEs, we consolidated the financial results of the VIEs in our consolidated financial statements in accordance with GAAP.

We terminated all of the contractual arrangements between the WFOE and the VIEs and exercised our rights under the exclusive call option agreements between the WFOE and the VIEs such that, effective as of September 19, 2022, we obtained 100% of the equity ownership of the entities we formerly consolidated as VIEs and which we now consolidate as wholly-owned subsidiaries. The securities offered pursuant to this prospectus are securities of Remark, the Delaware holding company, not of the VIEs.

The following diagram illustrates our corporate structure, including our significant subsidiaries, as of the date of this prospectus. The diagram omits certain entities which are immaterial to our results of operations and financial condition.

We are subject to certain legal and operational risks associated with having a significant portion of our operations in China. Chinese laws and regulations governing our current business operations, including the enforcement of such laws and regulations, are sometimes vague and uncertain and can change quickly with little advance notice. The Chinese government may intervene in or influence the operations of our China-based subsidiaries at any time and may exert more control over offerings conducted overseas and/or foreign investment in

China-based issuers, which could result in a material change in our operations and/or the value of our securities. In addition, any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or become worthless. In recent years, the Chinese government adopted a series of regulatory actions and issued statements to regulate business operations in China, including those related to the use of variable interest entities, cybersecurity, data security, export control and anti-monopoly concerns. As of the date of this prospectus, we have neither been involved in any investigations on cybersecurity review initiated by any Chinese regulatory authority, nor received any inquiry, notice or sanction. As of the date of this prospectus, no relevant laws or regulations in China explicitly require us to seek approval from the CSRC for any securities listing. As of the date of this prospectus, we have not received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other Chinese governmental authorities relating to securities listings. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not all been issued. It is highly uncertain what potential impact such modified or new laws and regulations will have on our ability to conduct our business, accept investments or list or maintain a listing on a U.S. or foreign exchange.

As of the date of this prospectus, we are not required to seek permissions from the CSRC, the Cyberspace Administration of China (the “CAC”), or any other entity that is required to approve our operations in China. Nevertheless, Chinese regulatory authorities may in the future promulgate laws, regulations or implement rules that require us or our subsidiaries to obtain permissions from such regulatory authorities to approve our operations or any securities listing.

Holding Foreign Companies Accountable Act

The HFCA Act was enacted on December 18, 2020. The HFCA Act states that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such shares from being traded on a national securities exchange or in the over the counter trading market in the United States. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction. The Consolidated Appropriations Act, 2023, which was signed into law on December 29, 2022, amended the HFCA Act to reduce the number of consecutive non-inspection years required to trigger the trading prohibition under the HFCA Act from three years to two years.

On December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by Chinese and Hong Kong authorities in those jurisdictions.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, taking the first step toward opening access for the PCAOB to completely inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong.

On December 15, 2022, the PCAOB vacated its 2021 determination that the positions taken by authorities in mainland China and Hong Kong prevented it from inspecting and investigating completely registered public accounting firms headquartered in those jurisdictions. In view of the PCAOB’s decision to vacate its 2021 determination and until such time as the PCAOB issues any new adverse determination, the SEC has stated that there are no issuers at risk of having their securities subject to a trading prohibition under the HFCA Act. Each year, the PCAOB will reassess its determinations on whether it can inspect and investigate completely audit firms in China, and if, in the future, the PCAOB determines it cannot do so, or if Chinese authorities do not allow the PCAOB complete access for inspections and investigations for two consecutive years, companies engaging China-based public accounting firms would be delisted pursuant to the HFCA Act.

Our auditor, Weinberg & Company, an independent registered public accounting firm headquartered in the United States, is currently subject to PCAOB inspections and has been inspected by the PCAOB on a regular basis. However, if the PCAOB is unable to inspect the work papers of our accounting firm in the future, such lack of inspection could cause trading in our common stock to be prohibited under the HFCA Act, and as a result, an exchange may determine to delist our common stock. The delisting and the cessation of trading of our common stock, or the threat of our common stock being delisted and prohibited from being traded, may materially and adversely affect the value of your investment. See “Risk Factors—Risks Relating to Doing Business in China—Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditors.”

Business Model

We currently earn the majority of our revenue from sales of AI-based products and services. Excluding general and administrative expense, the primary costs we incur to earn the revenue described below include:

•software development costs, including licensing costs for third-party software

•cost of equipment related to customized AI products

•costs associated with marketing our brands

AI Business

We generate revenue by using the proprietary data and AI software platform we developed to deliver AI-based computer vision products, computing devices and software-as-a-service solutions for businesses in many industries. We continue to partner with top universities on research projects targeting algorithm, artificial neural network and computing architectures which we believe will keep us among the leaders in technology development.

The primary focus of our business is promoting and facilitating the safety of our customers and their customers through our Smart Safety Platform (the “SSP”). The SSP, having won numerous industry and government benchmark tests for accuracy and speed, is a leading software solution for using computer vision to detect persons, objects and behavior in video feeds. Real-time alerts from the SSP allow operations staff to respond rapidly to prevent any events or activities that can endanger public security or workplace safety.

We deploy the SSP to integrate with each customer’s IT infrastructure, including, in many cases, cameras already in place at the customer’s location(s). When necessary, we also sell and deploy hardware to create or supplement the customer’s monitoring capabilities. Such hardware includes, among other items, cameras, edge computing devices and/or our Smart Sentry units. The Smart Sentry is a large mobile camera unit with a telescoping mast on which a high-quality camera is mounted. Based upon customer needs, the camera may have either standard vision and/or thermal vision capability. The camera works in conjunction with an edge computing device that is also mounted to the unit. The Smart Sentry is an example of how we incorporate the SSP in modern IT architectural concepts, including edge computing and micro-service architectures. Edge computing, for example, allows the SSP to conduct expensive computing tasks at distributed locations without requiring large data transmission over the internet, thereby dramatically reducing costs while integrating numerous and varied sensors at distributed locations.

We customize and sell our innovative AI-based computer vision products and solutions, including the SSP, to customers in the retail, construction, public safety, workplace safety and public sector markets. We have also developed versions of our solutions for application in the transportation and energy markets.

Competition

We compete for business primarily on the basis of the quality and reliability of our products and services, and primarily in the AI marketplace, which is intensely competitive and rapidly evolving.

Our AI-based products and services represent a significant opportunity for us in the future. We offer AI products and we also build and deploy custom AI solutions. Our AI products compete with companies such as SenseTime, Face++, Google, GoGoVan, WeLab and others, while we compete with companies such as PricewaterhouseCoopers, Hewlett Packard, Baidu and others for business in the AI solutions market space.

Some of the companies we compete against, or may compete against in the future, may have greater brand recognition and may have significantly greater financial, marketing and other resources than we have. As a result of the potentially greater brand recognition and resources, some of our competitors may bring new products and services to market more quickly, and they may be able to adopt more aggressive pricing policies than we could adopt.

Intellectual Property

We rely upon trademark, copyright and trade secret laws in various jurisdictions, as well as confidentiality procedures and contractual provisions to protect our proprietary assets and brands. We own 33 copyright registrations and nine AI-related patents, with 27 AI-related patents pending in China.

Technology

Our technologies include software applications built to run on third-party cloud hosting providers including Amazon Web Services and Alibaba located in North America and Asia. We make substantial use of off-the-shelf available open-source technologies such as Linux, PHP, MySQL, Drupal, mongoDB, Memcache, Apache, Nginx, CouchBase, Hadoop, HBase, ElasticSearch, Lua, Java, Redis, Akka and Wordpress, in addition to commercial platforms such as Microsoft, including Windows Operating Systems, SQL Server, and .NET. Such systems are connected to the Internet via load balancers, firewalls, and routers installed in multiple redundant pairs. We also utilize third-party services to geographically deliver data using major content distribution network providers. We rely heavily on virtualization throughout our technology architecture, which enables the scaling of dozens of digital media properties in an efficient and cost-effective manner.

We use third-party cloud hosting providers to host most of our public-facing websites and applications, as well as many of our back-end business intelligence and financial systems. Each of our significant websites is designed to be fault-tolerant, with collections of application servers, typically configured in a load-balanced state, to provide additional resiliency. The infrastructure is equipped with enterprise-class security solutions to combat events such as large-scale distributed denial of service attacks. Our environment is staffed and equipped with a full-scale monitoring solution.

Governmental Regulation

The services we provide are subject to various laws and regulations. We are subject to a number of U.S. federal and state and foreign laws and regulations that affect companies conducting business on the Internet. These laws and regulations may involve privacy, rights of publicity, data protection, content regulation, intellectual property, competition, protection of minors, consumer protection, taxation or other subjects. Many of these laws and regulations are still evolving and being tested in courts and could be interpreted in ways that could harm our business. In addition, the application and interpretation of these laws and regulations often are uncertain, particularly in the new and rapidly evolving industry in which we operate. There are a number of legislative proposals pending before federal, state, and foreign legislative and regulatory bodies concerning data protection that may affect us. We incorporated the principles of the European Union (“EU”) General Data Protection Regulation (“GDPR”) into our internal data protection policy for our product development and solution implementation. In addition, we voluntarily hired an independent, authorized third party in Germany to conduct a GDPR audit of our privacy practices. The audit found that we are compliant with the GDPR principles.

We post our privacy policy and practices concerning the use and disclosure of any user data on our web properties and our distribution applications. Any failure by us to comply with posted privacy policies, federal and state regulatory requirements or foreign privacy-related laws and regulations could result in proceedings by governmental or regulatory bodies that could potentially harm our businesses, results of operations and financial condition.

Foreign data protection, privacy, and other laws and regulations can be more restrictive than those in the United States. The Chinese government has at times taken measures to restrict digital platforms, publishers or specific content themes from consumption by its citizens. We invest significant efforts into ensuring that our published content in China is consistent with our most current understanding of prevailing Chinese laws, regulations, and policies; and to date our published content in China has been met with successful distribution and no action or inquiry from the Chinese government. However, unforeseen regulatory restrictions or policy changes in China regarding digital content could have a material adverse effect on our business.

The Chinese government has not yet adopted a clear regulatory framework governing the new and rapidly-evolving artificial intelligence industry in which we operate. The Chinese government’s adoption of more stringent laws or enforcement protocols affecting participants in such industries (including, without limitation, restrictions on foreign investment, capital requirements and licensing requirements) could have a material adverse effect on our business.

Transfer of Cash or Assets

Dividend Distributions

As of the date of this Form 10-K, none of our subsidiaries have made any dividends or distributions to the parent company.

We have never declared or paid dividends or distributions on our common equity. We currently intend to retain all available funds and any future consolidated earnings to fund our operations and continue the development and growth of our business; therefore, we do not anticipate paying any cash dividends.

Under Delaware law, a Delaware corporation’s ability to pay cash dividends on its capital stock requires the corporation to have either net profits or positive net assets (total assets less total liabilities) over its capital. If we determine to pay dividends on any of our common stock in the future, as a holding company, we may rely on dividends and other distributions on equity from our subsidiaries for cash requirements, including the funds necessary to pay dividends and other cash contributions to our stockholders.

Our WFOE’s ability to distribute dividends is based upon its distributable earnings. Current Chinese regulations permit our WFOE to pay dividends to its shareholder only out of its registered capital amount, if any, as determined in accordance with Chinese accounting standards and regulations, and then only after meeting the requirement regarding statutory reserve. If our WFOE incurs debt in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Any limitation on the ability of our WFOE to distribute dividends or other payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business. In addition, any cash dividends or distributions of assets by our WFOE to its stockholder are subject to a Chinese withholding tax of as much as 10%.

The Chinese government also imposes controls on the conversion of Chinese Renminbi (“RMB”) into foreign currencies and the remittance of currencies out of China. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. If we are unable to receive all of the revenues from our operations through our China-based subsidiaries, we may be unable to pay dividends on our common stock.

Employees

We employed 88 people as of February 14, 2024, all of whom are full-time employees.

MANAGEMENT

The following table and paragraphs set forth information regarding our executive officers and directors, including the business experience for the past five years (and, in some instances, for prior years) of each such executive officer and director.

Name	Age	Position
Kai-Shing Tao	47	Chief Executive Officer, Principal Financial Officer and Chairman of the Board
Theodore P. Botts	78	Director and Chairman of the Audit Committee
Elizabeth Xu	58	Director
Brett Ratner	54	Director and Chairman of the Compensation Committee
Daniel Stein	48	Director and Chairman of the Nominating and Governance Committee

Executive Officer

Kai-Shing Tao has served as our Chief Executive Officer since December 2012, previously serving as Co-Chief Executive Officer since October 2012, and has served as the principal financial officer since August 2019. He has also served as a member of our Board since 2007 and Chairman of the Board since October 2012. Mr. Tao also has served as Chairman and Chief Investment Officer of Pacific Star Capital Management, L.P. (“Pacific Star Capital”), a private investment group, since January 2004. Prior to founding Pacific Star Capital, Mr. Tao was a Partner at FALA Capital Group, a single-family investment office, where he headed the global liquid investments outside the operating companies. Mr. Tao has been a director of Paradise Entertainment Limited (SEHK: 1180), a Hong-Kong-Stock-Exchange-traded company engaged in casino services and the development, supply and sales of electronic gaming systems, since April 2014. Mr. Tao previously was a director of Playboy Enterprises, Inc. from May 2010 to March 2011. Mr. Tao is a graduate of the New York University Stern School of Business.

Non-Employee Directors

Theodore P. Botts has served as a member of our Board since 2007. Mr. Botts has been the President of Kensington Gate Capital, LLC, a private corporate finance advisory firm, since April 2001. Previously, Mr. Botts served as Chief Financial Officer of StereoVision Entertainment, Inc., a film entertainment company, from July 2007 until September 2008. Prior to 2000, Mr. Botts served in executive capacities at UBS Group and Goldman Sachs in London and New York. Mr. Botts also served on the board of directors and as chairman of the audit committee of INTAC International, Inc. from 2002 until its merger with a predecessor of Remark in 2006. Mr. Botts served as a member of the board and chairman of both the compensation and audit committees of Crystal Peak Minerals (CPMMF) from 2012 to 2018. Mr. Botts is currently a member of the board of Essentia Analytics, a privately held English company which develops and provides behavioral analytics to active portfolio managers. He served from 2003 to 2012 as a member of the Board of Trustees and head of development for REACH Prep, a non-profit organization serving the educational needs of underprivileged African-American and Latino children in Fairfield and Westchester counties. Mr. Botts graduated with highest honors from Williams College and received an MBA from the New York University Stern School of Business.

Brett Ratner has been a member of our Board since March 2017. Mr. Ratner is one of Hollywood's most successful filmmakers. His films have grossed more than $2 billion at the global box office. He has served as an executive producer on films such as the Golden-Globe-winning and Oscar-winning The Revenant, starring Leonardo DiCaprio, executive producer and director of the Golden Globe-nominated FOX series Prison Break, and executive producer of the television series Rush Hour, based on his hit films. Mr. Ratner, along with his business partner James Packer, formed RatPac Entertainment, a film finance and media company, in 2013. Since inception, RatPac Entertainment has co-financed 63 theatrically-released motion pictures exceeding $11.6 billion in worldwide box office receipts. In 2017, he received a coveted star on the Hollywood Walk of Fame. Mr. Ratner received a Bachelor in Fine Arts degree from New York University’s Tisch School of the Arts. He is currently attending Harvard University’s Business School Graduate Program.

Daniel Stein has served as a member of our Board since March 2017. Daniel Stein is currently Senior Vice President of Partnerships, Crossix Analytics (which is part of Veeva Systems) where he oversees all media, enablement and product partnerships. He previously served since 2012 as Senior Vice President of Analytics Services & Product Strategy at Crossix Solutions, Inc., a healthcare and analytics and data company, where he was responsible for driving innovation across the Crossix product suite, including digital and TV-based solutions. Prior to joining Crossix, Mr. Stein spent eight years at Digitas and Digitas Health, an advertising agency, where he led the Strategy and Analysis group in New York. At Digitas Health, he built a team focused on leveraging analytics to help pharmaceutical and health-focused clients optimize their marketing plans and partnerships. Mr. Stein brings over 20 years of media, marketing, healthcare and agency experience focusing on products, marketing and innovation. Previously, he worked at Scholastic, where he developed interactive and direct marketing plans to support teachers and parents, and he gained additional healthcare experience at PricewaterhouseCoopers, where he designed and built comprehensive health & welfare systems for large companies. Mr. Stein graduated from the University of Pennsylvania with a B.A. in Economics. He has not served on any other boards or committees in the last five years.

Dr. Elizabeth Xu has served as a member of our Board since 2020. She is the Chief Executive Officer of A2C Leadership Group, Inc., a private leadership education firm, and chairperson of Be the Change Foundation, a public non-profit organization that has been helping K-12 students and working professionals establish their leadership skills. Dr. Xu was named as one of the top 50 diversity leaders in 2020, as one of the Silicon Valley Women of Influence in 2015, as a Female of Executive Year, and has received more than 10 other awards from various organizations. Dr. Xu is an international transformational technology leader and senior business executive with more than 20 years of experience that includes digital transformation through the application of artificial intelligence, Internet-of-Things, and other enterprise technology in multiple businesses. She was a Stanford University lecturer for several years, and she currently serves as an Innovation and Entrepreneurship Advisor at the MIT Sloan School of Management and she sits on the advisory board of Women in Technology International. From 2018 to 2019, Dr. Xu served as the Group CTO at Thailand-based Charoen Pokphand Group (CP Group), one of the world's largest conglomerates, where she drove the company's technology strategy and advancement and oversaw workforce re-training for more than 200 of the company's subsidiaries in various industries. During that time period, she also served as CEO of the CP Group subsidiaries in Thailand and the United States that conducted CP Group's research and development. From 2014 to 2017, Dr. Xu held several leadership roles, including serving as CTO of BMC Software, Inc., a global leader in information technology service management. At BMC, she was responsible for the company's Central Technology Organization and Digital Service Management BU Engineering Organization.

Director Qualifications

The Board comprises a diverse group of leaders in their respective fields. Some of the current directors have senior leadership experience at major domestic and international corporations. In these positions, they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Some of our directors also have experience serving on boards of directors and board committees of other public companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Other directors have experience as principals in private investment and advisory firms, which brings financial expertise and unique perspectives to the Board. Our directors also have other experience that makes them valuable members, such as experience managing technology and media companies, or developing and pursuing investment or business opportunities in international markets, which provides insight into strategic and operational issues faced by Remark.

The Nominating and Governance Committee believes that the above-mentioned attributes, along with the leadership skills and other experiences of the directors described below, provide us with a diverse range of perspectives and judgment necessary to guide our strategies and monitor their execution.

Kai-Shing Tao

•Knowledge and experience regarding Remark from serving as our Chief Executive Officer since December 2012

•Global financial industry and investment experience and extensive knowledge of Asian markets as Chief Investment Officer of Pacific Star Capital and a former member of the U.S.-China and U.S.-Taiwan Business Council

•U.S. public company board experience as a former director of Playboy Enterprises, Inc.

Theodore P. Botts

•Global financial advisory experience and extensive knowledge of the technology sector as President of Kensington Gate Capital, LLC

•Outside board experience as a director and chairman of the audit committee of INTAC International

•Global financial industry experience as an executive at UBS Group and Goldman Sachs

Brett Ratner

•Extensive experience in the entertainment industry, including co-founding and operating a successful film finance and media company

Daniel Stein

•Operational experience leading data monetization efforts for analytics companies, leveraging partnerships with top digital, television and media companies

•Oversees all product strategy for Crossix, a leading technology company currently focused in healthcare

•More than 20 years of media, marketing and agency experience focusing on innovation

Elizabeth Xu

•Senior executive experience as former Group CTO of CP Group and CEO of CP R&D Thailand and USA companies

•Global business experience in operational and governance roles for technology businesses

•Harvard Business School certified board member

Family Relationships

There are no family relationships among our executive officers and directors.

CORPORATE GOVERNANCE

Director Independence

The Board has determined that all of our current non-employee directors are independent within the meaning of SEC and Nasdaq rules. Although our common stock will no longer be listed on Nasdaq, we will continue to use the independence criteria as established by Nasdaq. The Board has also determined that all directors serving on the Audit Committee, Nominating and Governance Committee and Compensation Committee are independent within the meaning of SEC and Nasdaq rules.

Board Committees

Our Board has three standing committees to assist it with its responsibilities. We describe the three committees, the charters of which are available on our website at https://remarkholdings.com/ir.html#governance, below.

Audit Committee. The Audit Committee is comprised of directors who satisfy the SEC and Nasdaq audit committee membership requirements, and is governed by a Board-approved charter that contains, among other things, the committee’s membership requirements and responsibilities. The committee’s responsibilities include, but are not limited to:

•appointing, overseeing the work of, determining compensation for, and terminating or retaining the independent registered public accounting firm which audits our financial statements, including assessing such firm’s qualifications and independence;

•establishing the scope of the annual audit, and approving any other services provided by public accounting firms;

•providing assistance to the Board in fulfilling the Board’s oversight responsibility to the stockholders, the investment community and others relating to the integrity of our financial statements and our compliance with legal and regulatory requirements;

•overseeing our system of disclosure controls and procedures, and our system of internal controls regarding financial accounting, legal compliance and ethics, which management and our Board established; and

•maintaining free and open communication with our independent auditors, our internal accounting function and our management.

Our Audit Committee is comprised of Messrs. Botts and Stein and Dr. Xu, each of whom is independent under applicable Nasdaq listing standards and Rule 10A-3 under the Exchange Act. Mr. Botts serves as Chairman of the Audit Committee.

The Board determined that Mr. Botts is an audit committee financial expert, as defined under the Exchange Act. The Board made a qualitative assessment of Mr. Botts’s level of knowledge and experience based on a number of factors, including his experience as a financial professional.

Compensation Committee. The Compensation Committee’s responsibilities include, but are not limited to:

•determining all compensation for our CEO;

•reviewing and approving corporate goals relevant to the compensation of our CEO, and evaluating the CEO’s performance in light of those goals and objectives;

•reviewing and approving the compensation of other executive officers;

•reviewing and approving objectives relevant to the compensation of other executive officers, and the executive officers’ performance in light of those objectives;

•administering our equity incentive plans;

•approving severance arrangements and other applicable agreements for executive officers, and consulting generally with management on matters concerning executive compensation and on pension, savings and welfare benefit plans where Board or stockholder action is contemplated with respect to the adoption of or amendments to such plans; and

•making recommendations on organization, succession, the election of officers, use of consultants and similar matters where Board approval is required.

Our Compensation Committee is comprised of Mr. Ratner and Dr. Xu, each of whom is independent under applicable Nasdaq listing standards and are “non-employee directors” as defined in rule 16b-3 promulgated under the Exchange Act. Mr. Ratner serves as Chairman of the Compensation Committee.

Nominating and Governance Committee. The Nominating and Governance Committee considers and makes recommendations on matters related to the practices, policies and procedures of the Board and takes a leadership role in shaping our corporate governance. The committee’s responsibilities include, but are not limited to:

•assessing the size, structure and composition of the Board and its committees;

•coordinating evaluation of the Board’s performance and reviewing the Board’s compensation; and

•screening candidates considered for election to the Board.

When screening candidates for Board membership, the committee concerns itself with the composition of the Board with regard to depth of experience, balance of professional interests, required expertise and other factors. The committee evaluates prospective nominees that it identifies or which are referred to it by other Board members, management, stockholders or external sources, as well as evaluating all self-nominated candidates.

The committee has not formally established any specific, minimum qualifications that each candidate for the Board must meet, or specific qualities or skills that one or more directors must possess or a diversity policy. However, the committee, when considering a candidate, will factor into its determination the following qualities of a candidate:

•educational background

•diversity of professional experience, including whether the person is a current or former CEO or CFO of a public company or the head of a division of a large international organization

•knowledge of our business

•integrity

•professional reputation

•strength of character

•mature judgment

•relevant technical experience

•diversity

•independence

•wisdom

•ability to represent the best interests of our stockholders

The committee may also consider such other factors as it may deem to be in the best interests of Remark and its stockholders.

The committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies. For more information on how stockholders can nominate candidates for election as directors, see “Stockholder Proposals” below.

The committee identifies nominees by first evaluating incumbent directors, with skills and experience that are relevant to our business and who are willing to continue in service. Such a practice balances the value of continuity of service with that of obtaining a new perspective. If an incumbent director up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the committee identifies the skills and experience desired of a new nominee in light of the criteria above. Current members of the committee and Board will be polled for suggested candidates. Research may also be performed to identify qualified individuals. If the committee believes that the Board requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates, including, if appropriate, a third-party search firm.

Our Nominating and Governance Committee is comprised of Messrs. Ratner and Stein and Dr. Xu, each of whom is independent under applicable Nasdaq listing standards. Mr. Stein serves as Chairman of the Nominating and Governance Committee.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table presents the dollar amounts of salary (the only form of compensation during the years noted) earned by our named executive officer (“NEO”):

Name and Principal Position	Year	Salary	Total
Kai-Shing Tao	2023	$350,000	$350,000
	2022	350,000	350,000

During 2023 and 2022, our NEO elected to defer a portion of his salary to future periods.

Employment Agreements

Mr. Tao is an “at will” employee and we do not have employment agreements with Mr. Tao.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding our NEO’s unexercised options to purchase our common stock as of December 31, 2023 (all stock awards to our NEO were fully vested as of December 31, 2023):

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date
Kai-Shing Tao	130,000	$78.10	01/19/2028
	18,000	19.90	06/20/2027
	150,000	40.40	11/09/2026
	35,000	41.00	08/18/2025
	65,000	42.90	07/28/2025
	44,275	63.00	02/17/2024

Equity Incentive Plans

We have granted stock options and restricted stock under our 2010 Equity Incentive Plan adopted June 15, 2010 (the “2010 Plan”), our 2014 Incentive Plan adopted on February 17, 2014 and amended on December 23, 2014 and January 11, 2016 (the “2014 Plan”), our 2017 Incentive Plan adopted on January 19, 2018 (the “2017 Plan”) and our 2022 Incentive Plan adopted on July 5, 2022 (the “2022 Plan”). The amount of stock options or shares of stock we grant to recipients generally depends upon their particular position with Remark and their achievement of certain performance metrics established by the Board. The Compensation Committee must approve all grants.

While we do not have a formal written policy in place with regard to the timing of awards of options in relation to the disclosure of material nonpublic information, the Compensation Committee does not seek to time equity grants to take advantage of information, either positive or negative, about our company that has not been publicly disclosed. It has been our practice to grant equity awards to our directors upon their appointment to the Board of Directors. We intend to issue equity grants to our officers and/or directors at the same time each year, either upon completion of the annual meeting of stockholders or in connection with our last meeting of the Board of Directors each fiscal year. Option grants are effective on the date the award determination is made by the Compensation Committee, and the exercise price of options is the closing market price of our common stock on the business day of the grant or, if the grant is made on a weekend or holiday, on the prior business day.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2023 regarding the number of shares of our common stock outstanding or available for future issuance under the 2010 Plan, 2014 Plan, 2017 Plan and 2022 Plan.

Plan category	Number of Common Stock Shares to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Plans
2022 Plan	—		1,000,000
2017 Plan	872,776	$21.31	74,494
2014 Plan	639,320	40.65	22,130
2010 Plan	6,240	50.00	—
Approved by security holders	1,518,336		1,096,624
Not approved by security holders	—	$—	—
Total	1,518,336		1,096,624

Clawback Policy

The Board has adopted a clawback policy which requires the clawback of erroneously awarded incentive-based compensation of past or current executive officers awarded during the three full fiscal years preceding the date on which the issuer is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the federal securities laws. There is no fault or misconduct required to trigger a clawback.

The Compensation Committee shall determine, in its sole discretion, the timing and method for promptly recouping such erroneously awarded compensation, which may include without limitation: (a) seeking reimbursement of all or part of any cash or equity-based award, (b) cancelling prior cash or equity-based awards, whether vested or unvested or paid or unpaid, (c) cancelling or offsetting against any planned future cash or equity-

based awards, (d) forfeiture of deferred compensation, subject to compliance with Section 409A of the Internal Revenue Code and the regulations promulgated thereunder, and (e) any other method authorized by applicable law or contract. Subject to compliance with any applicable law, the Compensation Committee may affect recovery under this policy from any amount otherwise payable to the executive officer, including amounts payable to such individual under any otherwise applicable Company plan or program, including base salary, bonuses or commissions and compensation previously deferred by the executive officer.

Director Compensation

The Compensation Committee periodically awards our non-employee directors with equity-based compensation. The non-employee directors did not receive any equity awards or other compensation during the year ended December 31, 2023. As of December 31, 2023, none of our non-employee directors owned unvested shares of restricted Common Stock, but owned options to purchase shares of Common Stock, all of which were fully vested and exercisable, as noted in the following table:

Number of Common Stock Shares Issuable Upon Exercise of Outstanding Stock Options
Theodore Botts	47,785
Brett Ratner	35,000
Daniel Stein	30,000
Elizabeth Xu	15,000

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

All related party transactions are required to be reviewed and approved by the Audit Committee. Such policy and procedures are set forth in the Audit Committee charter.

As of December 31, 2022, our Chief Executive Officer and Chairman, Kai-Shing Tao, had advanced certain expenses on behalf of the Company in the aggregate amount of approximately $1.1 million, all of which has been repaid.

As of September 30, 2023, we owed approximately $1.0 million to members of management representing various operating expense payments made on our behalf.

Director Independence

The Board has determined that all of our current non-employee directors are independent within the meaning of SEC and Nasdaq rules. The Board has also determined that all directors serving on the Audit Committee, Nominating and Governance Committee and Compensation Committee are independent within the meaning of SEC and Nasdaq rules.

DESCRIPTION OF CAPITAL STOCK

General

Our Amended and Restated Certificate of Incorporation (our “Charter”), authorizes us to issue up to 176,000,000 shares, including 175,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. As of close of business on February 12, 2024 , there were 38,310,844 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

The following description of our common stock is a summary of the material provisions and terms of our common stock and is qualified by reference to our Charter and our Amended and Restated Bylaws (our “Bylaws”).

Common Stock

Each share of common stock entitles its holder to one vote on all matters to be voted upon by the stockholders. Common stockholders are not entitled to cumulative voting with respect to the election of directors. Subject to the preferences of any outstanding shares of preferred stock, holders of common stock may receive ratably any dividends that our Board may declare out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. The common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

Listing

Our common stock is currently quoted on the Nasdaq Capital Market under the symbol “MARK”.  On February 12, 2024, we were notified by the Staff of Nasdaq that they have determined to delist our common stock from The Nasdaq Stock Market based upon our non-compliance with the net income standard in Listing Rule 5550(b)(3) and the annual shareholders’ meeting requirement in Listing Rule 5620(a). Trading of our common stock will be suspended at the opening of business on February 14, 2024. Thereafter, Nasdaq will file a Form 25-NSE with the SEC to formally delist our common stock. Nasdaq has not specified the exact date on which the Form 25-NSE will be filed. In connection with the suspension of trading on Nasdaq, we expect that our common stock will trade under its current trading symbol MARK on the OTC Markets system, effective with the open of the markets on the day that Nasdaq notifies the Financial Industry Regulatory Authority of the delisting, which we expect will be February 14, 2024, such that we do not expect any loss of ability to trade our common stock. Though we may request a hearing before the Nasdaq Listing and Hearing Review Council to review the determination, we do not intend to request such a hearing.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare LLC, with a mailing address of 150 Royall Street, Canton, MA 02021.

PLAN OF DISTRIBUTION

The common stock listed in the table appearing under “Selling Stockholder” are being registered to permit the resale of common stock by the selling stockholder from time to time after the date of this prospectus. There can be no assurance that the selling stockholder will sell any or all of the common stock offered hereby. We will not receive any of the proceeds from the sale of the common stock by the selling stockholder.

The selling stockholder may sell all or a portion of the common stock offered hereby from time to time directly to purchasers or through one or more underwriters, broker-dealers or agents, at market prices prevailing at the time of sale (but not at a fixed price), by a variety of methods including the following:

•on any national securities exchange or over-the-counter market on which the common stock may be listed or quoted at the time of sale;

•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•block trades in which a broker-dealer may attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•purchases by a broker-dealer, as principal, and a subsequent resale by the broker-dealer for its account;

•in “at the market” offerings to or through market makers into an existing market for common stock;

•an exchange distribution in accordance with the rules of the applicable exchange;

•private negotiation transactions;

•in transactions otherwise than on such exchanges or in the over-the-counter market;

•through a combination of any such methods; or

•through any other method permitted under applicable law.

We will pay the reasonable expenses incident to the registration and offering of the common stock offered hereby. We have agreed to indemnify Ionic and certain other persons against certain liabilities in connection with the offering of shares offered hereby, including liabilities arising under the Securities Act or if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Ionic has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Ionic specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

The selling stockholder and any broker-dealers or agents that are involved in selling the securities registered hereunder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Ionic has represented to us that at no time prior to the Purchase Agreement has Ionic or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Ionic or any hedging transaction, which establishes a net short position with respect to our common stock.

We have advised Ionic that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes a selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Blank Rome LLP, New York, New York.

EXPERTS

Weinberg & Company, our independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2022 and 2021 and for the years then ended, contained in this registration statement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports, proxy and information statements and other information with the SEC. Our filings with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also find documents we filed on our website at www.remarkholdings.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

Upon written or oral request, we will provide at no cost to the requester a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain copies of these documents from us, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by requesting them in writing or by telephone at the following address:

Remark Holdings, Inc.
800 S. Commerce St.
Las Vegas, NV 89106
Attention: Chief Executive Officer
(702) 701-9514

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of
Remark Holdings, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Remark Holdings, Inc. and its subsidiaries (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and negative cash flows from operating activities and has a negative working capital and a stockholders’ deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Accounts receivable in China

As described further in Note 4 and Note 6 to the consolidated financial statements, the Company has gross receivables of $7.2 million in accounts receivable from customers in China. The Company recorded an allowance for doubtful accounts of $4.1 million for these receivables, resulting in net accounts receivable of $3.1 million as of December 31, 2022. A significant portion of the China accounts receivable are from sales to the Company’s China Business Partner which represented 36% of such receivables at December 31, 2022. The Company is actively working with these customers to arrange payment of the past due balances, and management expects to collect the net remaining balance outstanding of these receivables.

We identified the realization of these receivables as a critical audit matter because a high degree of auditor judgment was required to evaluate various qualitative factors used in the Company’s evaluation of the realization of these receivables, including economic and business conditions in China, current operations of the customer, the financial viability and reputation of the China Business Partner and other customers, and the past collection history with customers.

Our audit procedures related to the realization of these receivables included the following, among others:

•We evaluated the reasonableness of management’s methodology to determine its allowance for doubtful accounts, including testing and assessing for reasonableness the Company’s key inputs and assumptions used to estimate the realization of the receivables.
•We confirmed with customers, or performed other procedures, to ensure that the Company’s performance obligations related to the outstanding receivables had been met including delivery and acceptance by the customer as of December 31, 2022.
•We examined collections received by the Company subsequent to year end on certain of these receivables, and for those amounts yet uncollected, we verified past collection history with the customers. We also considered the viability of the customers given their size and reputation.
•We compared the Company’s historical transactions with its customers to assess the Company’s ability to accurately forecast collections. We also considered the traditional payment patterns and customs in China.
•We developed an independent expectation of the accounts receivable reserve and compared our independent expectation to the amount recorded in the financial statements.

Deferred Costs

As described further in Note 8 to the consolidated financial statements, deferred cost of revenue at December 31, 2022 totaled $7.5 million and represents amounts the Company has paid in advance to a certain vendor providing services in relation to various revenue projects in China. The cost of the services provided are deferred and recorded as a prepaid asset until as such time as the Company has completed its performance obligation under the contract, at which point the accumulated costs will be recognized as cost of sales, and the related revenue will be recorded.
We identified the existence and realization of these assets as a critical audit matter because a high degree of auditor judgment was required to evaluate various qualitative factors used in the Company’s evaluation of the existence and realization of the assets, including economic and business conditions in China, the impact of Covid 19 related lockdowns, and assessment of the vendor’s ability to perform the services when required.

Our audit procedures related to the realization of this asset included the following, among others:

•We obtained an understanding of Managements policy and process for assessing the existence and realization of these assets.
•We examined the underlying contracts related to the projects in progress.
•We tested the existence of the deferred costs through tracing cash payment and by direct confirmation with the vendor.
•We obtained, examined, and assessed for reasonableness the Company’s schedule for final implementation of the future revenue projects including corroborating key terms with the vendor.

We have served as the Company’s auditor since 2020.

/s/ Weinberg & Company

Weinberg & Company, P.A.
Los Angeles, California
April 17, 2023

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(dollars in thousands, except share amounts and par values)

	December 31,
	2022	2021
Assets
Cash	$52	$14,187
Trade accounts receivable, net	3,091	10,267
Inventory, net	308	1,346
Investment in marketable securities	—	42,349
Deferred cost of revenue	7,463	589
Prepaid expense and other current assets	1,374	5,774
Total current assets	12,288	74,512
Property and equipment, net	1,699	357
Operating lease assets	180	194
Other long-term assets	269	440
Total assets	$14,436	$75,503
Liabilities
Accounts payable	$9,602	$10,094
Advances from related parties	1,174	—
Liability related to convertible debenture	1,892	—
Accrued expense and other current liabilities	7,222	5,963
Contract liability	308	576
Notes payable, net of unamortized discount and debt issuance cost of $0 and $2,189 at December 31, 2022 and 2021, respectively	14,607	27,811
Total current liabilities	34,805	44,444
Operating lease liabilities, long-term	56	25
Total liabilities	34,861	44,469

Commitments and contingencies

Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value; 1,000,000 shares authorized; zero issued	—	—
Common stock, $0.001 par value; 175,000,000 shares authorized; 11,539,564 and 10,515,777 shares issued and outstanding at December 31, 2022 and 2021, respectively	12	11
Additional paid-in-capital	368,945	364,333
Accumulated other comprehensive loss	(859)	(270)
Accumulated deficit	(388,523)	(333,040)
Total stockholders’ equity (deficit)	(20,425)	31,034
Total liabilities and stockholders’ equity (deficit)	$14,436	$75,503
See Notes to Consolidated Financial Statements

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Income (Loss)
(dollars in thousands, except per share amounts)

	Year Ended December 31,
	2022	2021
Revenue, including amounts from China Business Partner (See Note 19)	$11,666	$15,990
Cost and expense
Cost of revenue (excluding depreciation and amortization)	11,331	11,455
Sales and marketing[1]	971	971
Recovery of marketing expense - China Business Partner activity	—	(1,530)
Technology and development[1]	2,101	4,692
General and administrative[1]	18,399	14,120
Depreciation and amortization	166	191
Total cost and expense	32,968	29,899
Operating loss	(21,302)	(13,909)
Other income (expense)
Interest expense	(6,073)	(2,308)
Finance cost on liability related to convertible debenture	(1,422)	—
Change in fair value of warrant liability	—	123
Gain (loss) on investment	(26,356)	43,642
Gain on debt extinguishment	—	425
Other loss, net	(339)	(492)
Total other income (expense), net	(34,190)	41,390
Income (loss) from before income taxes	(55,492)	27,481
Benefit from (provision for) income taxes	9	(9)
Net income (loss)	$(55,483)	$27,472
Other comprehensive loss
Foreign currency translation adjustments	(589)	(44)
Comprehensive income (loss)	$(56,072)	$27,428

Weighted-average shares outstanding, basic	10,630,771	10,136,210
Weighted-average shares outstanding, diluted	10,630,771	10,171,924

Net income (loss) per share, basic	$(5.22)	$2.71
Net income (loss) per share, diluted	$(5.22)	$2.70

[1] Includes share-based compensation as follows:
Sales and marketing	$3	$147
Technology and development	(267)	293
General and administrative	1,961	3,620

See Notes to Consolidated Financial Statements

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Stockholders’ Equity (Deficit)
(in thousands, except number of shares)

	Common Stock Shares	Common Stock Par Value	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total
Balance at December 31, 2020	9,950,504	100	351,546	(226)	(360,512)	$(9,092)
Adjustment for reverse stock split		(94)	94			—
Net income	—	—	—	—	27,472	27,472
Share-based compensation	—	—	4,300	—	—	4,300
Common stock and stock warrants issued for cash	423,729	4	4,610	—	—	4,614
Equity instrument exercises	54,795	—	1,077	—	—	1,077
Common stock issuance upon note payable conversion	87,649	1	1,104	—		1,105
Reclassification of warrant liability to equity	—	—	1,602	—		1,602
Foreign currency translation	—	—	—	(44)		(44)
Other	(900)	—	—	—	—	—
Balance at December 31, 2021	10,515,777	11	364,333	(270)	(333,040)	31,034
Net loss	—	—	—	—	(55,483)	(55,483)
Share-based compensation	—	—	2,104	—	—	2,104
Common stock issued as service compensation	125,000	—	500	—	—	500
Common stock issuance upon note payable conversion	898,854	1	2,003	—	—	2,004
Foreign currency translation	—	—	—	(589)	—	(589)
Adjustment for reverse stock split	(67)	—	5	—	—	5
Balance at December 31, 2022	11,539,564	$12	$368,945	$(859)	$(388,523)	$(20,425)

See Notes to Consolidated Financial Statements

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(dollars in thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$(55,483)	$27,472
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liability	—	(123)
Depreciation, amortization and impairments	166	191
Share-based compensation	1,697	4,060
Amortization of debt issuance costs and discount	2,189	880
Cost of extending note payable	283	—
Finance cost on liability related to convertible debenture	1,422	—
Stock issuances for services performed	500	—
Loss (gain) on investment	26,356	(43,642)
Gain on debt extinguishment	—	(425)
Financing cost of converting note payable to common stock	—	44
Provision for doubtful accounts	2,882	297
Other	(182)	30
Changes in operating assets and liabilities:
Accounts receivable	3,650	(5,733)
Inventory	1,033	(473)
Deferred cost of revenue	(6,874)	(488)
Prepaid expense and other assets	4,213	(3,632)
Operating lease assets	1	293
Accounts payable, accrued expense and other liabilities	1,745	967
Contract liability	(251)	277
Operating lease liabilities	37	(169)
Net cash used in operating activities	(16,616)	(20,174)
Cash flows from investing activities:
Proceeds from investment	6,332	2,322
Purchases of property, equipment and software	(448)	(223)
Payment of amounts capitalized to software in progress	(1,063)	—
Net cash provided by (used in) investing activities	4,821	2,099
Cash flows from financing activities:
Proceeds from issuance of common stock, net	—	5,692

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(dollars in thousands)

	Year Ended December 31,
Advances from related parties	2,703	32,216
Proceeds from debt issuance	3,256	—
Repayments of debt	(6,217)	(6,500)
Repayment of advances from related parties	(2,082)	—
Net cash provided by financing activities	(2,340)	31,408
Net change in cash	(14,135)	13,333
Cash:
Beginning of period	14,187	854
End of period	$52	$14,187

Supplemental cash flow information:
Cash paid for interest	$3,238	$1,414

Supplemental schedule of non-cash investing and financing activities:
Issuance of common stock upon note payable conversion	$2,804	$1,105
Transfer of marketable securities to partially settle debt	$9,662	$—
Reclassification of warrant liability to equity	$—	$1,602
Reclassification of investment to marketable securities	$—	$1,030

See Notes to Consolidated Financial Statements

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

NOTE 1. ORGANIZATION AND BUSINESS

Organization and Business

Remark Holdings, Inc. and its subsidiaries (“Remark”, “we”, “us”, or “our”) constitute a diversified global technology business with leading artificial intelligence (“AI”) and data-analytics solutions, as well as a portfolio of digital media properties. The common stock of Remark Holdings, Inc. is listed on the Nasdaq Capital Market under the ticker symbol MARK.

We primarily sell AI-based products and services. We currently recognize substantially all of our revenue from China, with additional revenue from sales in the U.S.

On December 21, 2022, we effected a 1-for-10 reverse split of our common stock (the “Reverse Split”). All references made to share or per share amounts in these financial statements have been retroactively adjusted to reflect the effects of the Reverse Split.

Corporate Structure

We are a holding company incorporated in Delaware and not a Chinese operating company. As a holding company, we conduct most of our operations through our subsidiaries, each of which is wholly owned. We have historically conducted a significant part of our operations through contractual arrangements between our wholly-foreign-owned enterprise (“WFOE”) and certain variable interest entities (“VIEs”) based in China to address challenges resulting from laws, policies and practices that may disfavor foreign-owned entities that operate within industries deemed sensitive by the Chinese government. We were the primary beneficiary of the VIEs because the contractual arrangements governing the relationship between the VIEs and our WFOE, which included an exclusive call option agreement, exclusive business cooperation agreement, a proxy agreement and an equity pledge agreement, enabled us to (i) exercise effective control over the VIEs, (ii) receive substantially all of the economic benefits of the VIEs, and (iii) have an exclusive call option to purchase, at any time, all or part of the equity interests in and/or assets of the VIEs to the extent permitted by Chinese laws. Because we were the primary beneficiary of the VIEs, we consolidated the financial results of the VIEs in our consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”).

We terminated all of the contractual arrangements between the WFOE and the VIEs and exercised our rights under the exclusive call option agreements between the WFOE and the VIEs such that, effective as of September 19, 2022, we obtained 100% of the equity ownership of the entities we formerly consolidated as VIEs and which we now consolidate as wholly-owned subsidiaries.

The following diagram illustrates our corporate structure, including our significant subsidiaries, as of the date of this Form 10-K. The diagram omits certain entities which are immaterial to our results of operations and financial condition.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

We are subject to certain legal and operational risks associated with having a significant portion of our operations in China. Chinese laws and regulations governing our current business operations, including the enforcement of such laws and regulations, are sometimes vague and uncertain and can change quickly with little advance notice. The Chinese government may intervene in or influence the operations of our China-based subsidiaries at any time and may exert more control over offerings conducted overseas and/or foreign investment in

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

China-based issuers, which could result in a material change in our operations and/or the value of our securities. In addition, any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or become worthless. In recent years, the Chinese government adopted a series of regulatory actions and issued statements to regulate business operations in China, including those related to the use of variable interest entities, cybersecurity, data security, export control and anti-monopoly concerns. As of the date of this Form 10-K, we have neither been involved in any investigations on cybersecurity review initiated by any Chinese regulatory authority, nor received any inquiry, notice or sanction. As of the date of this Form 10-K, no relevant laws or regulations in China explicitly require us to seek approval from the China Securities Regulatory Commission (the “CSRC”) for any securities listing. As of the date of this Form 10-K, we have not received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other Chinese governmental authorities relating to securities listings. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not all been issued. It is highly uncertain what potential impact such modified or new laws and regulations will have on our ability to conduct our business, accept investments or list or maintain a listing on a U.S. or foreign exchange.

As of the date of this Form 10-K, we are not required to seek permissions from the CSRC, the Cyberspace Administration of China (the “CAC”), or any other entity that is required to approve our operations in China. Nevertheless, Chinese regulatory authorities may in the future promulgate laws, regulations or implement rules that require us or our subsidiaries to obtain permissions from such regulatory authorities to approve our operations or any securities listing.

Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act (the “HFCA Act”) was enacted on December 18, 2020. The HFCA Act states that if the Securities and Exchange Commission (the “SEC”) determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board (the “PCAOB”) for three consecutive years beginning in 2021, the SEC shall prohibit such shares from being traded on a national securities exchange or in the over the counter trading market in the United States. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction. The Consolidated Appropriations Act, 2023, which was signed into law on December 29, 2022, amended the HFCA Act to reduce the number of consecutive non-inspection years required to trigger the trading prohibition under the HFCA Act from three years to two years.

On December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by Chinese and Hong Kong authorities in those jurisdictions.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, taking the first step toward opening access for the PCAOB to completely inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong.

On December 15, 2022, the PCAOB vacated its 2021 determination that the positions taken by authorities in mainland China and Hong Kong prevented it from inspecting and investigating completely registered public accounting firms headquartered in those jurisdictions. In view of the PCAOB’s decision to vacate its 2021 determination and until such time as the PCAOB issues any new adverse determination, the SEC has stated that there are no issuers at risk of having their securities subject to a trading prohibition under the HFCA Act. Each year, the PCAOB will reassess its determinations on whether it can inspect and investigation completely audit firms in China, and if, in the future, the PCAOB determines it cannot do so, or if Chinese authorities do not allow the

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

PCAOB complete access for inspections and investigations for two consecutive years, companies engaging China-based public accounting firms would be delisted pursuant to the HFCA Act.

Our auditor, Weinberg & Company, an independent registered public accounting firm headquartered in the United States, is currently subject to PCAOB inspections and has been inspected by the PCAOB on a regular basis. However, if the PCAOB is unable to inspect the work papers of our accounting firm in the future, such lack of inspection could cause trading in our common stock to be prohibited under the HFCA Act, and as a result, an exchange may determine to delist our common stock. The delisting and the cessation of trading of our common stock, or the threat of our common stock being delisted and prohibited from being traded, may materially and adversely affect the value of our common stock.

Transfer of Cash or Assets

Dividend Distributions

As of the date of this Form 10-K, none of our subsidiaries have made any dividends or distributions to the parent company.

We have never declared or paid dividends or distributions on our common equity. We currently intend to retain all available funds and any future consolidated earnings to fund our operations and continue the development and growth of our business; therefore, we do not anticipate paying any cash dividends.

Under Delaware law, a Delaware corporation’s ability to pay cash dividends on its capital stock requires the corporation to have either net profits or positive net assets (total assets less total liabilities) over its capital. If we determine to pay dividends on any of our common stock in the future, as a holding company, we may rely on dividends and other distributions on equity from our subsidiaries for cash requirements, including the funds necessary to pay dividends and other cash contributions to our stockholders.

Our WFOE’s ability to distribute dividends is based upon its distributable earnings. Current Chinese regulations permit our WFOE to pay dividends to its shareholder only out of its registered capital amount, if any, as determined in accordance with Chinese accounting standards and regulations, and then only after meeting the requirement regarding statutory reserve. If our WFOE incurs debt in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Any limitation on the ability of our WFOE to distribute dividends or other payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business. In addition, any cash dividends or distributions of assets by our WFOE to its stockholder are subject to a Chinese withholding tax of as much as 10%.

The Chinese government also imposes controls on the conversion of Chinese Renminbi (“RMB”) into foreign currencies and the remittance of currencies out of China. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. If we are unable to receive all of the revenues from our operations through our China-based subsidiaries, we may be unable to pay dividends on our common stock.

COVID-19

Our consolidated financial statements for the year ended December 31, 2022 were impacted by the effects of the COVID-19 pandemic. The response to COVID-19 will likely continue to adversely affect our business and financial results, as could economic and geopolitical conditions in some international regions, and we do not yet know what will be the ultimate effects on our business. The COVID-19 pandemic caused a broad shift towards remote working arrangements for many businesses worldwide and injected uncertainty and delay into decision-making processes for such businesses. Varying degrees of preventative measures are still in place in China and other parts of the world,

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

including city-wide lockdowns, travel restrictions, closures of non-essential businesses and other quarantine measures. In particular, the preventative measures in China as a result of the Chinese government’s former “Zero-COVID” policy significantly limited the operational capabilities of our China-based subsidiaries. Many cities across large swaths of China were fully or partially locked down for weeks or even months, including economically significant regions such as Shanghai. Such lockdowns have had a material adverse impact on our business, including on the collection of our accounts receivable, and we expect them to continue to have a material adverse impact on our business until their imposition is ceased.

The full extent of the impact of the pandemic on our business and financial results will depend largely on future developments, including resurgences and further spread of existing or new COVID-19 variants, the duration of any remaining preventative measures implemented by domestic and foreign governments, the impact on capital and financial markets and the related impact on the financial circumstances of our customers, all of which are highly uncertain and cannot be predicted. The pandemic-related situation continues to change rapidly, and additional impacts of which we are not currently aware may arise. We are closely monitoring worldwide developments and are continually assessing the potential impact on our business.

Going Concern

During the year ended December 31, 2022, and in each fiscal year since our inception, we have incurred operating losses which have resulted in a stockholders’ deficit as of December 31, 2022. Additionally, our operations have historically used more cash than they have provided. We did not make the required repayment of the outstanding loans under the Original Mudrick Loan Agreements by October 31, 2022, the maturity date, resulting in an event of default which was only cured subsequent to the balance sheet date. Net cash used in operating activities was $16.6 million during the year ended December 31, 2022. As of December 31, 2022, our cash balance was $0.1 million.

Our history of recurring operating losses, working capital deficiencies and negative cash flows from operating activities give rise to, and management has concluded that there is, substantial doubt regarding our ability to continue as a going concern. Our independent registered public accounting firm, in its report on our consolidated financial statements for the year ended December 31, 2022, has also expressed substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We intend to fund our future operations and meet our financial obligations through revenue growth from our AI and data analytics offerings. We cannot, however, provide assurance that revenue, income and cash flows generated from our businesses will be sufficient to sustain our operations in the twelve months following the filing of this Form 10-K. As a result, we are actively evaluating strategic alternatives including debt and equity financings.

Conditions in the debt and equity markets, as well as the volatility of investor sentiment regarding macroeconomic and microeconomic conditions (in particular, as a result of the COVID-19 pandemic, global supply chain disruptions, inflation and other cost increases, and the geopolitical conflict in Ukraine), will play primary roles in determining whether we can successfully obtain additional capital. We cannot be certain that we will be successful at raising additional capital.

A variety of factors, many of which are outside of our control, affect our cash flow; those factors include the effects of the COVID-19 pandemic, regulatory issues, competition, financial markets and other general business conditions. Based on financial projections, we believe that we will be able to meet our ongoing requirements for at least the next 12 months with existing cash and based on the probable success of one or more of the following plans:

•develop and grow new product line(s)

•obtain additional capital through debt and/or equity issuances.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

However, projections are inherently uncertain and the success of our plans is largely outside of our control. As a result, there is substantial doubt regarding our ability to continue as a going concern, and we may fully utilize our cash resources prior to June 30, 2023.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation

We include all of our subsidiaries in our consolidated financial statements, eliminating all significant intercompany balances and transactions during consolidation.

Use of Estimates

We prepare our consolidated financial statements in conformity with GAAP. While preparing our financial statements, we make estimates and assumptions that affect amounts reported and disclosed in the consolidated financial statements and accompanying notes. Accordingly, actual results could differ from those estimates. On an ongoing basis, we evaluate our estimates, including those related to accounts receivable, deferred cost of revenue, share-based compensation, deferred income taxes, and inventory reserve, among other items.

The impact of the COVID-19 pandemic continues to unfold. As a result, many of our estimates and assumptions required increased judgment and carry a higher degree of variability and volatility. As events continue to evolve and additional information becomes available, our estimates may change materially in future periods.

Cash

Our cash consists of funds held in bank accounts.

We maintain cash balances in United States dollars (“USD”) and British pounds (“GBP”), while the VIEs maintain cash balances in USD, Chinese Renminbi (“RMB”) and Hong Kong dollars (“HKD”). The following table, reported in USD, disaggregates our cash balances by currency denomination (in thousands):

	December 31,
	2022	2021
Cash denominated in:
USD	$11	$13,278
RMB	19	259
GBP	17	644
HKD	5	6
Total cash	$52	$14,187

We maintain substantially all of our USD-denominated cash at a U.S. financial institution where the balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, however, our cash balances may exceed the FDIC-insured limit. As of December 31, 2022, we do not believe we have any significant concentrations of credit risk. Cash held by our non-U.S. subsidiaries subject to foreign currency fluctuations against the USD, although such risk is somewhat mitigated because we transfer U.S. funds to our non-U.S. subsidiaries to fund local

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

operations. If, however, the USD is devalued significantly against the RMB, our cost to further expand our business in China could exceed original estimates.

Marketable Securities

Investment in marketable securities consisted of marketable equity securities. We classify marketable securities as current or noncurrent based on the nature of the securities and their availability for use in current operations. Marketable securities are stated at fair value with all realized and unrealized gains and losses recognized in our Statement of Operations. The realized and unrealized gains and losses on marketable securities are determined using the specific identification method and quoted prices in an active market.

Leases

We adopted Accounting Standards Codification Topic 842, Leases (“ASC 842”), as of January 1, 2019. When adopting ASC 842 we elected several practical expedients permitted under the transition guidance within ASC 842, which, among other things, allowed us to carry forward the historical lease classification and to avoid recording leases that had expired prior to the date of adoption. We also elected to combine the lease and non-lease components of our leases for office space (which represent the largest portion of our operating lease assets and liabilities) and not to record leases with initial terms of 12 months or less (short-term leases) on the balance sheet. We amortize the cost of short-term leases on a straight-line basis over the lease term.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants (an exit price). When reporting the fair values of our financial instruments, we prioritize those fair value measurements into one of three levels based on the nature of the inputs, as follows:

Level 1:    Valuations based on quoted prices in active markets for identical assets and liabilities;

Level 2:    Valuations based on observable inputs that do not meet the criteria for Level 1, including quoted prices in inactive markets and observable market data for similar, but not identical instruments; and

Level 3:    Valuations based on unobservable inputs, which are based upon the best available information when external market data is limited or unavailable.

The fair value hierarchy requires us to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value. For some products or in certain market conditions, observable inputs may not be available.

We believe the reported carrying amounts for cash, marketable securities, receivables, prepaids and other current assets, accounts payable, accrued expense and other current liabilities, and short-term debt approximate their fair values because of the short-term nature of these financial instruments.

Foreign Currency Translation

We report all currency amounts in USD. Our China subsidiaries, however, maintain their books and records in their functional currency, which is RMB.

In general, when consolidating our subsidiaries with non-USD functional currencies, we translate the amounts of assets and liabilities into USD using the exchange rate on the balance sheet date, and the amounts of revenue and

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

expense are translated at the average exchange rate prevailing during the period. The gains and losses resulting from translation of financial statement amounts into USD are recorded as a separate component of accumulated other comprehensive loss within stockholders’ deficit.

We used the exchange rates in the following table to translate amounts denominated in non-USD currencies as of and for the periods noted:

	2022	2021
Exchange rates at December 31st:
GBP:USD	1.209	1.351
RMB:USD	0.145	0.157
HKD:USD	0.128	0.128

Average exchange rate during the twelve months ended December 31st:
RMB:USD	0.149	0.155

Revenue Recognition

AI-Based Products

We generate revenue by developing AI-based products, including fully-integrated AI solutions which combine our proprietary technology with third-party hardware and software products to meet end-user specifications. Under one type of contract for our AI-based products, we provide a single, continuous service to customers who control the assets as we create them. Accordingly, we recognize the revenue over the period of time during which we provide the service. Under another type of contract, we have performance obligations to provide fully-integrated AI solutions to our customer and we recognize revenue at the point in time when each performance obligation is completed and delivered to, tested by and accepted by our customer.

We recognize revenue when we transfer control of the promised goods or services to our customers, and we recognize an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. If there is uncertainty related to the timing of collections from our customer, which may be the case if our customer is not the ultimate end user of our goods, we consider this to be uncertainty of the customer’s ability and intention to pay us when consideration is due. Accordingly, we recognize revenue only when we have transferred control of the goods or services and collectability of consideration from the customer is probable.

When customers pay us prior to when we satisfy our obligation to transfer control of promised goods or services, we record the amount that reflects the consideration to which we expect to be entitled as a contract liability until such time as we satisfy our performance obligation.

For our contracts with customers, we generally extend short-term credit policies to our customers, typically up to one year for large-scale projects.

We record the incremental costs of obtaining contracts as an expense when incurred.

We offer extended warranties on our products for periods of one to three years. Revenue from these extended warranties is recognized on a straight-line basis over the warranty contract term.

Other

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

We generate revenue from other sources, such as from advertising and marketing services, e-commerce activity in which we sell goods to our customers, or media production which involves the production of video or Internet-based content for our customers. We recognize the revenue from these contracts at the point in time when we transfer control of the goods sold to the customer or when we deliver the promised promotional materials or media content. Substantially all of our contracts with customers that generate Other revenue are completed within one year or less.

Share-Based Compensation

For grants of restricted stock or restricted stock units, we measure fair value using the closing price of our stock on the measurement date, while we use the Black-Scholes-Merton option pricing model (the “BSM Model”) to estimate the fair value of stock options and similar instruments awarded.

The BSM Model requires the following inputs:

•Expected volatility of our stock price. We analyze the historical volatility of our stock price utilizing daily stock price returns, and we also review the stock price volatility of certain peers. Using the information developed from such analysis and our judgment, we estimate how volatile our stock price will be over the period we expect the stock options will remain outstanding.

•Risk-free interest rate. We estimate the risk-free interest rate using data from the Federal Reserve Treasury Constant Maturity Instruments H.15 Release (a table of rates downloaded from the Federal Reserve website) as of the valuation date for a security with a remaining term that approximates the period over which we expect the stock options will remain outstanding.

•Stock price, exercise price and expected term. We use an estimate of the fair value of our common stock on the measurement date, the exercise price of the option, and the period over which we expect the stock options will remain outstanding.

We do not currently issue dividends, but if we did so, then we would also include an estimated dividend rate as an input to the BSM model. Generally speaking, the BSM model tends to be most sensitive to changes in stock price, volatility or expected term.

We measure compensation expense as of the grant date for granted equity-classified instruments and as of the settlement date for granted liability-classified instruments (meaning that we re-measure compensation expense at each balance sheet date until the settlement date occurs).

Once we measure compensation expense, we recognize it over the requisite service period (generally the vesting period) of the grant, net of forfeitures as they occur.

Accounts Receivable

We regularly evaluate the collectability of trade receivable balances based on a combination of factors such as customer credit-worthiness, past transaction history with the customer, current economic industry trends and changes in customer payment patterns. If we determine that a customer will be unable to fully meet its financial obligation, such as in the case of a bankruptcy filing, severe limitations on its operational capability as a result of COVID-19-related restrictions or other material events impacting its business, a specific reserve for bad debt will be recorded to reduce the related receivable to the amount expected to be recovered.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Income Taxes

We recognize deferred tax assets (“DTAs”) and deferred tax liabilities (“DTLs”) to account for the effects of temporary differences between the tax basis of an asset or liability and its amount as reported in our consolidated balance sheets, using enacted tax rates expected to apply to taxable income in the years in which we expect those temporary differences to be recovered or settled. Any effect on DTAs or DTLs resulting from a change in enacted tax rates is included in income during the period that includes the enactment date.

We reduce the carrying amounts of DTAs by a valuation allowance if, based upon all available evidence (both positive and negative), we determine that it is more likely than not that such DTAs will not be realizable. Such assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, our forecasts of future profitability, tax planning strategies, the duration of statutory carryforward periods, and our experience with the utilization of operating loss and tax credit carryforwards before expiration.

We apply a recognition threshold and measurement attribute related to uncertain tax positions taken or expected to be taken on our tax returns. We recognize a tax benefit for financial reporting of an uncertain income tax position when it has a greater than 50% likelihood of being sustained upon examination by the taxing authorities. We measure the tax benefit of an uncertain tax position based on the largest benefit that has a greater than 50% likelihood of being ultimately realized, including evaluation of settlements.

Inventory

We use the first-in first-out method to determine the cost of our inventory, then we report inventory at the lower of cost or net realizable value. We regularly review our inventory quantities on hand and record a provision for excess and obsolete inventory based primarily on our estimated sales forecasts. At December 31, 2022 and 2021, reserve for inventory was $2.2 million and $1.0 million, respectively.

Advertising Expense

Advertising expense is recorded during the period in which it is incurred. We did not incur a material amount of advertising expense during the years ended December 31, 2022 or 2021.

Research and Development

Engineering cost is recorded as technology and development expense during the period in which it is incurred.

Product Warranties

We offer extended warranties on our products for periods of one to three years. To estimate our warranty cost, we use historical warranty claim experience and we then net such cost against the related product revenue. Warranty costs were not material for the years ended December 31, 2022 and 2021.

Property, Equipment and Software

We state property and equipment at cost and depreciate such assets using the straight-line method over the estimated useful lives of each asset category. For leasehold improvements, we determine amortization using the straight-line method over the shorter of the lease term or estimated useful life of the asset. We expense repairs and maintenance costs as incurred, while capitalizing betterments and capital improvements and depreciating such costs over the remaining useful life of the related asset.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

We capitalize qualifying costs of computer software that we incur during the application development stage, as well as the cost of upgrades and enhancements that result in additional functionality, and we amortize such costs using the straight-line method over a period of three years, the expected period of the benefit.

Net Income (Loss) per Share

We calculate basic net income (loss) per share using the weighted-average number of common stock shares outstanding during the period. For the calculation of diluted net income (loss) per share, we give effect to all the shares of common stock that were outstanding during the period plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued, using the treasury stock method. Potential common shares are excluded from the computation when their effect is anti-dilutive. Dilutive potential shares of common stock consist of incremental shares of common stock issuable upon exercise of stock options and warrants.

For the years ended December 31, 2022 and 2021, there were no reconciling items related to the numerators of the net income (loss) per share calculations. The following table presents a reconciliation of the denominator of the basic net income (loss) per share calculation to that of the diluted net income (loss) per share calculation (in thousands):

	Year Ended December 31,
	2022	2021
Weighted-average shares outstanding, basic	10,630,771	10,136,210
Incremental shares resulting from assumed exercises of in-the-money stock options	—	35,714
Weighted-average shares outstanding, diluted	10,630,771	10,171,924

Securities which may have affected the calculation of diluted earnings per share for the years ended December 31, 2022 and 2021 if their effect had been dilutive include 1,626,631 total options outstanding and 1,435,471 outstanding out-of-the-money stock options, respectively, and 1,011,441 outstanding stock warrants in both years.

Segments

Existing GAAP, which establishes a management approach to segment reporting, defines operating segments as components of an entity about which separate, discrete financial information is available for evaluation by the chief operating decision maker. We have identified our Chief Executive Officer as our chief operating decision maker, who reviews operating results to make decisions about allocating resources and assessing performance based upon only one operating segment.

Commitments and Contingencies

We record a liability for a loss contingency when we determine that it is probable that we have incurred such liability and we can reasonably estimate the amount.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Impairments

Long-Lived Assets Other Than Indefinite-Lived Intangible Assets

When events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable, we evaluate long-lived assets for potential impairment, basing our testing method upon whether the assets are held for sale or held for use. For assets classified as held for sale, we recognize the asset at the lower of carrying value or fair market value less costs of disposal, as estimated based on comparable asset sales, offers received, or a discounted cash flow model. For assets held and used, we estimate the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected undiscounted future cash flows is less than the carrying value of the asset, we recognize an impairment loss for the difference between the carrying value of the asset and its fair value.

Recently Issued Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2020-06 (“ASU 2020-06”), Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models will result in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The ASU also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. With regard to our financial reporting, ASU 2020-06 will be effective January 1, 2024, and early adoption is permitted, but no earlier than January 1, 2021, including interim periods within that year. We are currently evaluating what effect(s) the adoption of ASU 2020-06 may have on our consolidated financial statements, but we do not believe the impact of the ASU will be material to our financial position, results of operations and cash flows. The effect will largely depend on the composition and terms of the financial instruments at the time of adoption.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326). The ASU requires entities to use a forward-looking approach based on current expected credit losses to estimate credit losses on certain types of financial instruments, including trade receivables, which may result in the earlier recognition of allowances for losses. With regard to our financial reporting, ASU 2016-13 will be effective beginning January 1, 2023, and early adoption is permitted. We do not believe the impact of the ASU will be material to our financial position, results of operations and cash flows.

We have reviewed all accounting pronouncements recently issued by the FASB and the SEC. The authoritative pronouncements that we have already adopted did not have a material effect on our financial condition, results of operations, cash flows or reporting thereof, and except as otherwise noted above, we do not believe that any of the authoritative pronouncements that we have not yet adopted will have a material effect upon our financial condition, results of operations, cash flows or reporting thereof.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

NOTE 3. CONCENTRATIONS OF RISK

Revenue and Accounts Receivable

The disaggregation of revenue tables in Note 4 demonstrate the concentration in our revenue from certain products and the geographic concentration of our business. We also have a concentration in the volume of business we transacted with customers, as during the year ended December 31, 2022, two of our customers represented 46% and 20%, respectively, of our revenue, while during the year ended December 31, 2021, three of our customers represented about 24%, 18% and 12%, respectively, of our revenue. At December 31, 2022, accounts receivable from three of our customers represented about 23%, 16%, and 10%, respectively, while at December 31, 2021, accounts receivable from three of our customers represented about 25%, 24% and 10%, respectively.

Deferred Cost of Revenue

See Note 8 for a discussion of a risk concentration regarding our deferred cost of revenue.

Cost of Sales and Accounts Payable

The various hardware we purchase to fulfill our contracts with customers is not especially unique in nature. Based on our analysis, we believe that should any disruption in our current supply chain occur, a sufficient number of alternative vendors is available to us, at reasonably comparable specifications and price, such that we would not experience a material negative impact on our ability to procure the hardware we need to operate our business.

NOTE 4. REVENUE

We primarily sell AI-based products and services. In the U.S., that has included our Remark AI Thermal Kits and rPads, while in China we sell various customized products based upon computer vision and other technologies.

We do not include disclosures related to remaining performance obligations because substantially all our contracts with customers have an original expected duration of one year or less or, with regard to our stand-ready obligations, the amounts involved are not material.

Disaggregation of Revenue

The following table presents a disaggregation of our revenue by category of products and services (in thousands):

	Year Ended December 31,
	2022	2021
AI-based products and services, including $5.4 million and $3.8 million, respectively, from China Business Partner (See Note 19)	$10,964	$14,792
Other	702	1,198
Revenue	$11,666	$15,990

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

The following table presents a disaggregation of our revenue by country (in thousands):

	Year Ended December 31,
	2022	2021
China	$11,402	$12,218
United States	264	3,772
Revenue	$11,666	$15,990

Significant Judgments

When accounting for revenue we make certain judgments, such as whether we act as a principal or as an agent in transactions or whether our contracts with customers fall within the scope of current GAAP regarding revenue, that affect the determination of the amount and timing of our revenue from contracts with customers. Based on the current facts and circumstances related to our contracts with customers, none of the judgments we make involve an elevated degree of qualitative significance or complexity such that further disclosure is warranted in terms of their potential impact on the amount and timing of our revenue.

Contract Assets and Contract Liabilities

We do not currently generate material contract assets. During the year ended December 31, 2022, our contract liability changed only as a result of routine business activity.

During the years ended December 31, 2022 and 2021, the amount of revenue we recognized that was included in the beginning balance of Contract liability was not material.

During the years ended December 31, 2022 and 2021, we did not recognize revenue from performance obligations that were satisfied in previous periods.

NOTE 5. LIABILITIES RELATED TO WARRANTS TO PURCHASE COMMON STOCK

At the end of each reporting period through June 30, 2021, we had been using an option pricing model to estimate and report the fair value of liabilities related to warrants to purchase an aggregate of 575,000 shares of our common stock, consisting of a warrant to purchase 4,000 of our common stock that we issued and warrants to purchase 571,000 shares of our common stock that we were obligated to issue as part of the consideration for our acquisition (the “CBG Acquisition”) of assets of China Branding Group Limited (“CBG”) in September 2016.

On August 31, 2021 (the “CBG Settlement Effective Date”), we entered into a settlement agreement (the “CBG Settlement Agreement”) with CBG and its joint official liquidators to settle the parties’ claims against each other in the legal proceeding we filed arising from the CBG Acquisition (the “CBG Litigation”).

Pursuant to the terms of the CBG Settlement Agreement, in consideration for a settlement of the parties’ claims and a mutual release, we released to CBG the $375,000 held in escrow in connection with the CBG Acquisition and issued to CBG, as of the CBG Settlement Effective Date, warrants to purchase as many as 571,000 shares of our common stock at a per share exercise price of $60.00 (the “CBG Settlement Warrants”), which warrants are exercisable for a period of five years from the CBG Settlement Effective Date. Additionally, if the closing price of our common stock is $80.00 or greater for any five days (which may be non-consecutive) in any consecutive 30-day trading period, we have the right to cause the holder of the CBG Settlement Warrants to exercise, at our election, all or any portion of the CBG Settlement Warrants on a cashless basis at a deemed exercise price of $80.00 per share.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

We evaluated the terms of the CBG Settlement Warrants and determined that they should now be classified as equity. As a result, there is no longer a liability associated with any of our outstanding warrants.

When reclassifying the previously liability-classified warrants as equity on August 31, 2021, we used Level 3 inputs to our model consisting of an expected volatility of 85%, a risk-free interest rate of 0.77%, and an expected remaining term of five years.

The following table presents the change in the liability balance associated with our liability-classified warrants (in thousands) during the prior year ended December 31, 2021:

Balance at beginning of period	$1,725
Expiration of warrants	—
Increase (decrease) in fair value of liability	(123)
Fair value of warrants reclassified to equity	(1,602)
Balance at end of period	$—

NOTE 6. TRADE ACCOUNTS RECEIVABLE

	December 31,
	2022	2021
Gross accounts receivable balance	$7,213	$11,551
Allowance for bad debt	(4,122)	(1,284)
Accounts receivable, net	$3,091	$10,267

Generally, it is not unusual for Chinese entities to pay their vendors on longer timelines than the timelines typically observed in U.S. commerce. Trade receivables related to our China AI projects in the years ended December 31, 2022 and 2021; including $1.1 million and $2.7 million, respectively, of trade receivables from projects related to work with our China Business Partner (see Note 19 for more information regarding our China Business Partner and related accounting), respectively; represented essentially all our gross trade receivables in each such period. Despite the longer collection timelines normally observed with Chinese entities, we have noted that the COVID-19-related lockdowns that persisted in China for most of 2022 have caused further delay in our ability to collect all balances due from some of our customers in China. As a result of our inability to assure collection of all amounts due from such customers within a short period of time, we recorded a reserve for bad debt of approximately $2.8 million for all accounts receivable from China customers that are more than one year past due.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

NOTE 7. INVESTMENT

In 2009, we co-founded a U.S.-based venture, Sharecare, Inc. (“Legacy Sharecare”), to build a web-based platform that simplifies the search for health and wellness information. The other co-founders of Legacy Sharecare were Dr. Mehmet Oz, HARPO Productions, Discovery Communications, Jeff Arnold and Sony Pictures Television. At December 31, 2021, we reported our $1.0 million investment in Legacy Sharecare as an investment in unconsolidated affiliate.

On July 1, 2021, Legacy Sharecare completed a business combination with Falcon Capital Acquisition Corp., a special purpose acquisition company, as a result of which the common stock of the surviving entity of such business combination (“New Sharecare”) became listed on the Nasdaq Stock Market LLC. In connection with the completion of such business combination, the shares of common stock of Legacy Sharecare that we held immediately prior to the business combination converted into approximately $2.3 million in cash and approximately 9.4 million shares of common stock of New Sharecare. We do not maintain a seat on the board of directors of New Sharecare. The cash received was recorded as a realized gain on the investment, and the investment is revalued at fair value at the end of each reporting period using the closing sales price of the shares on the principal securities exchange on which such shares are then traded.

As of December 31, 2021, the value of our 9,431,920 shares of common stock of New Sharecare was $42.3 million based upon the closing stock price of New Sharecare, an input we classify in Level 1 of the fair value hierarchy. We sold 3,181,920 shares of New Sharecare during the year ended December 31, 2022 for cash of $6.3 million.

On July 2, 2022, we received a Notice of Trigger Event and Mandatory Payment from our senior lenders, which required that we make a prepayment of our senior secured loans (which are described in Note 14) by delivering to each lender shares of common stock of New Sharecare in the fair market amount applicable to each such lender to prepay our senior secured loans. On July 11, 2022, we delivered our remaining 6,250,000 shares of New Sharecare, which reduced the outstanding principal amount on our senior secured loans by approximately $9.7 million, and as a result, we no longer own any equity interests in New Sharecare as of such date.

The total net loss on investment during the year ended December 31, 2022 was $26.4 million.

NOTE 8. DEFERRED COST OF REVENUE

Deferred cost of revenue during years ended December 31, 2022 and 2021 of $7.5 million and $0.6 million, respectively, represents amounts we have paid in advance of the vendor providing services to us in relation to various projects in China. Specifically, the deferred cost of revenue balance during year ended December 31, 2022, a large percentage of which was related to project installations we expected would be provided to us through our China Business Partner (described in more detail in Note 19), was paid almost entirely to a single vendor which will be visiting numerous sites across various regions of China to install our software solutions and/or hardware for our customers and perform other services for us pursuant to customer requirements. Because most of the projects for which we have engaged the vendor require purchases of hardware, equipment and/or supplies in advance of site visits, we made the prepayments during 2022 in anticipation of what we expected would be several large batches of project installations so that we would be ready to meet customer expectations. The lengthy COVID-19-related lockdowns that occurred in various regions in China, however, prevented us and the vendor from being able to complete as many projects as originally expected and they caused customers to delay installations. Given that the delays were related to COVID-19-related lockdowns that had ended by December 31, 2022 and were not a result of the vendor’s inability to either perform the services or refund the amounts we advanced, we believe the balance at December 31, 2022 will be fully recovered.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

NOTE 9. PREPAID EXPENSE AND OTHER CURRENT ASSETS

The following table presents the components of prepaid expense and other current assets (in thousands):

	December 31,
	2022	2021
Receivable from China Business Partner	$—	$3,980
Other receivables	23	9
Prepaid expense	1,144	1,558
Deposits	201	221
Other current assets	6	6
Total	$1,374	$5,774

NOTE 10. PROPERTY AND EQUIPMENT
Property and equipment consist of the following (in thousands, except estimated lives):

		December 31,
	Estimated Life (Years)	2022	2021
Vehicles	3	153	—
Computers and equipment	3	1,170	1,133
Furniture and fixtures	3	42	42
Software	3	5,160	5,055
Leasehold improvements	3	204	196
Software development in progress		1,199	128
Total property, equipment and software		$7,928	$6,554
Less accumulated depreciation		(6,229)	(6,197)
Total property, equipment and software, net		$1,699	$357

For the years ended December 31, 2022 and 2021, depreciation (and amortization of software) expense was $0.2 million and $0.2 million, respectively.

NOTE 11. LEASES

We lease office space under contracts we classify as operating leases. None of our leases are financing leases.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

The following table presents the detail of our lease expense, which is reported in General and administrative expense (in thousands):

	Year Ended December 31,
	2022	2021
Operating lease expense	$287	$304
Short-term lease expense	1,343	982
Lease expense	$1,630	$1,286

We reported within operating cash flows for the years ended December 31, 2022 and 2021, $0.2 million and $0.2 million, respectively, of cash paid for amounts included in the measurement of operating lease liabilities.

As of December 31, 2022, our operating leases had a weighted-average remaining lease term of approximately 12 months, and we used a weighted-average discount rate of approximately 13%, which approximates our incremental borrowing rate, to measure our operating lease liabilities.

Maturity of Lease Liabilities

The following table presents information regarding the maturities of undiscounted remaining operating lease payments, with a reconciliation to the amount of the liabilities representing such payments as presented in our December 31, 2022 Consolidated Balance Sheet (in thousands):

Operating lease liabilities maturing during the next:
One year	$155
Two years	60
Total undiscounted cash flows	$215
Present value of cash flows	$194

Lease liabilities on balance sheet:
Short-term (included in accrued expenses)	$138
Long-term	56
Total lease liabilities	$194

Significant Judgments

When accounting for our leases, we make certain judgments, such as whether a contract contains a lease or what discount rate to use, that affect the determination of the amount of our lease assets and liabilities. Based on the current facts and circumstances related to our contracts, none of the judgments we make involve an elevated degree of qualitative significance or complexity such that further disclosure is warranted.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

NOTE 12. INCOME TAX

For the years ended December 31, 2022 and 2021, we did not have a material tax provision or a tax benefit to report, as we only had a de minimis foreign income tax expense for the year ended December 31, 2021, which amount was refunded to us during the year ended December 31, 2022.

The following table presents a reconciliation between the income tax benefit computed by applying the federal statutory rate and our actual income tax expense:

	Year Ended December 31,
	2022	2021
Income tax benefit (provision) at federal statutory rate	$(11,653)	$5,771
Change in deferred tax asset valuation allowance	10,611	(5,241)
Tax impact of warrants	—	(26)
Tax effects of:
Statutory differences	883	327
R&D expense	(280)	(210)
Foreign tax rates different than U.S. federal statutory rate	(123)	68
Other permanent items	(42)	(331)
Deferred adjustments	404	99
Other	209	(466)
Income tax benefit (provision) as reported	$9	$(9)

Our 2022 and 2021 effective tax rates were significantly impacted by maintaining a valuation allowance against net deferred tax assets in all jurisdictions, both domestic and foreign, as well as permanent book-tax adjustments in foreign jurisdictions and the fact that our earnings are generated in jurisdictions with rates that differ from the US federal statutory rate.

The following table presents loss before income tax attributable to domestic and to foreign operations (in thousands):

	Year Ended December 31,
	2022	2021
Domestic	$(49,297)	$28,036
Foreign	(6,195)	(555)
Loss before income taxes	$(55,492)	$27,481

Deferred Tax Assets and Liabilities

We assessed the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of existing DTAs in each jurisdiction. The realization of DTAs is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considered the scheduled reversal of existing deferred tax liabilities, projected future taxable income, and

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

tax planning strategies in making this assessment. The Company evaluated both positive and negative evidence in determining the need for a valuation allowance. The Company continues to assess the realizability of DTAs and concluded that in each jurisdiction, it has not met the “more likely than not” threshold. As of December 31, 2022, the Company continues to provide a valuation allowance against its DTAs that cannot be offset by existing deferred tax liabilities. In accordance with ASC Topic 740, this assessment has taken into consideration the jurisdictions in which these DTAs reside.

The following table presents the components of our DTAs and DTLs (in thousands):

	December 31,
	2022	2021
Deferred Tax Assets
Net operating loss carryforwards	$42,744	$43,375
Amortization of intangibles	2,371	1,979
Share-based compensation expense	7,865	7,423
Depreciation of fixed assets	33	—
Other	5,427	3,503
Gross deferred tax assets	$58,440	$56,280
Valuation allowance	(58,440)	(47,857)
Deferred tax assets, net of valuation allowance	$—	$8,423
Deferred Tax Liabilities
Deferred gain	—	(8,444)
Depreciation of fixed assets	—	21
Gross deferred tax liabilities	—	(8,423)
Net deferred tax liability	$—	$—

Net operating losses available at December 31, 2022 to offset future taxable income in the U.S. federal, U.S. state, Hong Kong and China jurisdictions are $177.8 million, $33.1 million, $1.7 million and $11.7 million, respectively. The statutory income tax rates in Hong Kong, China and the United Kingdom are 16.5%, 25% and 19%, respectively.

The U.S. net operating losses generated prior to 2018 expire between 2027 and 2037. The US net operating losses generated in 2018 to 2022 have no expiration date and carry forward indefinitely. The net operating losses generated in Hong Kong and United Kingdom have no expiration date and carry forward indefinitely, while the net operating losses generated in China have a five-year carryforward period.

 We file income tax returns in various domestic and foreign tax jurisdictions with varying statutes of limitation. We are generally not subject to examinations in the U.S. for periods prior to 2019. However, as we utilize our net operating losses prior periods can be subject to examination. In significant foreign jurisdictions, we are generally not subject to examination for periods prior to 2019.

Under the Internal Revenue Code of 1986, as amended (the “Code”), if an ownership change (as defined for income tax purposes) occurs, §382 of the Code imposes an annual limitation on the amount of a corporation’s taxable income that can be offset by net operating loss carryforwards. During our 2014 tax year, we analyzed recent acquisitions and ownership changes and determined that certain of such transactions qualified as an ownership change under §382. As a result, we will likely not be able to use a portion of our net operating loss carryforwards.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

For the years ended December 31, 2022 and 2021, we have no unrecognized tax benefits, and we have not taken any tax positions which we expect might significantly change unrecognized tax benefits during the 12 months following December 31, 2022.

The 2017 Tax Cuts and Jobs Act requires taxpayers to capitalize research and experimental (“R&E”) expenditures effective for taxable years beginning after December 31, 2021. Any R&E expenditures attributable to U.S.-based research must be amortized over a period of 5 years and R&E expenditures attributable to research conducted outside of the U.S. must be amortized over a period of 15 years.

In August 2022, two pieces of U.S. tax legislation that have significant tax-related provisions were signed into law: (1) the Creating Helpful Incentives to Produce Semiconductors Act of 2022 (the “CHIPS Act”), which creates a new advanced manufacturing investment credit under new Internal Revenue Code Section 48D, and (2) the Inflation Reduction Act of 2022 (the “IRA”), which has a number of tax-related provisions, including: (a) a 15 percent book minimum tax on “adjusted financial statement income of applicable corporations,” (b) a plethora of clean energy tax incentives in the form of tax credits, and (c) a one percent excise tax on certain corporate stock buybacks. We will monitor additional guidance and impact that the CHIPS Act, the IRA and other potential legislation may have on its income taxes. For the period ended December 31, 2022, we do not believe the provisions from these legislative updates will have a material impact on our income taxes.

NOTE 13. ACCRUED EXPENSE AND OTHER CURRENT LIABILITIES

The following table presents the components of Accrued expense and other current liabilities (in thousands):

	December 31,
	2022	2021
Accrued compensation and benefit-related expense	$1,448	$821
Accrued interest	769	385
Other accrued expense	2,393	1,673
Other payables	2,234	2,324
Operating lease liability - current	138	187
China Cash Bonuses	32	439
Other current liabilities	208	134
Total	$7,222	$5,963

NOTE 14. DEBT

The following table presents our notes payable (in thousands) as of:

	December 31,
	2022	2021
Principal balance of Original Mudrick Loans	$14,418	$30,000
Other notes payable	189	—
Unamortized discount and debt issuance cost	—	(2,189)
Notes payable, net of unamortized discount and debt issuance cost	$14,607	$27,811

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

On December 3, 2021, we entered into senior secured loan agreements (the “Original Mudrick Loan Agreements”) with certain of our subsidiaries as guarantors (the “Guarantors”) and certain institutional lenders affiliated with Mudrick Capital Management, LP (collectively, “Mudrick”), pursuant to which Mudrick extended credit to us consisting of term loans in the aggregate principal amount of $30.0 million (the “Original Mudrick Loans”). The Original Mudrick Loans bore interest at 16.5% per annum until the original maturity date of July 31, 2022 and, following an amendment we entered into with Mudrick in August 2022, bore interest at 18.5% per annum. The amendment also extended the maturity date of the Original Mudrick Loans from July 31, 2022 to October 31, 2022. However, we did not make the required repayment of the Original Mudrick Loans by October 31, 2022, which constituted an event of default under the Original Mudrick Loans and triggered an increase in the interest rate under the Original Mudrick Loans to 20.5%.

To secure the payment and performance of the obligations under the Original Mudrick Loan Agreements, we, together with the Guarantors, have granted to TMI Trust Company, as the collateral agent for the benefit of Mudrick, a first priority lien on, and security interest in, all assets of Remark and the Guarantors, subject to certain customary exceptions.

In connection with our entry into the Original Mudrick Loan Agreements, we paid to Mudrick an upfront fee equal to 5.0% of the amount of the Original Mudrick Loans, which amount was netted against the drawdown of the Original Mudrick Loans. We recorded the upfront fee as a debt discount of $1.5 million, and recorded debt issuance cost totaling $1.1 million. We amortized the discount on the Original Mudrick Loans and the debt issuance cost over the life of the Original Mudrick Loans and, during the year ended December 31, 2022, we amortized $2.2 million of such discount and debt issuance cost. In consideration for the amendment we entered into with Mudrick in August 2022, we paid Mudrick an amendment and extension payment in the amount of 2.0% of the then unpaid principal balance of the Original Mudrick Loans, or approximately $0.3 million, by adding such amount to the principal balance of the Original Mudrick Loans.

See Note 20 for more information regarding further developments involving the Original Mudrick Loans.

During the year ended December 31, 2022, we repaid $6.2 million of principal and, as described in more detail in Note 7, we delivered all remaining shares of New Sharecare to Mudrick on July 11, 2022, in partial settlement of the Original Mudrick Loans, resulting in a reduction of approximately $9.7 million of principal.

Other Notes Payable

The Other notes payable in the table above represent individually immaterial notes payable issued for the purchase of operating assets. Such notes payable bear interest at a weighted-average interest rate of approximately 6.2% and have a weighted-average remaining term of approximately 5.1 years.

Effective August 5, 2021 (the “Conversion Date”), pursuant to an amendment on such date to a promissory note with a private lender that we originally executed on December 30, 2020 (the “Private Lender Loan”), the outstanding $1.0 million principal amount of the Private Lender Loan plus all accrued but unpaid interest of approximately $0.1 million thereon through the Conversion Date was automatically converted into shares of our common stock at a conversion price of $1.21 per share, resulting in the issuance of 876,493 shares of our common stock with a fair value of $1.1 million and the recording of less than $0.1 million of additional interest expense.

NOTE 15. TRANSACTIONS WITH IONIC

Liability Related to Convertible Debenture

On October 6, 2022, we entered into a debenture purchase agreement (the “2022 Debenture Purchase Agreement”) with Ionic Ventures, LLC (“Ionic”), pursuant to which we issued a convertible subordinated debenture in the original principal amount of $2.8 million (the “2022 Debenture”) to Ionic for a purchase price of $2.5 million. The 2022 Debenture automatically converted into shares of our common stock (the “Settlement Shares”) on November 17, 2022 upon the effectiveness of a registration statement we filed pursuant to a registration rights

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

agreement we executed with Ionic. As of December 31, 2022, because the measurement period for determining the final conversion price pursuant to the 2022 Debenture Purchase Agreement was still ongoing, the number of Settlement Shares was estimated by dividing the outstanding balance under the 2022 Debenture (including accrued and unpaid interest) by a conversion price that was 80% of the average of the 10 lowest volume-weighted average prices (“VWAPs”) during the period from November 18, 2022 through December 31, 2022. The VWAPs used to estimate the number of Settlement Shares for purposes of estimating the fair value of the liability related to the convertible debenture are classified as Level 3 inputs.

Using the guidance in ASC Topic 480, Distinguishing Liabilities from Equity, we evaluated the convertible debenture and determined that it represented an obligation that must or may be settled with a variable number of shares, the monetary value of which was based solely or predominantly on a fixed monetary amount known at inception. We, therefore, recorded a liability for the 2022 Debenture on October 6, 2022, by estimating the number of Settlement Shares and multiplying by the market price of the stock on such date, resulting in an initial liability of approximately $3.6 million. We recorded the $1.1 million excess of the initial liability amount over the purchase price as finance cost. The liability is being remeasured at each balance sheet date with the change in the liability also being reflected as finance cost. During the fourth quarter of 2022, we issued 898,854 Settlement Shares, with the $2.0 million fair value of such issued Settlement Shares reducing the liability. At December 31, 2022, we estimated that another 1,720,349 Settlement Shares would need to be issued, representing a liability of approximately $1.9 million. During the fourth quarter of 2022, we also recorded $0.3 million of finance cost related to changes in the fair value of the liability during the period.

Equity Line of Credit

Also, on October 6, 2022, we entered into a purchase agreement (the “ELOC Purchase Agreement”) with Ionic, which provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right to direct Ionic to purchase up to an aggregate of $50.0 million of shares of our common stock over the 36-month term of the ELOC Purchase Agreement. Under the ELOC Purchase Agreement, after the satisfaction of certain commencement conditions, including, without limitation, the effectiveness of the Resale Registration Statement and that the 2022 Debenture shall have been fully converted into shares of common stock or shall otherwise have been fully redeemed and settled in all respects in accordance with the terms of the 2022 Debenture, we have the right to present Ionic with a purchase notice (each, a “Purchase Notice”) directing Ionic to purchase any amount up to $3.0 million of our common stock per trading day, at a per share price equal to 90% (or 80% if our common stock is not then trading on Nasdaq) of the average of the five lowest VWAPs over a specified measurement period. With each purchase under the ELOC Purchase Agreement, we are required to deliver to Ionic an additional number of shares equal to 2.5% of the number of shares of common stock deliverable upon such purchase. The number of shares that we can issue to Ionic from time to time under the ELOC Purchase Agreement shall be subject to the condition that we will not sell shares to Ionic to the extent that Ionic, together with its affiliates, would beneficially own more than 4.99% of the outstanding shares of our common stock immediately after giving effect to such sale (the “Beneficial Ownership Limitation”).

In addition, Ionic will not be required to buy any shares of our common stock pursuant to a Purchase Notice on any trading day on which the closing trade price of our common stock is below $0.25. We will control the timing and amount of sales of our common stock to Ionic. Ionic has no right to require any sales by us, and is obligated to make purchases from us as directed solely by us in accordance with the ELOC Purchase Agreement. The ELOC Purchase Agreement provides that we will not be required or permitted to issue, and Ionic will not be required to purchase, any shares under the ELOC Purchase Agreement if such issuance would violate Nasdaq rules, and we may, in our sole discretion, determine whether to obtain stockholder approval to issue shares in excess of 19.99% of our outstanding shares of common stock if such issuance would require stockholder approval under Nasdaq rules. Ionic has agreed that neither it nor any of its agents, representatives and affiliates will engage in any direct or indirect short-selling or hedging our common stock during any time prior to the termination of the ELOC Purchase Agreement.

The ELOC Purchase Agreement may be terminated by us at any time after commencement, at our discretion; provided, however, that if we sold less than $25.0 million to Ionic (other than as a result of our inability to sell shares to Ionic as a result of the Beneficial Ownership Limitation, our failure to have sufficient shares authorized or our failure to obtain stockholder approval to issue more than 19.99% of our outstanding shares), we will pay to Ionic a termination fee of $0.5 million, which is payable, at our option, in cash or in shares of common stock at a price

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

equal to the closing price on the day immediately preceding the date of receipt of the termination notice. Further, the ELOC Purchase Agreement will automatically terminate on the date that we sell, and Ionic purchases, the full $50.0 million amount under the agreement or, if the full amount has not been purchased, on the expiration of the 36-month term of the ELOC Purchase Agreement. (See Note 20 for additional detail regarding certain amendments to the ELOC Purchase Agreement.)

On November 7, 2022, we entered into an amendment to the 2022 Debenture Purchase Agreement with Ionic, pursuant to which we and Ionic agreed to amend and restate the 2022 Debenture to provide that (i) in no event will the conversion price under the 2022 Debenture be below a floor price of $0.10 (such price, as may be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction, the “Floor Price”), and (ii) in the event the actual conversion price is less than the Floor Price, (A) Ionic will be entitled to that number of settlement conversion shares issuable with an assumed conversion price equal to the Floor Price, and (B) we will be required to make a cash payment to Ionic on or prior to the maturity date of an amount that is calculated by subtracting the number of shares of common stock issuable at an assumed conversion price equal to the Floor Price from the number of shares of common stock issuable at the actual conversion price, multiplied by a price equal to the average of the ten lowest VWAPs during the specified measurement period.

NOTE 16. COMMITMENTS AND CONTINGENCIES

At December 31, 2022, we had no material commitments outside the normal course of business.

Contingencies

As of December 31, 2022, we were neither a defendant in any material pending legal proceeding nor are we aware of any material threatened claims against us and, therefore, we have not accrued any contingent liabilities.

Registration Rights Agreement

On September 27, 2021, we entered into a securities purchase agreement (the “Armistice Purchase Agreement”) with Armistice Capital Master Fund Ltd. (“Armistice Capital”) pursuant to which we issued shares of our common stock together with warrants to purchase our common stock, subject to certain customary anti-dilution adjustments (the “Armistice Warrants”).

In connection with our entry into the Armistice Purchase Agreement, we also entered into a registration rights agreement with Armistice Capital, pursuant to which we were obligated to file one or more registration statements, as necessary, to register under the Securities Act of 1933, as amended, the resale of the shares we issued to Armistice Capital and the shares underlying the Armistice Warrants (collectively, the “Armistice Registrable Securities”) and to obtain effectiveness of such registration statement no later than 90 days following September 27, 2021. The agreement provided that if we failed to satisfy our obligation to timely obtain effectiveness, we would incur a $0.1 million monthly penalty (up to a maximum of $1.0 million) until we achieved effectiveness. The registration statement to register the resale of the Armistice Registrable Securities was declared effective on October 31, 2022. As of December 31, 2021, we had accrued $0.6 million as an initial estimate of the penalty liability. During the year ended December 31, 2022, we accrued an additional $0.4 million to accrue for the maximum penalty, of which we paid $0.2 million of this amount, resulting in an unpaid amount of $0.8 million that is included in other accrued expense at December 31, 2022.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

NOTE 17. STOCKHOLDERS' EQUITY, SHARE-BASED COMPENSATION AND NET LOSS PER SHARE

Equity Issuances

On September 29, 2021, we issued and sold to Armistice Capital 423,729 shares of our common stock at a purchase price of $11.80 per share together with the Armistice Warrants to purchase as many as 423,729 shares of our common stock at an exercise price of $13.50 per share, subject to certain customary anti-dilution adjustments, pursuant to the terms of the Armistice Purchase Agreement. We received net proceeds of $4.6 million from such sale. Concurrently with the entry into the Purchase Agreement, we also entered into a financial advisor agreement (the “Financial Advisor Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”), pursuant to which we agreed to pay A.G.P. a cash fee of approximately $0.4 million and to reimburse A.G.P. for certain legal and escrow expenses. In addition, pursuant to the terms of the Financial Advisor Agreement, on September 29, 2021, we issued to A.G.P. and its designees warrants (the “Financial Advisor Warrants” and together with the Armistice Warrants, the “Private Placement Warrants”) to purchase as many as an aggregate of 12,712 shares of our common stock at an exercise price of $13.50 per share, subject to certain customary anti-dilution adjustments. Based on the terms of the Private Placement Warrants, we recorded such warrants as equity instruments.

Warrants

The following table summarizes information related to our equity-classified stock warrant issuances as of and for the dates and periods noted:

	Shares	Weighted Average Exercise Price Per Share	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2020	4,000	$100.00
Granted [1]	1,007,441	39.90
Exercised	—	—
Forfeited, cancelled or expired	—
Outstanding at December 31, 2021	1,011,441	$40.10	4.7	$—
Granted	—	—
Exercised	—	—
Forfeited, cancelled or expired	—	—
Outstanding at December 31, 2022	1,011,441	$40.10	3.7	$—

1 Includes the 0.6 million warrants to purchase our common stock that we issued to CBG (see Note 5).

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Share-Based Compensation

On September 2, 2022, we issued 125,000 shares of our common stock with a fair value of $0.5 million to a vendor in exchange for services performed.

We are authorized to issue equity-based awards under our 2014 Incentive Plan, our 2017 Incentive Plan and our 2022 Incentive Plan, each of which our stockholders have approved. We also award cash bonuses (“China Cash Bonuses”) to our employees in China, which grants are not subject to a formal incentive plan and which can only be settled in cash. We grant such awards to attract, retain and motivate eligible officers, directors, employees and consultants. Under each of the plans, we have granted shares of restricted stock and options to purchase common stock to our officers and employees with exercise prices equal to or greater than the fair value of the underlying shares on the grant date.

Stock options and China Cash Bonuses generally expire 10 years from the grant date. All forms of equity awards and China Cash Bonuses vest upon the passage of time, the attainment of performance criteria, or both. When participants exercise stock options, we issue any shares of our common stock resulting from such exercise from new authorized and unallocated shares available at the time of exercise.

We estimate the fair value of our stock option awards and China Cash Bonuses using the BSM Model. During the year ended December 31, 2022 and 2021, we applied the following weighted-average inputs, which we classify in Level 3 of the fair value hierarchy, to the BSM Model for our stock option awards:

	Year Ended December 31,
	2022	2021
Expected term in years	6.0	6.0
Expected volatility	101.27%	85%
Expected dividends	—%	—%
Risk-free interest rate	3.56%	0.40%

During the year ended December 31, 2021 (we did not issue any China Cash Bonuses during 2022), we applied the following weighted-average inputs, which we classify in Level 3 of the fair value hierarchy, to the BSM Model for our China Cash Bonuses:

Expected remaining term in years	4.71
Expected volatility	110.14%
Expected dividends	—%
Risk-free interest rate	1.06%

We estimated the expected term based upon historical data. The risk-free interest rate is based on the U.S. Treasury yield curve appropriate for the expected term on the date of grant, and we estimate the expected volatility primarily using the historical volatility of our common stock. Actual compensation, if any, ultimately realized may differ significantly from the amount estimated using an option-pricing model.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

The following table summarizes activity under our equity incentive plans related to equity-classified stock option grants as of and for the dates and periods noted:

	Shares	Weighted Average Exercise Price Per Share	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2020	994,234	$42.90
Granted	546,350	13.70
Exercised	(54,794)	19.70
Forfeited, cancelled or expired	(1,888)	15.50
Outstanding at December 31, 2021	1,483,902	$33.00	6.1	$159
Granted	152,731	2.66
Exercised	—	—
Forfeited, cancelled or expired	(10,002)	14.11
Outstanding at December 31, 2022	1,626,631	$30.31	5.5	$1

Exercisable at December 31, 2021	1,277,652	36.20	5.7	$957
Exercisable at December 31, 2022	1,549,681	31.41	5.3	$1

The following table summarizes the status of non-vested stock options as of and for the dates and periods noted:

	Shares	Weighted-Average Grant-Date Fair Value
Non-vested at December 31, 2020	16,088	$68
Vested	(354,788)	3,512
Forfeited, cancelled or expired	(1,400)	17
Non-vested at December 31, 2021	206,250	2,063
Granted	37,000	51
Vested	(160,100)	1,852
Forfeited, cancelled or expired	(6,200)	72
Non-vested at December 31, 2022	76,950	$529

No stock options were exercised during year ended December 31, 2022. We received proceeds from stock option exercises during the year ended December 31, 2021 totaling approximately $1.1 million, while the total intrinsic value on such stock option exercises was $1.0 million.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

The following table summarizes activity related to our liability-classified China Cash Bonuses as of and for the dates and periods noted:

	Shares	Weighted Average Exercise Price Per Share	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2020	105,500	$40.10
Granted	—	—
Forfeited, cancelled or expired	(1,900)	63.10
Outstanding at December 31, 2021	103,600	$39.70	6.1	$159
Forfeited, cancelled or expired	(32,150)	47.99
Outstanding at December 31, 2022	71,450	$35.99	6.1	$—

Exercisable at December 31, 2021	88,600	44.10	4.9	$—
Exercisable at December 31, 2022	68,450	36.97	6.1	$—

The following table presents the change in the liability associated with our China Cash Bonuses included in Accrued expense and other current liabilities (in thousands):

	Year Ended December 31,
	2022	2021
Balance at beginning of period	$439	$679
Share-based compensation expense related to China Cash Bonuses	(407)	(240)
Balance at end of period	$32	$439

On July 27, 2020, the compensation committee of our board of directors approved grants to employees, directors and other service providers, excluding our CEO, of options to purchase approximately 5.4 million shares of our common stock. The option agreements governing the grants contain a stipulation that, regardless of vesting, such options do not become exercisable unless and until stockholders approve an amendment to our Amended and Restated Certificate of Incorporation to increase in the number of authorized shares of our common stock in an amount sufficient to allow for the exercise of the options and we have filed a corresponding Certificate of Amendment to our Amended and Restated Certificate of Incorporation reflecting such increase in the number of authorized shares of our common stock.

On July 8, 2021, our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock to 175,000,000, and we filed a Certificate of Amendment to our Amended and Restated Certificate of Incorporation (the “Charter Amendment”) with the Secretary of State of the State of Delaware on July 9, 2021 to reflect this amendment, which became effective immediately upon filing.

As a result of the increase in the number of authorized shares of our common stock, we determined that July 8, 2021 was the grant date for accounting purposes of the stock options we originally issued on July 27, 2020. The grant date fair value of the options granted on July 27, 2020 was approximately $6.3 million. To estimate the fair value of the options with an accounting grant date of July 8, 2021, we used the Black-Scholes-Merton option pricing model with an expected volatility of 85%, a risk-free interest rate of 0.34%, and expected term of six years and no expected dividends.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

The following table presents a breakdown of share-based compensation cost included in operating expense (in thousands):

	Year Ended December 31,
	2022	2021
Stock options	$2,104	$4,300
China Cash Bonuses	(407)	(240)
Total	$1,697	$4,060

We record share-based compensation expense in the books of the subsidiary that incurs the expense, while for equity-classified stock options we record the change in additional paid-in capital on the corporate entity because the corporate entity’s equity underlies such stock options.

The following table presents information regarding unrecognized share-based compensation cost associated with stock options and China Cash Bonuses:

December 31, 2022
Unrecognized share-based compensation cost for non-vested awards (in thousands):
Stock options	198
China Cash Bonuses	—
Weighted-average years over which unrecognized share-based compensation expense will be recognized:
Stock options	1.1
China Cash Bonuses	0.1

NOTE 18. RELATED PARTY TRANSACTIONS

As of December 31, 2022, we owed approximately $1.2 million to members of management representing various operating expense payments made on our behalf. Approximately $0.4 million was repaid during the first quarter of 2023.

NOTE 19. CHINA BUSINESS PARTNER

We interact with an unrelated entity (the “China Business Partner”) in more than one capacity. First, since 2020, we have been working with the China Business Partner to earn revenue by obtaining business from some of the largest companies in China. Secondly, prior to the year ended December 31, 2022, our artificial intelligence business in the U.S. purchased substantially all of its inventory from a subsidiary of the China Business Partner which manufactures certain equipment to our specifications; during the year ended December 31, 2022, we did not make any inventory purchases. In addition, a member of our senior leadership team maintains a role in the senior management structure of the China Business Partner.

During the year ended December 31, 2020, we advanced $1.5 million to the China Business Partner pursuant to an agreement between the two entities. Under the executed agreement, we had an obligation to advance as much as an aggregate amount of $5.1 million over the loan term of five years, and we could elect to convert amounts due to us under the agreement into equity of the China Business Partner upon any equity financing the China Business Partner undertook during the term of the agreement. The business purpose for the advances was to allow the China Business Partner to purchase and modify hardware to integrate with our software and market such integrated product to potential customers, including some of the largest companies in China.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

During the year ended December 31, 2021, we advanced another $2.4 million to the China Business Partner pursuant to the agreement entered into in 2020. We initially determined that such advances by the VIE were effectively marketing costs because realizability of the advanced amounts was uncertain given the lack of a formalized business relationship with the China Business Partner and the nature of the use of funds. As a result, we initially recorded the advances to our China Business Partner in Sales and marketing expense.

As of December 31, 2021, as a result of the China Business Partner’s repayment on January 25, 2022 of the $3.9 million we advanced to it, we recorded such amount in Other receivables, with $2.4 million of the repayment reducing sales and marketing expense for the 2021 advances and $1.5 million of the repayment shown as a recovery of marketing expense initially incurred during 2020 related to that year’s advances.

Also, for the years ended December 31, 2022 and 2021, we recognized approximately $5.4 million and $3.8 million of revenue from the relationship with the China Business Partner. At December 31, 2022 and 2021, in addition to the outstanding accounts receivable balances from the China Business Partner described in Note 6, we had outstanding accounts payable to the China Business Partner of $0.7 million and $0.8 million, respectively.

NOTE 20. SUBSEQUENT EVENTS

Letter Agreement with Ionic

On January 5, 2023, we and Ionic entered into a letter agreement (the “Letter Agreement”) which amended the ELOC Purchase Agreement. Under the Letter Agreement, the parties agreed, among other things, to (i) amend the floor price below which Ionic will not be required to buy any shares of our common stock under the ELOC Purchase Agreement from $0.25 to $0.20, determined on a post-reverse split basis, (ii) amend the per share purchase price for purchases under the ELOC Purchase Agreement to 90% of the average of the two lowest daily VWAPs over a specified measurement period, which will commence at the conclusion of the applicable measurement period related to the 2022 Debenture and (iii) waive certain requirements in the ELOC Purchase Agreement to allow for a one-time $0.5 million purchase under the ELOC Purchase Agreement.

As partial consideration for the waiver to allow for the $0.5 million purchase by Ionic, Remark agreed to issue to Ionic that number of shares equal to the difference between (x) the variable conversion price in the 2022 Debenture, and (y) the calculation achieved as a result of the following formula: 80% (or 70% if our common stock is not then trading on Nasdaq) of the lowest VWAP starting on the trading day immediately following the receipt of pre-settlement conversion shares following the date on which the 2022 Debenture automatically converts or other relevant date of determination and ending the later of (a) 10 consecutive trading days after (and not including) the Automatic Conversion Date (as defined in the ELOC Agreement) or such other relevant date of determination and (b) the trading day immediately after shares of our common stock in the aggregate amount of at least $13.9 million shall have traded on Nasdaq.

Issuances of Shares to Ionic

On January 19, 2023, we determined the final number of Settlement Shares related to the conversion of the 2022 Debenture to be 3,129,668. We had already issued 898,854 Settlement Shares during the year ended December 31, 2022, and during the quarter ended March 31, 2023, we issued another 2,094,428 Settlement Shares, resulting in 136,386 Settlement Shares yet to be issued to Ionic as of March 31, 2023. The difference between the $1.9 million fair value of the liability at December 31, 2022 and the $0.2 million fair value of the liability at March 31, 2023 will be reflected as a finance cost of approximately $1.7 million in the March 31, 2023 statement of operations.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

New Convertible Subordinated Debentures

On March 14, 2023, we entered into a debenture purchase agreement (the “2023 Debenture Purchase Agreement”) with Ionic pursuant to which we authorized the issuance and sale of two convertible subordinated debentures in the aggregate principal amount of $2.8 million for an aggregate purchase price of $2.5 million. The first debenture is in the original principal amount of $1.7 million for a purchase price of $1.5 million (the “First Debenture”), which was issued on March 14, 2023, and the second debenture is in the original principal amount of $1.1 million for a purchase price of $1.0 million (the “Second Debenture” and collectively with the First Debenture, the “2023 Debentures”), which was issued on April 12, 2022.

The 2023 Debentures accrue interest at a rate of 10% per annum, of which two years of interest is guaranteed and deemed earned in full on the first day following the issuance date. The interest rate on the 2023 Debentures increases to a rate of 15% per annum if the 2023 Debentures are not fully paid, converted or redeemed by the second anniversary of each debenture (each, a “Maturity Date”) or upon the occurrence of certain trigger events, including, but not limited to, the suspension from trading or the delisting of our common stock from the Nasdaq Capital Market (“Nasdaq”) for three consecutive trading days. If the 2023 Debentures are not fully paid or converted by their respective Maturity Dates, the original aggregate principal amount of the 2023 Debentures will be deemed to have been $3.3 million from their issuance dates.

The 2023 Debentures automatically convert into shares of common stock at the earlier of (i) the effectiveness of the initial registration statement registering the resale of certain Registrable Securities as such term is defined in the Registration Rights Agreement (as defined below) including, without limitation, the shares issuable upon conversion of the 2023 Debentures (the “Conversion Shares”) (such registration statement, the “Resale Registration Statement”), and (ii) 181 days after the issuance date of each 2023 Debenture. The number of shares of common stock issuable upon conversion of each 2023 Debenture shall be determined by dividing the outstanding balance under each 2023 Debenture (including all accrued and unpaid interest and accrued and unpaid late charges, if any) by a conversion price that is the lower of (x) 80% (or 70% if our common stock is not then trading on Nasdaq) of the average of the two lowest VWAPs over a specified measurement period following the conversion date (the “Variable Conversion Price”), and (y) $1.40 (the “Fixed Conversion Price”), subject to full ratchet anti-dilution protection in the event we issue certain equity securities at a price below the then Fixed Conversion Price. The 2023 Debentures are unsecured and expressly junior to any of our existing or future debt obligations. Notwithstanding anything to the contrary, under no circumstances shall the Variable Conversion Price be less than the floor price of $0.20 as specified in the 2023 Debentures. Additionally, in the event of a bankruptcy, we are required to redeem the 2023 Debentures in cash in an amount equal to the then outstanding balance of the 2023 Debentures multiplied by 120%. The 2023 Debentures further provide that we will not effect the conversion of any portion of the 2023 Debentures, and the holder thereof will not have the right to a conversion of any portion of the 2023 Debentures, to the extent that after giving effect to such conversion, the holder together with its affiliates would beneficially own more than 4.99% of the outstanding shares of our common stock immediately after giving effect to such conversion. Furthermore, we may not issue shares of common stock underlying the 2023 Debentures if such issuance would require us to obtain stockholder approval under the Nasdaq rules or until such stockholder approval has been obtained.

Concurrently with entering into the 2023 Debenture Purchase Agreement, we also entered into a registration rights agreement with Ionic (the “2023 Registration Rights Agreement”), in which we agreed to file with the SEC one or more registration statements, as necessary, and to the extent permissible and subject to certain exceptions, to register under the Securities Act of 1933, as amended, the resale of the shares of our common stock issuable upon conversion of the 2023 Debentures and the shares of common stock that may be issued to Ionic if we fail to comply with our obligations in the 2023 Registration Rights Agreement. The 2023 Registration Rights Agreement requires that we file, within 15 calendar days after we file our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, the Resale Registration Statement and use commercially reasonable efforts to have the Resale Registration Statement declared effective by the SEC on or before the earlier of (i) 90 days after signing of the 2023 Registration Rights Agreement (or 120 days if such registration statement is subject to full review by the SEC) and (ii) the 2nd business day after we are notified we will not be subject to further SEC review. If we fail to file or have the Resale Registration Statement declared effective by the specified deadlines, then in each instance, we will issue to Ionic 150,000 shares of our common stock within two trading days after such failure, and with respect to the Conversion Shares, we will additionally pay in cash, as liquidated damages, an amount equal to 2% of the amount then currently outstanding under the 2023 Debentures for failure to file and have the Resale Registration Statement declared effective by the same deadlines set forth above for each 30-day period after each such failure.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Mudrick Note Purchase Agreement

On March 14, 2023, we also entered into a Note Purchase Agreement (the “New Mudrick Loan Agreement”) with Mudrick, pursuant to which all of the Original Mudrick Loans were cancelled in exchange for new notes payable to Mudrick (the “New Mudrick Notes”) in the aggregate principal amount of $16.2 million.

The New Mudrick Notes bear interest at a rate of 20.5% per annum, which shall be payable on the last business day of each month commencing on May 31, 2023. The interest rate will increase by 2% and the principal amount outstanding under the New Mudrick Notes and any unpaid interest thereon may become immediately due and payable upon the occurrence of any event of default under the New Mudrick Loan Agreement.

All amounts outstanding under the New Mudrick Notes, including all accrued and unpaid interest, will be due and payable in full on October 31, 2023. To secure the payment and performance of our obligations under the New Mudrick Loan Agreement, we have granted to TMI Trust Company, as the collateral agent on behalf of the holders of the New Mudrick Notes, a continuing security interest in all assets of Remark, subject to certain exceptions as set forth in the New Mudrick Loan Agreement.

In connection with our entry into the New Mudrick Loan Agreement, we agreed to an extension fee of $0.8 million, which amount was paid in kind by capitalizing it to the principal of the New Mudrick Notes. All unpaid interest which had accrued under the Original Mudrick Loan Agreement to, but not including, March 14, 2023 was capitalized to the principal of the New Mudrick Notes.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(dollars in thousands, except share and per share amounts)

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets
Cash	$270	$52
Trade accounts receivable, net	3,043	3,091
Inventory, net	455	308
Deferred cost of revenue	5,899	7,463
Prepaid expense and other current assets	801	1,374
Total current assets	10,468	12,288
Property and equipment, net	1,106	1,699
Operating lease assets	678	180
Other long-term assets	146	269
Total assets	$12,398	$14,436
Liabilities
Accounts payable	$8,578	$9,602
Advances from related parties	1,030	1,174
Obligations to issue common stock	9,184	1,892
Accrued expense and other current liabilities	9,353	7,222
Contract liability	363	308
Notes payable (past due)	16,472	14,607
Total current liabilities	44,980	34,805
Operating lease liabilities, long-term	336	56
Total liabilities	45,316	34,861

Commitments and contingencies

Stockholders’ Deficit
Preferred stock, $0.001 par value; 1,000,000 shares authorized; zero issued	—	—
Common stock, $0.001 par value; 175,000,000 shares authorized; 19,711,855 and 11,539,564 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	20	12
Additional paid-in-capital	378,022	368,945
Accumulated other comprehensive loss	(1,229)	(859)
Accumulated deficit	(409,731)	(388,523)
Total stockholders’ deficit	(32,918)	(20,425)
Total liabilities and stockholders’ deficit	$12,398	$14,436
See Notes to Unaudited Condensed Consolidated Financial Statements

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue, including amounts from China Business Partner (See Note 15)	$183	$2,812	$4,176	$10,037
Cost and expense
Cost of revenue (excluding depreciation and amortization)	254	2,459	3,220	8,576
Sales and marketing	340	270	1,093	606
Technology and development	768	41	1,504	1,004
General and administrative	2,843	6,726	8,920	14,598
Depreciation and amortization	107	43	178	121
Impairments	—	—	392	—
Total cost and expense	4,312	9,539	15,307	24,905
Operating loss	(4,129)	(6,727)	(11,131)	(14,868)
Other income (expense)
Interest expense	(949)	(1,365)	(3,351)	(5,325)
Finance cost related to obligations to issue common stock	(2,086)	—	(6,712)	—
Loss on investment	—	(348)	—	(26,356)
Other gain, net	(8)	(493)	(14)	(342)
Total other expense, net	(3,043)	(2,206)	(10,077)	(32,023)
Loss before income taxes	(7,172)	(8,933)	(21,208)	(46,891)
Provision for income taxes	—	9	—	9
Net loss	$(7,172)	$(8,924)	$(21,208)	$(46,882)
Other comprehensive income
Foreign currency translation adjustments	175	(445)	(370)	(867)
Comprehensive loss	$(6,997)	$(9,369)	$(21,578)	$(47,749)

Weighted-average shares outstanding, basic and diluted	18,377,384	10,529,055	15,355,583	10,529,055

Net loss per share, basic and diluted	$(0.39)	$(0.85)	$(1.38)	$(4.45)

See Notes to Unaudited Condensed Consolidated Financial Statements

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Stockholders’ Deficit
(in thousands, except number of shares)

	Three Months Ended September 30, 2023
	Common Stock Shares	Common Stock Par Value	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total
Balance at June 30, 2023	16,612,266	$17	$375,517	$(1,404)	$(402,559)	(28,429)
Net loss	—	—	—	—	(7,172)	(7,172)
Share-based compensation	—	—	11	—	—	11
Common stock issued pursuant to agreements with Ionic (Note 11)	3,099,589	3	2,494	—	—	2,497
Foreign currency translation	—	—	—	175	—	175
Balance at September 30, 2023	19,711,855	$20	$378,022	$(1,229)	$(409,731)	$(32,918)

	Three Months Ended September 30, 2022
	Common Stock Shares	Common Stock Par Value	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total
Balance at June 30, 2022	10,515,777	$11	$365,357	$(692)	$(370,998)	$(6,322)
Net loss	—	—	—	—	(8,924)	(8,924)
Share-based compensation	—	—	501	—	—	501
Common stock issued for services	125,000	1	499	—	—	500
Foreign currency translation	—	—	—	(445)	—	(445)
Balance at September 30, 2022	10,640,777	$12	$366,357	$(1,137)	$(379,922)	$(14,690)

	Nine Months Ended September 30, 2023
	Common Stock Shares	Common Stock Par Value	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total
Balance at December 31, 2022	11,539,564	$12	$368,945	$(859)	$(388,523)	$(20,425)
Net loss	—	—	—	—	(21,208)	(21,208)
Share-based compensation	—	—	167	—	—	167
Common stock issued pursuant to agreements with Ionic (Note 11)	8,172,291	8	8,910	—	—	8,918

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Stockholders’ Deficit
(in thousands, except number of shares)

Foreign currency translation	—	—	—	(370)	—	(370)
Balance at September 30, 2023	19,711,855	$20	$378,022	$(1,229)	$(409,731)	$(32,918)

	Nine Months Ended September 30, 2022
	Common Stock Shares	Common Stock Par Value	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total
Balance at December 31, 2021	10,515,777	$11	$364,333	$(270)	$(333,040)	$31,034
Net loss	—	—	—	—	(46,882)	(46,882)
Share-based compensation	—	—	1,525	—	—	1,525
Common stock issued for services	125,000	1	499	—	—	500
Foreign currency translation	—	—	—	(867)	—	(867)
Balance at September 30, 2022	10,640,777	$12	$366,357	$(1,137)	$(379,922)	$(14,690)

See Notes to Unaudited Condensed Consolidated Financial Statements

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(21,208)	$(46,882)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	178	121
Share-based compensation	149	1,185
Amortization of debt issuance costs and discount	—	2,189
Cost of extending note payable	750	—
Finance cost related to obligations to issue common stock	6,712	—
Accrued interest included in note payable	1,139	283
Stock issuance for services performed	—	500
Loss on investment	—	26,356
Impairment of assets	392	—
Provision for doubtful accounts	138	2,278
Other	224	(178)
Changes in operating assets and liabilities:
Accounts receivable	(593)	1,298
Inventory	83	(209)
Deferred cost of revenue	1,564	(5,041)
Prepaid expense and other assets	85	3,815
Operating lease assets	(503)	63
Accounts payable, accrued expense and other liabilities	1,437	826
Contract liability	90	(245)
Operating lease liabilities	280	6
Net cash used in operating activities	(9,083)	(13,635)
Cash flows from investing activities:
Proceeds from sale of investment	—	6,332
Purchases of property, equipment and software	(32)	(175)
Payment of amounts capitalized to software in progress	—	(999)
Net cash provided by (used in) investing activities	(32)	5,158
Cash flows from financing activities:
Proceeds from issuance of common stock, net	—	—
Proceeds from obligations to issue common stock - ELOC	7,000	—
Proceeds from obligations to issue common stock - Debentures	2,500	—
Advances from related parties	1,002	2,386
Repayments of advances from related parties	(1,145)	(1,517)
Repayments of debt	(24)	(6,203)
Net cash provided by (used in) financing activities	9,333	(5,334)
Net change in cash	218	(13,811)
Cash:
Beginning of period	52	14,187
End of period	$270	$376

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Nine Months Ended September 30,

Supplemental cash flow information:
Cash paid for interest	$1,578	$3,238

Supplemental schedule of non-cash investing and financing activities:
Transfer of marketable securities to partially settle notes payable	$—	$9,661
Finance fee	$—	$283
Issuance of common stock pursuant to equity line of credit	$8,910	$—
Transfer of software to inventory	$233	$—

See Notes to Unaudited Condensed Consolidated Financial Statements

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023 and 2022
NOTE 1. ORGANIZATION AND BUSINESS

Organization and Business

Remark Holdings, Inc. and its subsidiaries (“Remark”, “we”, “us”, or “our”) constitute a diversified global technology business with leading artificial intelligence (“AI”) and data-analytics solutions. The common stock of Remark Holdings, Inc. is listed on the Nasdaq Capital Market (“Nasdaq”) under the trading symbol MARK.

We primarily sell AI-based products and services. We currently recognize substantially all of our revenue from China, with additional revenue from sales in the U.S.

On December 21, 2022, we effected a 1-for-10 reverse split of our common stock (the “Reverse Split”). All references made to share or per share amounts in these financial statements have been retroactively adjusted to reflect the effects of the Reverse Split.

Corporate Structure

We are a holding company incorporated in Delaware and not a Chinese operating company. As a holding company, we conduct most of our operations through our subsidiaries, each of which is wholly owned. Until September 2022, we had historically conducted a significant part of our operations through contractual arrangements between our wholly-foreign-owned enterprise (“WFOE”) and certain variable interest entities (“VIEs”) based in China to address challenges resulting from laws, policies and practices that may disfavor foreign-owned entities that operate within industries deemed sensitive by the Chinese government. We were the primary beneficiary of the VIEs because the contractual arrangements governing the relationship between the VIEs and our WFOE, which included an exclusive call option agreement, exclusive business cooperation agreement, a proxy agreement and an equity pledge agreement, enabled us to (i) exercise effective control over the VIEs, (ii) receive substantially all of the economic benefits of the VIEs, and (iii) have an exclusive call option to purchase, at any time, all or part of the equity interests in and/or assets of the VIEs to the extent permitted by Chinese laws. Because we were the primary beneficiary of the VIEs, we consolidated the financial results of the VIEs in our consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”).

We terminated all of the contractual arrangements between the WFOE and the VIEs and exercised our rights under the exclusive call option agreements between the WFOE and the VIEs such that, effective as of September 19, 2022, we obtained 100% of the equity ownership of the entities we formerly consolidated as VIEs and which we now consolidate as wholly-owned subsidiaries.

The following diagram illustrates our corporate structure, including our significant subsidiaries, as of the date of this prospectus. The diagram omits certain entities which are immaterial to our results of operations and financial condition.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023 and 2022

We are subject to certain legal and operational risks associated with having a significant portion of our operations in China. Chinese laws and regulations governing our current business operations, including the enforcement of such laws and regulations, are sometimes vague and uncertain and can change quickly with little advance notice. The Chinese government may intervene in or influence the operations of our China-based subsidiaries at any time and may exert more control over offerings conducted overseas and/or foreign investment in

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023 and 2022
China-based issuers, which could result in a material change in our operations and/or the value of our securities. In addition, any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or become worthless. In recent years, the Chinese government adopted a series of regulatory actions and issued statements to regulate business operations in China, including those related to the use of variable interest entities, cybersecurity, data security, export control and anti-monopoly concerns. As of the date of this Form 10-Q, we have neither been involved in any investigations on cybersecurity review initiated by any Chinese regulatory authority, nor received any inquiry, notice or sanction. As of the date of this Form 10-Q, no relevant laws or regulations in China explicitly require us to seek approval from the China Securities Regulatory Commission (“CSRC”) for any securities listing. As of the date of this Form 10-Q, we have not received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other Chinese governmental authorities relating to securities listings. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not all been issued. It is highly uncertain what potential impact such modified or new laws and regulations will have on our ability to conduct our business, accept investments or list or maintain a listing on a U.S. or foreign exchange.

As of the date of this Form 10-Q, we are not required to seek permissions from the CSRC, the Cyberspace Administration of China (the “CAC”), or any other entity that is required to approve our operations in China. Nevertheless, Chinese regulatory authorities may in the future promulgate laws, regulations or implement rules that require us or our subsidiaries to obtain permissions from such regulatory authorities to approve our operations or any securities listing.

Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act (the “HFCA Act”) was enacted on December 18, 2020. The HFCA Act states that if the Securities and Exchange Commission (the “SEC”) determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board (the “PCAOB”) for three consecutive years beginning in 2021, the SEC shall prohibit such shares from being traded on a national securities exchange or in the over the counter trading market in the United States. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction. The Consolidated Appropriations Act, 2023, which was signed into law on December 29, 2022, amended the HFCA Act to reduce the number of consecutive non-inspection years required to trigger the trading prohibition under the HFCA Act from three years to two years.

On December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by Chinese and Hong Kong authorities in those jurisdictions.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol (the “Protocol”), taking the first step toward opening access for the PCAOB to completely inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong.

On December 15, 2022, the PCAOB vacated its 2021 determination that the positions taken by authorities in mainland China and Hong Kong prevented it from inspecting and investigating completely registered public accounting firms headquartered in those jurisdictions. In view of the PCAOB’s decision to vacate its 2021 determination and until such time as the PCAOB issues any new adverse determination, the SEC has stated that there are no issuers at risk of having their securities subject to a trading prohibition under the HFCA Act. Each year, the PCAOB will reassess its determinations on whether it can inspect and investigate completely audit firms in China, and if, in the future, the PCAOB determines it cannot do so, or if Chinese authorities do not allow the

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023 and 2022
PCAOB complete access for inspections and investigations for two consecutive years, companies engaging China-based public accounting firms would be delisted pursuant to the HFCA Act.

Our auditor, Weinberg & Company, an independent registered public accounting firm headquartered in the United States is currently subject to PCAOB inspections and has been inspected by the PCAOB on a regular basis. However, if the PCAOB is unable to inspect the work papers of our accounting firm in the future, such lack of inspection could cause trading in our common stock to be prohibited under the HFCA Act, and as a result, an exchange may determine to delist our common stock. The delisting and the cessation of trading of our common stock, or the threat of our common stock being delisted and prohibited from being traded, may materially and adversely affect the value of our common stock.

Transfer of Cash or Assets

Dividend Distributions

As of the date of this Form 10-Q, none of our subsidiaries have made any dividends or distributions to Remark.

We have never declared or paid dividends or distributions on our common equity. We currently intend to retain all available funds and any future consolidated earnings to fund our operations and continue the development and growth of our business; therefore, we do not anticipate paying any cash dividends.

Under Delaware law, a Delaware corporation’s ability to pay cash dividends on its capital stock requires the corporation to have either net profits or positive net assets (total assets less total liabilities) over its capital. If we determine to pay dividends on any of our common stock in the future, as a holding company, we may rely on dividends and other distributions on equity from our subsidiaries for cash requirements, including the funds necessary to pay dividends and other cash contributions to our stockholders.

Our WFOE’s ability to distribute dividends is based upon its distributable earnings. Current Chinese regulations permit our WFOE to pay dividends to its shareholder only out of its registered capital amount, if any, as determined in accordance with Chinese accounting standards and regulations, and then only after meeting the requirement regarding statutory reserve. If our WFOE incurs debt in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Any limitation on the ability of our WFOE to distribute dividends or other payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business. In addition, any cash dividends or distributions of assets by our WFOE to its stockholder are subject to a Chinese withholding tax of as much as 10%.

The Chinese government also imposes controls on the conversion of Chinese Renminbi (“RMB”) into foreign currencies and the remittance of currencies out of China. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. If we are unable to receive all of the revenues from our operations through our China-based subsidiaries, we may be unable to pay dividends on our common stock.

COVID-19

Our condensed consolidated financial statements for the nine months ended September 30, 2023 continued to show the negative impact that the COVID-19 pandemic has had on our business. Preventative measures related to COVID-19 outbreaks may continue to adversely affect our business and financial results, as could economic and geopolitical conditions in some international regions, and we do not yet know what will be the ultimate effects on our business. The COVID-19 pandemic caused a broad shift towards remote working arrangements for many businesses worldwide and injected uncertainty and delay into decision-making processes for such businesses. Though the most restrictive preventative measures have been eased in China, city-wide lockdowns, travel

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023 and 2022
restrictions, closures of non-essential businesses and other quarantine measures could be reinstituted at any time. Recovering from the effects of the preventative measures in China that resulted from the Chinese government’s Zero-COVID policy and that significantly limited the operational capabilities of our China-based subsidiaries has been a slow process. Though the weeks-long or months-long lockdowns instituted in many cities across large swaths of China, including economically significant regions such as Shanghai, were lifted as of the end of 2022, they have had a material adverse impact on our business, including on the collection of our accounts receivable and our ability to complete projects in China to generate revenue, and may continue to adversely impact our business until customers and potential customers believe they can operate and expand their businesses without fear of lockdowns or other severely restrictive preventative measures.

The full extent of the impact of the pandemic on our business and financial results will depend largely on future developments, including resurgences and further spread of existing or new COVID-19 variants, the duration of any remaining preventative measures implemented by domestic and foreign governments, the impact on capital and financial markets and the related impact on the financial circumstances of our customers, all of which are highly uncertain and cannot be predicted. The COVID-19 situation has historically changed rapidly, and additional impacts of which we are not currently aware may arise. We are closely monitoring worldwide developments and continually assess the potential impact on our business.

Going Concern

During the nine months ended September 30, 2023, and in each fiscal year since our inception, we have incurred operating losses which have resulted in a stockholders’ deficit of $32.9 million as of September 30, 2023. Additionally, our operations have historically used more cash than they have provided. Net cash used in operating activities was $9.1 million during the nine months ended September 30, 2023. As of September 30, 2023, our cash balance was $0.3 million. Also, we did not make required repayments of the outstanding loans under the New Mudrick Loan Agreement when due (see Note 10 for more information).

Our history of recurring operating losses, working capital deficiencies and negative cash flows from operating activities give rise to, and management has concluded that there is, substantial doubt regarding our ability to continue as a going concern. Our independent registered public accounting firm, in its report on our consolidated financial statements for the year ended December 31, 2022, has also expressed substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We intend to fund our future operations and meet our financial obligations through revenue growth from our AI and data analytics offerings. We cannot, however, provide assurance that revenue, income and cash flows generated from our businesses will be sufficient to sustain our operations in the twelve months following the filing of this Form 10-Q. As a result, we are actively evaluating strategic alternatives including debt and equity financings.

Conditions in the debt and equity markets, as well as the volatility of investor sentiment regarding macroeconomic and microeconomic conditions (in particular, as a result of the COVID-19 pandemic, global supply chain disruptions, inflation and other cost increases, and the geopolitical conflict in Ukraine), will play primary roles in determining whether we can successfully obtain additional capital. We cannot be certain that we will be successful at raising additional capital.

A variety of factors, many of which are outside of our control, affect our cash flow; those factors include the effects of the COVID-19 pandemic, regulatory issues, competition, financial markets and other general business conditions. Based on financial projections, we believe that we will be able to meet our ongoing requirements for at least the next 12 months with existing cash and based on the probable success of one or more of the following plans:

•develop and grow new product line(s)

•obtain additional capital through debt and/or equity issuances.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023 and 2022
However, projections are inherently uncertain and the success of our plans is largely outside of our control. As a result, there is substantial doubt regarding our ability to continue as a going concern, and we may fully utilize our cash resources prior to December 31, 2023.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

We prepared the accompanying unaudited Condensed Consolidated Balance Sheet as of September 30, 2023, with the audited Consolidated Balance Sheet amounts as of December 31, 2022 presented for comparative purposes, and the related unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss, the Condensed Consolidated Statements of Cash Flows and the Condensed Consolidated Statements of Stockholders’ Deficit nine months ended September 30, 2023 in accordance with the instructions for Form 10-Q. In compliance with those instructions, we have omitted certain information and footnote disclosures normally included in annual consolidated financial statements prepared in accordance with U.S. GAAP, though management believes the disclosures made herein are sufficient to ensure that the information presented is not misleading.

Our results of operations and our cash flows as of the end of the interim periods reported herein do not necessarily indicate the results we may experience for the remainder of the year or for any other future period.

Management believes that we have included all adjustments (including those of a normal, recurring nature) considered necessary to fairly present our unaudited Condensed Consolidated Balance Sheet and our unaudited Condensed Consolidated Statement of Stockholders’ Deficit, each as of September 30, 2023, as well as our unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss and Condensed Consolidated Statements of Cash Flows for all periods presented. You should read our unaudited condensed consolidated interim financial statements and footnotes in conjunction with our consolidated financial statements and footnotes included within the Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”).

Consolidation

We include all of our subsidiaries in our condensed consolidated financial statements, eliminating all significant intercompany balances and transactions during consolidation.

Use of Estimates

We prepare our consolidated financial statements in conformity with GAAP. While preparing our financial statements, we make estimates and assumptions that affect amounts reported and disclosed in the consolidated financial statements and accompanying notes. Accordingly, actual results could differ from those estimates. On an ongoing basis, we evaluate our estimates, including those related to accounts receivable, deferred cost of revenue, share-based compensation, deferred income taxes, and inventory reserve, among other items.

The impact of the COVID-19 pandemic continues to unfold. As a result, many of our estimates and assumptions required increased judgment and carry a higher degree of variability and volatility. As events continue to evolve and additional information becomes available, our estimates may change materially in future periods.

Cash

Our cash consists of funds held in bank accounts.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023 and 2022
We maintain cash balances in United States dollars (“USD”), British pounds (“GBP”), RMB and Hong Kong dollars (“HKD”). The following table, reported in USD, disaggregates our cash balances by currency denomination (in thousands):

	September 30, 2023	December 31, 2022
Cash denominated in:
USD	$250	$11
RMB	13	19
GBP	3	17
HKD	4	5
Total cash	$270	$52

We maintain substantially all of our USD-denominated cash at a U.S. financial institution where the balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At times, however, our cash balances may exceed the FDIC-insured limit. As of September 30, 2023, we do not believe we have any significant concentrations of credit risk. Cash held by our non-U.S. subsidiaries is subject to foreign currency fluctuations against the USD, although such risk is somewhat mitigated because we transfer U.S. funds to China to fund local operations. If, however, the USD is devalued significantly against the RMB, our cost to further develop our business in China could exceed original estimates.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants (an exit price). When reporting the fair values of our financial instruments, we prioritize those fair value measurements into one of three levels based on the nature of the inputs, as follows:

Level 1:    Valuations based on quoted prices in active markets for identical assets and liabilities;

Level 2:    Valuations based on observable inputs that do not meet the criteria for Level 1, including quoted prices in inactive markets and observable market data for similar, but not identical instruments; and

Level 3:    Valuations based on unobservable inputs, which are based upon the best available information when external market data is limited or unavailable.

The fair value hierarchy requires us to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value. For some products or in certain market conditions, observable inputs may not be available.

We believe the reported carrying amounts for cash, marketable securities, receivables, prepaids and other current assets, accounts payable, accrued expense and other current liabilities, and short-term debt approximate their fair values because of the short-term nature of these financial instruments.

Foreign Currency Translation

We report all currency amounts in USD. Our overseas subsidiaries, however, maintain their books and records in their functional currencies, which are GBP in the United Kingdom (“U.K.”) and RMB in China.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023 and 2022
In general, when consolidating our subsidiaries with non-USD functional currencies, we translate the amounts of assets and liabilities into USD using the exchange rate on the balance sheet date, and the amounts of revenue and expense are translated at the average exchange rate prevailing during the period. The gains and losses resulting from translation of financial statement amounts into USD are recorded as a separate component of accumulated other comprehensive loss within stockholders’ deficit.

We used the exchange rates in the following table to translate amounts denominated in non-USD currencies as of and for the periods noted:

	2023	2022
Exchange rates at September 30th:
GBP:USD	1.220	1.113
RMB:USD	0.137	0.141
HKD:USD	0.128	0.127

Average exchange rate during the nine months ended September 30th:
RMB:USD	0.142	0.152
GBP:USD	1.244	1.259

Revenue Recognition

AI-Based Products

We generate revenue by developing AI-based products, including fully-integrated AI solutions which combine our proprietary technology with third-party hardware and software products to meet end-user specifications. Under one type of contract for our AI-based products, we provide a single, continuous service to clients who control the assets as we create them. Accordingly, we recognize the revenue over the period of time during which we provide the service. Under another type of contract, we have performance obligations to provide fully-integrated AI solutions to our customer and we recognize revenue at the point in time when each performance obligation is completed and delivered to, tested by and accepted by our customer.

We recognize revenue when we transfer control of the promised goods or services to our customers, and we recognize an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. If there is uncertainty related to the timing of collections from our customer, which may be the case if our customer is not the ultimate end user of our goods, we consider this to be uncertainty of the customer’s ability and intention to pay us when consideration is due. Accordingly, we recognize revenue only when we have transferred control of the goods or services and collectability of consideration from the customer is probable.

When customers pay us prior to when we satisfy our obligation to transfer control of promised goods or services, we record the amount that reflects the consideration to which we expect to be entitled as a contract liability until such time as we satisfy our performance obligation.

For contracts under which we have not yet completed the performance obligation, deferred costs are recorded for any amounts incurred in advance of the performance obligation.

For our contracts with customers, we generally extend short-term credit policies to our customers, typically up to one year for large-scale projects.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023 and 2022
We record the incremental costs of obtaining contracts as an expense when incurred.

We offer extended warranties on our products for periods of one to three years. Revenue from these extended warranties is recognized on a straight-line basis over the warranty contract term.

Other

We generate revenue from other sources, such as from advertising and marketing services. We recognize the revenue from these contracts at the point in time when we transfer control of the good sold to the customer or when we deliver the promised promotional materials or media content. Substantially all of our contracts with customers that generate Other revenue are completed within one year or less.

Inventory

We use the first-in first-out method to determine the cost of our inventory, then we report inventory at the lower of cost or net realizable value. We regularly review our inventory quantities on hand and record a provision for excess and obsolete inventory based primarily on our estimated sales forecasts. At September 30, 2023 and December 31, 2022, reserve for inventory was $2.2 million and $2.2 million, respectively.

Refundable Tax Credits

We charge the cost of our research and development efforts to operations as incurred. Our subsidiary in the United Kingdom is entitled to receive certain government assistance in the form of refundable research and development tax credits from taxation authorities, based on qualifying expenditures incurred during the fiscal year. The refundable credits are not dependent on our ongoing tax status or tax position and accordingly are not considered part of income taxes. We record refundable tax credits as a reduction of technology and development expense when we can reasonably estimate the amount and it is more likely than not that such amount will be received. During the nine months ended September 30, 2023, we recorded a tax credit of approximately $0.5 million.

Internal Use Software

We acquire or develop applications and other software that help us meet our internal needs with respect to operating our business. For such projects, planning cost and other costs related to the preliminary project stage, as well as costs incurred for post-implementation activities, are expensed as incurred. We capitalize costs incurred during the application development phase only when we believe it is probable the development will result in new or additional functionality. The types of costs capitalized during the application development phase include fees incurred with third parties for consulting, programming and other development activities performed to complete the software. We amortize our internal use software on a straight-line basis over an estimated useful life of three years. If we identify any internal use software to be abandoned, the cost less the accumulated amortization, if any, is recorded as amortization expense. Once we have fully amortized internal use software costs that we capitalized, we remove such amounts from their respective accounts.

Net Income (Loss) per Share

We calculate basic net income (loss) per share using the weighted-average number of common stock shares outstanding during the period. For the calculation of diluted net income (loss) per share, we give effect to all the shares of common stock that were outstanding during the period plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued, using the treasury stock

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023 and 2022
method. Potential common shares are excluded from the computation when their effect is anti-dilutive. Dilutive potential shares of common stock consist of incremental shares of common stock issuable upon exercise of stock options and warrants.

For the three and nine months ended September 30, 2023 and 2022, there were no reconciling items related to either the numerator or denominator of the loss per share calculation, as their effect would have been anti-dilutive.

Securities which may have affected the calculation of diluted earnings per share for the three and nine months ended September 30, 2023 if their effect had been dilutive include 1,623,346 total outstanding options to purchase our common stock, 1,011,441 outstanding warrants to purchase our common stock, as well as an estimated 18,420,287 shares of our common stock issuable to Ionic Ventures, LLC (“Ionic”) in relation to our transactions with Ionic (see Note 11).

Segments

Existing GAAP, which establishes a management approach to segment reporting, defines operating segments as components of an entity about which separate, discrete financial information is available for evaluation by the chief operating decision maker. We have identified our Chief Executive Officer as our chief operating decision maker, who reviews operating results to make decisions about allocating resources and assessing performance based upon only one operating segment.

Recently Issued Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2020-06 (“ASU 2020-06”), Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models will result in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The ASU also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. With regard to our financial reporting, ASU 2020-06 will be effective January 1, 2024, and early adoption is permitted, but no earlier than January 1, 2021, including interim periods within that year. We are currently evaluating what effect(s) the adoption of ASU 2020-06 may have on our consolidated financial statements, but we do not believe the impact of the ASU will be material to our financial position, results of operations and cash flows. The effect will largely depend on the composition and terms of the financial instruments at the time of adoption.

We have reviewed all accounting pronouncements recently issued by the FASB and the SEC. The authoritative pronouncements that we have already adopted did not have a material effect on our financial condition, results of operations, cash flows or reporting thereof, and except as otherwise noted above, we do not believe that any of the authoritative pronouncements that we have not yet adopted will have a material effect upon our financial condition, results of operations, cash flows or reporting thereof.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023 and 2022
NOTE 3. CONCENTRATION OF RISK

Revenue and Accounts Receivable

The disaggregation of revenue tables in Note 4 demonstrate the concentration in our revenue from certain products and the geographic concentration of our business. We also have a concentration in the volume of business we transacted with customers, as during the nine months ended September 30, 2023, two of our customers represented about 28% and 24% of our revenue, respectively, while during nine months ended September 30, 2022, two customers represented about 55% and 23%, respectively, of our revenue. At September 30, 2023, accounts receivable from two of our customers represented about 12% an 12%, respectively, of our gross accounts receivable, while at December 31, 2022, accounts receivable from our three largest customers represented about 23%, 16% and 10%, respectively, of our gross accounts receivable.

Deferred Cost of Revenue

See Note 6 for a discussion of a risk concentration regarding our deferred cost of revenue.

Cost of Sales and Accounts Payable

The various hardware we purchase to fulfill our contracts with customers is not especially unique in nature. Based on our analysis, we believe that should any disruption in our current supply chain occur, a sufficient number of alternative vendors is available to us, at reasonably comparable specifications and price, such that we would not experience a material negative impact on our ability to procure the hardware we need to operate our business.

NOTE 4. REVENUE

We primarily sell AI-based products and services based upon computer vision and other technologies.

We do not include disclosures related to remaining performance obligations because substantially all our contracts with customers have an original expected duration of one year or less or, with regard to our stand-ready obligations, the amounts involved are not material.

Disaggregation of Revenue

The following table presents a disaggregation of our revenue by category of products and services (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
AI-based products and services, including amounts from China Business Partner in 2023 (See Note 15)	$174	$2,681	$4,000	$9,699
Other	9	131	176	338
Revenue	$183	$2,812	$4,176	$10,037

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023 and 2022
The following table presents a disaggregation of our revenue by country (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
China	$174	$2,746	$4,014	$9,815
United States and United Kingdom	9	66	162	222
Revenue	$183	$2,812	$4,176	$10,037

Significant Judgments

When accounting for revenue we make certain judgments, such as whether we act as a principal or as an agent in transactions or whether our contracts with customers fall within the scope of current GAAP regarding revenue, that affect the determination of the amount and timing of our revenue from contracts with customers. Based on the current facts and circumstances related to our contracts with customers, none of the judgments we make involve an elevated degree of qualitative significance or complexity such that further disclosure is warranted in terms of their potential impact on the amount and timing of our revenue.

Contract Assets and Contract Liabilities

We do not currently generate material contract assets. During the nine months ended September 30, 2023, our contract liability changed only as a result of routine business activity.

During the nine months ended September 30, 2023 and 2022, the amount of revenue we recognized that was included in the beginning balance of Contract liability was not material.

During the nine months ended September 30, 2023 and 2022, we did not recognize revenue from performance obligations that were satisfied in previous periods.

Certain Agreements Related to AI-Based Product Sales in China

We completed certain projects in China during the three months ended September 30, 2023 worth approximately $1.4 million, but the agreement has not yet met the criteria for revenue recognition.

NOTE 5. TRADE ACCOUNTS RECEIVABLE

	September 30, 2023	December 31, 2022
Gross accounts receivable balance	$7,103	$7,213
Allowance for bad debt	(4,060)	(4,122)
Accounts receivable, net	$3,043	$3,091

Generally, it is not unusual for Chinese entities to pay their vendors on longer timelines than the timelines typically observed in U.S. commerce. Trade receivables related to our China AI projects at September 30, 2023 and December 31, 2022; including approximately $0.6 million and $1.1 million, respectively, of trade receivables from projects related to work with our China Business Partner (see Note 15 for more information regarding our China Business Partner and related accounting); represented essentially all our gross trade receivables in each such period.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023 and 2022
Despite the longer collection timelines normally observed with Chinese entities, we have noted that the COVID-19 related lockdowns that persisted in China for most of 2022 have caused further delay in our ability to collect all balances due from some of our customers in China. As a result of our inability to assure collection of all amounts due from such customers within a short period of time, we recorded a reserve for bad debt of approximately $2.8 million as of December 31, 2022 for all accounts receivable from China customers that were more than one year past due. The additional reserve for bad debt we recorded during 2023 was not material.

NOTE 6. DEFERRED COST OF REVENUE

Deferred cost of revenue as of September 30, 2023 and December 31, 2022 of $5.9 million and $7.5 million, respectively, represent amounts we have paid in advance to vendors who provide services to us in relation to various projects in China. Specifically, the deferred cost of revenue balance as of September 30, 2023, a large percentage of which was related to project installations we expected would be provided to us through our China Business Partner (described in more detail in Note 15), was paid almost entirely to a single vendor which will be visiting numerous sites across various regions of China to install our software solutions and/or hardware for our customers and perform other services for us pursuant to our customers’ requirements. Because most of the projects for which we have engaged the vendor require purchases of hardware, equipment and/or supplies in advance of site visits, we made the prepayments during 2022 in anticipation of several large batches of project installations. However, the lengthy COVID-19 related lockdowns that occurred in various regions in China prevented us and the vendor from being able to complete as many projects as we originally expected and caused our customers to delay installations. Given that the delays were related to the COVID-19 lockdowns that had ended by December 31, 2022 and were not a result of the vendor’s inability to either perform the services or refund of the amounts we advanced, we believe the balance as of September 30, 2023 will be fully recovered. We did not make any additional payments in 2023 to the vendor assisting us with installations related to projects provided to us through our China Business Partner, and we were able to complete installations that reduced the deferred cost of revenue balance associated with that vendor which caused the net decrease in deferred cost of revenue.

We completed certain projects in China during the three months ended September 30, 2023 worth approximately $1.4 million, but for which the agreement between us and the customer has not yet met the criteria for revenue recognition. If such agreement had qualified for revenue recognition, $1.2 million of cost of sales would have been recognized, further reducing the balance of deferred cost of revenue.

NOTE 7. PREPAID EXPENSE AND OTHER CURRENT ASSETS

The following table presents the components of prepaid expense and other current assets (in thousands):

	September 30, 2023	December 31, 2022
Other receivables	2	23
Prepaid expense	547	1,144
Deposits	245	201
Other current assets	7	6
Total	$801	$1,374

During the nine months ended September 30, 2023, we recorded an impairment of approximately $0.2 million related to certain prepaid expense amounts which were deemed unrecoverable.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023 and 2022
NOTE 8. PROPERTY AND EQUIPMENT
Property and equipment consist of the following (in thousands, except estimated lives):

	Estimated Life (Years)	September 30, 2023	December 31, 2022
Vehicles	3	$153	153
Computers and equipment	3	1,193	$1,170
Furniture and fixtures	3	42	42
Software	3	5,819	5,160
Leasehold improvements	3	206	204
Software development in progress		—	1,199
Total property, equipment and software		$7,413	$7,928
Less accumulated depreciation		(6,307)	(6,229)
Total property, equipment and software, net		$1,106	$1,699

For the nine months ended September 30, 2023 and 2022, depreciation (and amortization of software) expense was approximately $0.2 million, while during the nine months ended September 30, 2022 depreciation (and amortization of software) expense was de minimis.

During the nine months ended September 30, 2023, we determined that certain costs that we had capitalized to software development in progress would no longer be recoverable and we recorded an impairment of approximately $0.2 million.

NOTE 9. ACCRUED EXPENSE AND OTHER CURRENT LIABILITIES

The following table presents the components of Accrued expense and other current liabilities (in thousands):

	September 30, 2023	December 31, 2022
Accrued compensation and benefit-related expense	$2,822	$1,448
Accrued interest	633	769
Other accrued expense	3,302	2,393
Other payables	2,018	2,234
Operating lease liability - current	367	138
China Cash Bonuses (see Note 15)	14	32
Other current liabilities	197	208
Total	$9,353	$7,222

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023 and 2022
NOTE 10. NOTES PAYABLE (PAST DUE)

The following table presents our notes payable (in thousands) as of:

	September 30, 2023	December 31, 2022
Principal balance of New Mudrick Notes (September 30, 2023) and Original Mudrick Loans (December 31, 2022)	$16,307	$14,418
Other notes payable	165	189
Notes payable, net of unamortized discount and debt issuance cost	$16,472	$14,607

On December 3, 2021, we entered into senior secured loan agreements (the “Original Mudrick Loan Agreements”) with certain of our subsidiaries as guarantors (the “Guarantors”) and certain institutional lenders affiliated with Mudrick Capital Management, LP (collectively, “Mudrick”), pursuant to which Mudrick extended credit to us consisting of term loans in the aggregate principal amount of $30.0 million (the “Original Mudrick Loans”). The Original Mudrick Loans bore interest at 16.5% per annum until the original maturity date of July 31, 2022 and, following an amendment we entered into with Mudrick in August 2022, bore interest at 18.5% per annum. The amendment also extended the maturity date of the Original Mudrick Loans from July 31, 2022 to October 31, 2022. However, we did not make the required repayment of the Original Mudrick Loans by October 31, 2022, which constituted an event of default under the Original Mudrick Loans and triggered an increase in the interest rate under the Original Mudrick Loans to 20.5%.

In connection with our entry into the Original Mudrick Loan Agreements, we paid Mudrick an upfront fee equal to 5.0% of the amount of the Original Mudrick Loans, which amount was netted against the drawdown of the Original Mudrick Loans. We recorded the upfront fee as a debt discount of $1.5 million, and recorded debt issuance cost totaling $1.1 million. We amortized the discount on the Original Mudrick Loans and the debt issuance cost over the life of the Original Mudrick Loans and, during the year ended December 31, 2022, we amortized $2.2 million of such discount and debt issuance cost.

During the year ended December 31, 2022, we repaid $6.2 million of the principal amount of the Original Mudrick Loans in cash and delivered all of our shares in Sharecare, Inc. to Mudrick on July 11, 2022, in partial settlement of the Original Mudrick Loans, resulting in a further repayment of approximately $9.7 million of the principal amount of the Original Mudrick Loans. As of December 31, 2022, the outstanding balance of the Original Mudrick Loans was $14.4 million, and approximately $0.8 million of accrued interest was included in Accrued expense and other current liabilities. During the three months ended March 31, 2023, prior to the New Mudrick Loan Agreement (defined below) canceling the Original Mudrick Loans, we accrued approximately $0.6 million additional interest expense on the Original Mudrick Loans, of which $0.3 million was paid during such period.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023 and 2022
On March 14, 2023, we entered into a Note Purchase Agreement (the “New Mudrick Loan Agreement”) with Mudrick, pursuant to which all of the Original Mudrick Loans were cancelled in exchange for new notes payable to Mudrick (the “New Mudrick Notes”) in the aggregate principal amount of approximately $16.3 million. The principal balance of the New Mudrick Notes included the $14.4 million outstanding balance of the Original Mudrick Loans, plus $1.1 million of accrued interest on the Original Mudrick Loans, plus a fee of approximately $0.8 million payable to Mudrick as consideration for cancelling the Original Mudrick Loans and converting all amounts outstanding thereunder into the New Mudrick Notes. We recorded the $0.8 million as interest expense during the three months ended March 31, 2023.

The New Mudrick Notes bear interest at a rate of 20.5% per annum, which is payable on the last business day of each month commencing on May 31, 2023. The interest rate will increase by 2% and the principal amount outstanding under the New Mudrick Notes and any unpaid interest thereon may become immediately due and payable upon the occurrence of any event of default under the New Mudrick Loan Agreement. All amounts outstanding under the New Mudrick Notes, including all accrued and unpaid interest, became due and payable in full on October 31, 2023.

To secure the payment and performance of the obligations under the Original Mudrick Loan Agreements and the New Mudrick Loan Agreement, we, together with certain of our subsidiaries (the “Guarantors”), have granted to TMI Trust Company, as the collateral agent for the benefit of Mudrick, a first priority lien on, and security interest in, all assets of Remark and the Guarantors, subject to certain customary exceptions.

We did not make required repayments of the outstanding loans under the New Mudrick Loan Agreement that were due beginning on June 30, 2023, which constitute events of default for which we have not received a waiver as of the date of this Form 10-Q. While we are actively engaged in discussions with Mudrick regarding a resolution of the events of default and have made progress in such discussions, we cannot provide any assurance that we will be successful in obtaining a waiver or that Mudrick will continue to forebear from taking any enforcement actions against us.

Other Notes Payable

The Other notes payable in the table above represent individually immaterial notes payable issued for the purchase of operating assets. Such notes payable bear interest at a weighted-average interest rate of approximately 6.2% and have a weighted-average remaining term of approximately 4.5 years.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023 and 2022

NOTE 11. OBLIGATIONS TO ISSUE COMMON STOCK (TRANSACTIONS WITH IONIC)

Convertible Debentures

On October 6, 2022, we entered into a debenture purchase agreement (the “2022 Debenture Purchase Agreement”) and a purchase agreement (the “ELOC Purchase Agreement”) with Ionic. Pursuant to the 2022 Debenture Purchase Agreement, we issued a convertible subordinated debenture in the original principal amount of approximately $2.8 million (the “2022 Debenture”) to Ionic for a purchase price of $2.5 million. The 2022 Debenture automatically converted into shares of our common stock (the “2022 Debenture Settlement Shares”) on November 17, 2022 upon the effectiveness of a registration statement we filed pursuant to a registration rights agreement we entered into with Ionic. Upon issuance of the 2022 Debenture, we initially estimated the obligation to issue common stock at approximately $3.6 million. As of December 31, 2022, we estimated such obligation to have a fair value of $1.9 million, representing an additional 1,720,349 shares to be issued pursuant to the 2022 Debenture. When the measurement period for determining the conversion price of the 2022 Debenture was completed, we determined that the final number of 2022 Debenture Settlement Shares would be 3,129,668 (inclusive of 898,854 shares that were issued during 2022), resulting in the issuance of an additional 2,230,814 shares during 2023 with a fair value of $3.1 million.

On March 14, 2023, we entered into a new debenture purchase agreement (the “2023 Debenture Purchase Agreement”) with Ionic pursuant to which we authorized the issuance and sale of two convertible subordinated debentures in the aggregate principal amount of approximately $2.8 million for an aggregate purchase price of $2.5 million. The first debenture is in the original principal amount of approximately $1.7 million for a purchase price of $1.5 million (the “First 2023 Debenture”), which was issued on March 14, 2023, and the second debenture is in the original principal amount of approximately $1.1 million for a purchase price of $1.0 million (the “Second 2023 Debenture” and collectively with the First Debenture, the “2023 Debentures”), which was issued on April 12, 2023. Upon issuance of the First 2023 Debenture and the Second 2023 Debenture, we initially estimated the obligations to issue common stock at an aggregate of approximately $4.1 million, or equivalent estimated issuable shares of 3,669,228. As of September 30, 2023, we estimated that an aggregate total of 9,373,457 shares would be issued upon conversion in full of the 2023 Debentures, representing obligations with an aggregate fair value of $4.7 million.

The 2023 Debentures accrue interest at a rate of 10% per annum, of which two years of interest is guaranteed and deemed earned in full on the first day following the issuance date. The interest rate on the 2023 Debentures increases to a rate of 15% per annum if the 2023 Debentures are not fully paid, converted or redeemed by the second anniversary of each debenture (each, a “Maturity Date”) or upon the occurrence of certain trigger events, including, but not limited to, the suspension from trading or the delisting of our common stock from Nasdaq for three consecutive trading days. If the 2023 Debentures are not fully paid or converted by their respective Maturity Dates, the original aggregate principal amount of the 2023 Debentures will be deemed to have been approximately $3.3 million from their issuance dates.

The 2023 Debentures automatically convert into shares of common stock at the earlier of (i) the effectiveness of the initial registration statement registering the resale of certain Registrable Securities as such term is defined in the Registration Rights Agreement (as defined below) including, without limitation, the shares issuable upon conversion of the 2023 Debentures (the “Conversion Shares”) (such registration statement, the “Resale Registration Statement”), and (ii) 181 days after the issuance date of each 2023 Debenture. The number of shares of common stock issuable upon conversion of each 2023 Debenture shall be determined by dividing the outstanding balance under each 2023 Debenture (including all accrued and unpaid interest and accrued and unpaid late charges, if any) by a conversion price that is the lower of (x) 80% (or 70% if our common stock is not then trading on Nasdaq) of the average of the two lowest VWAPs over a specified measurement period following the conversion date (the “Variable Conversion Price”), and (y) $1.40 (the “Fixed Conversion Price”), subject to full ratchet anti-dilution protection in the event we issue certain equity securities at a price below the then Fixed Conversion Price. The 2023 Debentures are unsecured and expressly junior to any of our existing or future debt obligations. Notwithstanding anything to the contrary, under no circumstances shall the Variable Conversion Price be less than the floor price of $0.20 as specified in the 2023 Debentures. Additionally, in the event of a bankruptcy, we are required to redeem the 2023 Debentures in cash in an amount equal to the then outstanding balance of the 2023 Debentures multiplied by

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023 and 2022
120%. The 2023 Debentures further provide that we will not effect the conversion of any portion of the 2023 Debentures, and the holder thereof will not have the right to a conversion of any portion of the 2023 Debentures, to the extent that after giving effect to such conversion, the holder together with its affiliates would beneficially own more than 4.99% of the outstanding shares of our common stock immediately after giving effect to such conversion. Furthermore, we may not issue shares of common stock underlying the 2023 Debentures if such issuance would require us to obtain stockholder approval under the Nasdaq rules or until such stockholder approval has been obtained.

Concurrently with entering into the 2023 Debenture Purchase Agreement, we also entered into a registration rights agreement with Ionic (the “2023 Registration Rights Agreement”), pursuant to which we agreed to file with the SEC one or more registration statements, as necessary, and to the extent permissible and subject to certain exceptions, to register under the Securities Act of 1933, as amended, the resale of the shares of our common stock issuable upon conversion of the 2023 Debentures and the shares of common stock that may be issued to Ionic if we fail to comply with our obligations in the 2023 Registration Rights Agreement. The 2023 Registration Rights Agreement required that we file, within 15 calendar days after we filed our 2022 Form 10-K, a resale registration statement and use commercially reasonable efforts to have such resale registration statement declared effective by the SEC on or before the earlier of (i) 90 days after signing of the 2023 Registration Rights Agreement (or 120 days if such registration statement was subject to full review by the SEC) and (ii) the 2nd business day after we were notified we would not be subject to further SEC review. If we failed to file or have the resale registration statement declared effective by the specified deadlines, then in each instance, we would be required to issue to Ionic 150,000 shares of our common stock within two trading days after such failure, and with respect to the Conversion Shares, we would additionally pay in cash, as liquidated damages, an amount equal to 2% of the amount then currently outstanding under the 2023 Debentures for failure to file and have the Resale Registration Statement declared effective by the same deadlines set forth above for each 30-day period after each such failure. The Resale Registration Statement was filed on June 16, 2023 and declared effective on June 26, 2023. Because we did not meet the filing and effectiveness deadlines specified in the Registration Rights Agreement, we issued 300,000 shares of our common stock shares to Ionic in July 2023, fulfilling the liability of approximately $0.3 million that was outstanding as of June 30, 2023.

Equity Line of Credit

The ELOC Purchase Agreement, as amended (see below), provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right to direct Ionic to purchase up to an aggregate of $50.0 million of shares of our common stock over the 36-month term of the ELOC Purchase Agreement. Under the ELOC Purchase Agreement, after the satisfaction of certain commencement conditions, including, without limitation, the effectiveness of a resale registration statement filed with the SEC registering such shares and that the 2022 Debenture shall have been fully converted into shares of common stock or shall otherwise have been fully redeemed and settled in all respects in accordance with the terms of the 2022 Debenture, we have the right to present Ionic with a purchase notice (each, a “Purchase Notice”) directing Ionic to purchase any amount up to $3.0 million of our common stock per trading day, at a per share price equal to 90% (or 80% if our common stock is not then trading on Nasdaq) of the average of the two lowest volume-weighted average prices (“VWAPs”) over a specified measurement period. With each purchase under the ELOC Purchase Agreement, we are required to deliver to Ionic an additional number of shares equal to 2.5% of the number of shares of common stock deliverable upon such purchase. The number of shares that we can issue to Ionic from time to time under the ELOC Purchase Agreement shall be subject to the condition that we will not sell shares to Ionic to the extent that Ionic, together with its affiliates, would beneficially own more than 4.99% of the outstanding shares of our common stock immediately after giving effect to such sale (the “Beneficial Ownership Limitation”).

In addition, Ionic will not be required to buy any shares of our common stock pursuant to a Purchase Notice on any trading day on which the closing trade price of our common stock is below $0.20 (as amended by the Letter Agreement, as defined below). We will control the timing and amount of sales of our common stock to Ionic. Ionic has no right to require any sales by us, and is obligated to make purchases from us as directed solely by us in accordance with the ELOC Purchase Agreement. The ELOC Purchase Agreement provides that we will not be required or permitted to issue, and Ionic will not be required to purchase, any shares under the ELOC Purchase Agreement if such issuance would violate Nasdaq rules, and we may, in our sole discretion, determine whether to obtain stockholder approval to issue shares in excess of 19.99% of our outstanding shares of common stock if such issuance would require stockholder approval under Nasdaq rules. Ionic has agreed that neither it nor any of its

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023 and 2022
agents, representatives and affiliates will engage in any direct or indirect short-selling or hedging our common stock during any time prior to the termination of the ELOC Purchase Agreement.

The ELOC Purchase Agreement may be terminated by us at any time after commencement, at our discretion; provided, however, that if we sold less than $25.0 million to Ionic (other than as a result of our inability to sell shares to Ionic as a result of the Beneficial Ownership Limitation, our failure to have sufficient shares authorized or our failure to obtain stockholder approval to issue more than 19.99% of our outstanding shares), we will pay to Ionic a termination fee of $0.5 million, which is payable, at our option, in cash or in shares of common stock at a price equal to the closing price on the day immediately preceding the date of receipt of the termination notice. Further, the ELOC Purchase Agreement will automatically terminate on the date that we sell, and Ionic purchases, the full $50.0 million amount under the agreement or, if the full amount has not been purchased, on the expiration of the 36-month term of the ELOC Purchase Agreement.

On January 5, 2023, we and Ionic entered into a letter agreement (the “Letter Agreement”) which amended the ELOC Purchase Agreement. Under the Letter Agreement, the parties agreed, among other things, to (i) amend the floor price below which Ionic will not be required to buy any shares of our common stock under the ELOC Purchase Agreement from $0.25 to $0.20, determined on a post-reverse split basis, (ii) amend the per share purchase price for purchases under the ELOC Purchase Agreement to 90% of the average of the two lowest daily VWAPs over a specified measurement period, which will commence at the conclusion of the applicable measurement period related to the 2022 Debenture and (iii) waive certain requirements in the ELOC Purchase Agreement to allow for a one-time $0.5 million purchase under the ELOC Purchase Agreement.

As partial consideration for the waiver to allow for the $0.5 million purchase by Ionic, we agreed to issue to Ionic that number of shares (the “Letter Agreement Shares”) equal to the difference between (x) the variable conversion price in the 2022 Debenture, and (y) the calculation achieved as a result of the following formula: 80% (or 70% if our common stock is not then trading on Nasdaq) of the lowest VWAP starting on the trading day immediately following the receipt of pre-settlement conversion shares following the date on which the 2022 Debenture automatically converts or other relevant date of determination and ending the later of (a) 10 consecutive trading days after (and not including) the Automatic Conversion Date (as defined in the ELOC Agreement) or such other relevant date of determination and (b) the trading day immediately after shares of our common stock in the aggregate amount of at least $13.9 million shall have traded on Nasdaq. As of March 31, 2023, we estimated the obligation to issue the Letter Agreement Shares at approximately $0.2 million. As of June 30, 2023, we had issued all of the 200,715 Letter Agreement Shares.

During the nine months ended September 30, 2023, Ionic advanced to us an aggregate of $7.0 million (the "ELOC Advances") pursuant to the ELOC Agreement, as amended. Upon issuance of the ELOC Advances, we initially estimated the obligations to issue common stock at approximately $10.5 million, or equivalent estimated issuable shares of 11,326,803. In partial settlement of our obligation to issue common stock under the ELOC Advances, we issued 5,343,762 shares of our common stock during the period ended September 30, 2023 at aggregate fair value of approximately $5.2 million. As of September 30, 2023, we estimated that an additional 9,046,830 shares would be issued in settlement of our obligation to issue common stock under the ELOC Advances, representing an obligation with an aggregate fair value of $4.5 million.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023 and 2022
On September 15, 2023, we and Ionic entered into a letter agreement (the “September 2023 Letter Agreement”) which amends the ELOC Purchase Agreement, as previously amended on January 5, 2023. Under the September 2023 Letter Agreement, the parties agreed, among other things, to (i) allow Remark to deliver one or more irrevocable written notices (“Exemption Purchase Notices”) to Ionic in a total aggregate amount not to exceed $20.0 million, which total aggregate amount shall be reduced by the aggregate amount of previous Exemption Purchase Notices, (ii) amend the per share purchase price for purchases under an Exemption Purchase Notice to 80% of the average of the two lowest daily volume-weighted average prices (“VWAPs”) over a specified measurement period, (iii) amend the definition of the specified measurement period to stipulate that, for purposes of calculating the final purchase price, such measurement period begins the trading day after Ionic pays Remark the amount requested in the purchase notice, while the calculation of the dollar volume of Remark common stock traded on the principal market to determine the length of the measurement period shall begin on the trading day after the previous measurement period ends, iv) that any additional Exemption Purchase Notices that are not in accordance with the terms and provisions of the Purchase Agreement shall be subject to Ionic’s approval, v) to amend section 11(c) of the ELOC Purchase Agreement to increase the Additional Commitment Fee from $0.5 million to $3.0 million and vi) that by September 29, 2023, the parties will amend the Debenture Transaction Documents to include a so-called Most Favored Nation provision that will provide Ionic with necessary protection against any future financing, settlement, exchange or other transaction whether with an existing or new lender, investor or counterparty, and that, if such amendment is not made by September 29, 2023, the Additional Commitment Fee shall be further increased to approximately $3.8 million.

Accounting for the Debentures and the ELOC

Using the guidance in ASC Topic 480, Distinguishing Liabilities from Equity, we evaluated the 2022 Debenture Purchase Agreement and its associated 2022 Debenture, the 2023 Debenture Purchase Agreement and its associated First 2023 Debenture, and the ELOC Purchase Agreement and its associated Letter Agreement and ELOC Advance, and determined that all represented obligations that must or may be settled with a variable number of shares, the monetary value of which was based solely or predominantly on a fixed monetary amount known at inception. Using a Level 3 input, we estimated the number of shares of our common stock that we would have to issue for each obligation and multiplied the estimated number of shares by the closing market price of our common stock on the measurement date to determine the fair value of the obligation. We then recorded the amount of the initial obligation in excess of the purchase price as finance cost. We remeasure each obligation at every balance sheet date until all shares representing the obligation have been issued, with the change in the amount of the obligation being recorded as finance cost. The following table shows the changes in our obligations to issue common stock (dollars in thousands):

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023 and 2022

	2022 Debenture	2023 Debentures	Filing & Effectiveness Default	Letter Agreement	ELOC Advances	Total
Obligations to Issue Common Stock
Balance at December 31, 2022	$1,892	$—	$—	$—	$—	$1,892
Establishment of new obligation to issue shares	—	4,109	332	249	10,483	15,173
Issuance of Shares	(3,138)	(94)	(294)	(227)	(5,167)	(8,920)
Change in measurement of liability	1,246	658	(38)	(22)	(805)	1,039
Balance at September 30, 2023	$—	$4,673	$—	$—	$4,511	$9,184

Estimated Number of Shares Issuable
Balance at December 31, 2022	1,720,349	—	—	—	—	1,720,349
Establishment of new obligation to issue shares	—	3,669,228	300,000	200,715	11,326,803	15,496,746
Issuance of Shares	(2,230,814)	(97,000)	(300,000)	(200,715)	(5,343,762)	(8,172,291)
Change in estimated number of shares issuable	510,465	5,801,229	—	—	3,063,789	9,375,483
Balance at September 30, 2023	—	9,373,457	—	—	9,046,830	18,420,287

The following table shows the composition of finance cost associated with our obligations to issue common stock (dollars in thousands):

	2022 Debenture	2023 Debentures	Filing & Effectiveness Default	Letter Agreement	ELOC Advances	Total
Initial obligation in excess of purchase price	$—	$1,609	$332	$249	$3,483	$5,673
Change in measurement of liability	1,246	658	(38)	(22)	(805)	1,039
Total	$1,246	$2,267	$294	$227	$2,678	$6,712

NOTE 12. COMMITMENTS AND CONTINGENCIES

At September 30, 2023, we had no material commitments outside the normal course of business.

Contingencies

As of September 30, 2023, we were neither a defendant in any material pending legal proceeding nor are we aware of any material threatened claims against us and, therefore, we have not accrued any contingent liabilities.

Registration Rights Agreement

On September 27, 2021, we entered into a securities purchase agreement (the “Armistice Purchase Agreement”) with Armistice Capital Master Fund Ltd. (“Armistice Capital”) pursuant to which we issued shares of our common stock together with warrants to purchase our common stock, subject to certain customary anti-dilution adjustments (the “Armistice Warrants”).

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023 and 2022

In connection with our entry into the Armistice Purchase Agreement, we also entered into a registration rights agreement with Armistice Capital, pursuant to which we were obligated to file one or more registration statements, as necessary, to register under the Securities Act of 1933, as amended, the resale of the shares we issued to Armistice Capital and the shares underlying the Armistice Warrants (collectively, the “Armistice Registrable Securities”) and to obtain effectiveness of such registration statement no later than 90 days following September 27, 2021. The registration rights agreement provided that if we failed to satisfy our obligation to timely obtain effectiveness, we would incur a penalty of as much as $1.0 million. The registration statement to register the resale of the Armistice Registrable Securities was declared effective on October 31, 2022. We had accrued the maximum penalty and, as of December 31, 2022, paid $0.2 million of such amount, resulting in an unpaid amount of $0.8 million included in other accrued expense as of September 30, 2023.

NOTE 13. STOCKHOLDERS' DEFICIT

Warrants

The following table summarizes information related to our equity-classified stock warrant issuances as of and for the dates and periods noted:

	Shares	Weighted Average Exercise Price Per Share	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2022	1,011,441	$40.10	3.7	$—
Granted	—	—
Exercised	—	—
Forfeited, cancelled or expired	—	—
Outstanding at September 30, 2023	1,011,441	$40.10	2.9	$—

Share-Based Compensation

We are authorized to issue equity-based awards under our 2014 Incentive Plan, our 2017 Incentive Plan and our 2022 Incentive Plan, each of which our stockholders have approved. We also award cash bonuses (“China Cash Bonuses”) to our employees in China, which grants are not subject to a formal incentive plan and which can only be settled in cash. We grant such awards to attract, retain and motivate eligible officers, directors, employees and consultants. Under each of the plans, we have granted shares of restricted stock and options to purchase common stock to our officers and employees with exercise prices equal to or greater than the fair value of the underlying shares on the grant date.

Stock options and China Cash Bonuses generally expire 10 years from the grant date. All forms of equity awards and China Cash Bonuses vest upon the passage of time, the attainment of performance criteria, or both. When participants exercise stock options, we issue any shares of our common stock resulting from such exercise from new authorized and unallocated shares available at the time of exercise.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023 and 2022
The following table summarizes activity under our equity incentive plans related to equity-classified stock option grants as of and for the dates and periods noted:

	Shares	Weighted Average Exercise Price Per Share	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2022	1,626,631	$30.31	5.5	$1
Granted	—	—
Exercised	—	—
Forfeited, cancelled or expired	(3,285)	46.75
Outstanding at September 30, 2023	1,623,346	$30.28	5.0	$—

Exercisable at December 31, 2022	1,549,681	31.41	5.3	$1
Exercisable at September 30, 2023	1,601,649	30.79	4.6	$—

The following table summarizes activity related to our liability-classified China Cash Bonuses as of and for the dates and periods noted:

	Shares	Weighted Average Exercise Price Per Share	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2022	71,450	$35.99	6.1	$—
Granted	—	—
Exercised	—	—
Forfeited, cancelled or expired	—	—
Outstanding at September 30, 2023	71,450	$35.99	5.4	$—

Exercisable at December 31, 2022	68,450	36.97	6.1	$—
Exercisable at September 30, 2023	71,450	35.99	5.4	$—

The following table presents the change in the liability associated with our China Cash Bonuses included in Accrued expense and other current liabilities (in thousands):

	Nine Months Ended September 30,	Year Ended December 31,
	2023	2022
Balance at beginning of period	$32	$439
Share-based compensation expense related to China Cash Bonuses	(18)	(407)
Balance at end of period	$14	$32

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023 and 2022
The following table presents a breakdown of share-based compensation cost included in operating expense (in thousands):

	Nine Months Ended September 30,
	2023	2022
Stock options	$167	$1,525
China Cash Bonuses	(18)	(340)
Total	$149	$1,185

We record share-based compensation expense in the books of the subsidiary that incurs the expense, while for equity-classified stock options we record the change in additional paid-in capital on the corporate entity because the corporate entity’s equity underlies such stock options.

The following table presents information regarding unrecognized share-based compensation cost associated with stock options and China Cash Bonuses:

September 30, 2023
Unrecognized share-based compensation cost for non-vested awards (in thousands):
Stock options	31
China Cash Bonuses	—
Weighted-average years over which unrecognized share-based compensation expense will be recognized:
Stock options	1.4
China Cash Bonuses	0

NOTE 14. RELATED PARTY TRANSACTIONS

As of September 30, 2023, we owed approximately $1.0 million to members of management representing various operating expense payments made on our behalf.

NOTE 15. CHINA BUSINESS PARTNER

We interact with an unrelated entity (the “China Business Partner”) in more than one capacity. Firstly, since 2020, we have been working with the China Business Partner to earn revenue by obtaining business from some of the largest companies in China. Secondly, our artificial intelligence business in the U.S. has purchased substantially all of its inventory from a subsidiary of the China Business Partner which manufactures certain equipment to our specifications; though, during the nine months ended September 30, 2023, we did not make any such purchases. In addition, a member of our senior leadership team maintains a role in the senior management structure of the China Business Partner.

During the nine months ended September 30, 2023 and 2022, we recognized approximately $0.1 million and $5.3 million, respectively, of revenue from the relationship with the China Business Partner. At September 30, 2023 and December 31, 2022, in addition to the outstanding accounts receivable balances from the China Business Partner described in Note 5, we had outstanding accounts payable to the China Business Partner of $0.7 million and $0.7 million, respectively.

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023 and 2022
NOTE 16. SUBSEQUENT EVENTS

Ionic Transactions

In November 2023, Ionic advanced to us approximately $0.6 million pursuant to the ELOC Agreement, as amended.

In December 2023, Ionic advanced to us approximately $0.6 million pursuant to the ELOC Agreement, as amended.

In January 2024, Ionic advanced to us approximately $1.3 million pursuant to the ELOC Agreement, as amended.

In February 2024, Ionic advanced to us approximately $1.3 million pursuant to the ELOC Agreement, as amended.

During October 2023 and November 2023 prior to the filing of our quarterly report on Form 10-Q for the nine months ended September 2023, we issued a total of 1,220,000 shares to Ionic in partial settlement of ELOC Advances. Subsequent to the filing of our quarterly report on Form 10-Q for the nine months ended September 2023, we issued a total of 16,128,989 shares to Ionic in partial settlement of ELOC Advances and the 2023 Debentures.

On November 18, 2023, we and Ionic entered into a letter agreement (the “November 2023 Letter Agreement”) which, among other things, amends the Subordinated Convertible Debenture, dated as of March 14, 2023, by and between Remark and Ionic (the “First 2023 Debenture”).

The November 2023 Letter Agreement amends the First 2023 Debenture to include language that requires us to notify Ionic if we enter into any new debt agreement after November 18, 2023 or modify any debt agreement that existed at November 18, 2023. If Ionic determines that the terms of such new or modified agreements are preferable to the terms of the First 2023 Debenture, Ionic can give us written notice to amend, within five days, the terms of the First 2023 Debenture, excluding principal and interest, to give Ionic the benefit of such preferable terms.

On January 9, 2024, we and Ionic entered into an amendment (the “First Amendment”) to the ELOC Purchase Agreement.

Under the First Amendment, the parties agreed, among other things, (i) to clarify that the Floor Price per the agreement is $0.25, (ii) to amend the per share purchase price for purchases under a Regular Purchase Notice to 80% of the average of the two lowest daily volume-weighted average prices (“VWAPs”) over a specified measurement period, (iii) to increase the frequency at which we can submit purchase notices, within limits, and (iv) to amend section 11(c) of the ELOC Purchase Agreement to increase the Additional Commitment Fee from $500,000 to $3,750,000.

Failure to Maintain Continued Listing Standards

On April 27, 2023, we received a written notice from the Nasdaq Listing Qualifications Department notifying us that, pursuant to Nasdaq Listing Rule 5550(b)(3), we are required to maintain a minimum of $500,000 in net income from continuing operations in the most recently completed fiscal year, or two of the last three fiscal years (the “Net Income Standard”). Since our 2022 Form 10-K reported net loss from continuing operations, and as of April 25, 2023, we did not meet the alternative continued listing standards (collectively, with the Net Income Standard, the “Continued Listing Standards”) under Nasdaq Listing Rule 5550(b) of a minimum stockholders' equity of $2.5 million or minimum market value of listed securities of $35 million, we no longer comply with the Continued Listing Standards.

In accordance with Nasdaq Listing Rule 5810(c)(2)(A), on June 12, 2023 we submitted a plan to regain compliance with the Continued Listing Standards to the Nasdaq Listing Qualifications Department. On July 24, 2023, the Nasdaq Listing Qualifications Department notified us that it was granting us until October 24, 2023 (the

REMARK HOLDINGS, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
For the Nine Months Ended September 30, 2023 and 2022
“Extension Period”) to file a report with the SEC and Nasdaq stating that we have successfully executed our plan to regain compliance with the Continued Listing Standards and that we did in fact regain such compliance. We were not able to regain compliance with the Continued Listing Standards by October 24, 2023 and, on October 26, 2023, we received a staff determination letter from Nasdaq indicating that we did not regain compliance with the Continued Listing Standards and that, unless we request an appeal of Nasdaq’s determination, our common stock was subject to delisting.

We appealed Nasdaq’s delisting determination to a Hearings Panel (the “Panel”) and were notified by Nasdaq that we had been granted a hearing with the Panel on February 1, 2024. On January 16, 2024, we received an additional delisting determination from Nasdaq because we were unable to hold an annual meeting of stockholders within 12 months of the end of our 2022 fiscal year pursuant to Nasdaq rule 5620(a). The determination letter stated that the failure to comply with Nasdaq rule 5620(a) would be considered as part of our hearing with the Panel on February 1, 2024.

On February 12, 2024, we were notified by the Staff of Nasdaq that they have determined to delist our common stock from The Nasdaq Stock Market based upon our non-compliance with the net income standard in Listing Rule 5550(b)(3) and the annual shareholders’ meeting requirement in Listing Rule 5620(a). Trading of our common stock will be suspended at the opening of business on February 14, 2024. Thereafter, Nasdaq will file a Form 25-NSE with the SEC to formally delist our common stock. Nasdaq has not specified the exact date on which the Form 25-NSE will be filed. In connection with the suspension of trading on Nasdaq, we expect that our common stock will trade under its current trading symbol MARK on the OTC Markets system, effective with the open of the markets on the day that Nasdaq notifies the Financial Industry Regulatory Authority of the delisting, which we expect will be February 14, 2024, such that we do not expect any loss of ability to trade our common stock. Though we may request a hearing before the Nasdaq Listing and Hearing Review Council to review the determination, we do not intend to request such a hearing.

REMARK HOLDINGS, INC.

Shares of Common Stock

PROSPECTUS

2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, except for the SEC registration fee:

Legal fees and expenses	$10,000
Accounting fees and expenses	5,000
SEC registration fee	1,033
Miscellaneous fees and expenses	1,000
Total	$16,033

Item 14.    Indemnification of Directors and Officers.

Our Charter provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”), our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Each of our Charter and Bylaws also provide as follows:

(a)The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)To the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections (a) and (b) above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)Any indemnification under sections (a) and (b) above (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in sections (a) and (b) above. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Company.

We have obtained liability insurance covering our directors and executive officers for claims asserted against them or incurred by them in such capacity.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, we sold the following securities without registration under the Securities Act:

On September 29, 2021, we issued to Armistice Capital Master Fund Ltd. (“Armistice”) 423,729 shares of common stock at a purchase price of $11.80 per share together with warrants to purchase as many as 423,729 shares of common stock at an exercise price of $13.50 per share (the “Armistice Warrant Shares”), subject to certain customary anti-dilution adjustments.

On September 2, 2022, we issued 125,000 shares of common stock with a fair value of $500,000 to a vendor in exchange for services performed.

On October 6, 2022, we issued a convertible subordinated debenture in the original principal amount of $2,778,000 to Ionic in a private placement for a purchase price of $2,500,000.

On March 14, 2023, we issued a convertible subordinated debenture in the original principal amount of $1,667,000 to Ionic in a private placement for a purchase price of $1,500,000.

On April 12, 2023, we issued a convertible subordinated debenture in the original principal amount of $1,111,000 to Ionic in a private placement for a purchase price of $1,000,000.

Between December 15, 2023, and the date of January 18, 2024, we issued 3,305,080 shares of our common stock to Ionic in partial fulfillment of our obligation pursuant to our obligation to issue common stock related to the debentures we issued to Ionic in March 2023 and April 2023.

We made the offers and sales of securities in the above-described private placement in reliance upon an exemption from registration requirements pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, based upon representations made to us by the investors in purchase agreements we entered into with the investors.

Item 16.    Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which immediately precedes the Signature Page and which Exhibit Index is hereby incorporated by reference.

Item 17.    Undertakings.

(a)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than twenty (20) percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this registration statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) of the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by

Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B of the Securities Act, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

		Incorporated Herein By Reference To
Exhibit Number	Description	Document	Filed On	Exhibit Number
3.1	Amended and Restated Certificate of Incorporation	8-K	12/30/2014	3.1
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	01/12/2016	3.1
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	06/08/2016	3.1
3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	04/11/2017	3.1
3.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	07/09/2021	3.1
3.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	12/21/2022	3.1
3.7	Amended and Restated Bylaws	8-K	02/13/2015	3.1
4.1	Specimen certificate of common stock of Remark Media, Inc. (n/k/a Remark Holdings, Inc.)	10-K	03/23/2012	4.1
4.2	Form of CBG Acquisition Warrant	8-K	09/26/2016	4.1
4.3	Registration Rights Agreement, dated as of March 3, 2020, by and between Remark Holdings, Inc. and Aspire Capital Fund, LLC.	8-K	03/04/2020	4.1
4.4	CBG Settlement Warrant	8-K	09/07/2021	4.1
4.5	Investor Warrant	8-K	09/30/2021	4.1
4.6	Form of Financial Advisor Warrant	8-K	09/30/2021	4.2
4.7	Description of Registrant’s Securities	10-K	03/31/2021	4.4
4.8	Amended and Restated Subordinated Convertible Debenture, dated as of November 7, 2022	S-1	11/15/2022	4.8
4.9	Form of Subordinated Convertible Debenture	8-K	03/16/2023	4.1
5.1(2)	Opinion of Blank Rome LLP
10.1(1)	2010 Equity Inventive Plan	8-K	06/21/2010	10.34
10.2(1)	2014 Incentive Plan, as amended January 11, 2016	8-K	01/12/2016	10.1
10.3(1)	2017 Incentive Plan	8-K	01/24/2018	10.1
10.4(1)	2022 Incentive Plan	DEF 14A	04/29/2022	N/A
10.5	Common Stock Purchase Agreement, dated as of March 2, 2020, by and between Remark Holdings, Inc. and Aspire Capital Fund, LLC.	8-K	03/04/2020	10.1
10.6	First Amendment to Common Stock Purchase Agreement, dated as of April 9, 2020, by and between Remark Holdings, Inc. and Aspire Capital Fund, LLC.	8-K	04/14/2020	10.1

		Incorporated Herein By Reference To
Exhibit Number	Description	Document	Filed On	Exhibit Number
10.7	Promissory Note dated December 30, 2020, between Remark Holdings, Inc. and SVBooth Investments III.	8-K	01/06/2021	10.1
10.8	Amendment No. 1 dated August 5, 2021, to Promissory Note dated December 30, 2020, between Remark Holdings, Inc. and SV Booth Investments III LLC.	8-K	08/10/2021	10.1
10.9	Settlement Agreement and Mutual General Release dated as of August 31, 2021, by and among Remark Holdings, Inc., KanKan Limited, China Branding Group Limited (In Official Liquidation), acting by and through its joint official liquidators.	8-K	09/07/2021	10.1
10.10	Securities Purchase Agreement dated September 27, 2021, between Remark Holdings, Inc. and the purchasers signatory thereto.	8-K	09/30/2021	10.1
10.11	Registration Rights Agreement dated September 27, 2021, between Remark Holdings, Inc. and the purchase signatory thereto.	8-K	09/30/2021	10.2
10.12	Financial Advisor Agreement dated September 27, 2021, between Remark Holdings, Inc. and A.G.P./Alliance Global Partners.	8-K	09/30/2021	10.3
10.13	Form of Senior Secured Loan Agreement dated December 3, 2021.	8-K	12/07/2021	10.1
10.14	First Amendment to Senior Secured Loan Agreement dated August 3, 2022.	8-K	08/08/2022	10.1
10.15	Debenture Purchase Agreement, dated as of October 6, 2022, between Remark Holdings, Inc. and Ionic Ventures, LLC.	8-K	10/11/2022	10.1
10.16	Purchase Agreement, dated as of October 6, 2022, between Remark Holdings, Inc. and Ionic Ventures, LLC.	8-K	10/11/2022	10.2
10.17	Registration Rights Agreement, dated as of October 6, 2022, between Remark Holdings, Inc. and Ionic Ventures, LLC.	8-K	10/11/2022	10.3
10.18	Provisional Waiver and Consent Agreement, dated as of October 6, 2022, among Remark Holdings, Inc., certain of its subsidiaries party thereto, and Mudrick Capital Management, LP.	8-K	10/11/2022	10.4
10.19	Subordination and Intercreditor Agreement, dated as of October 6, 2022, among Ionic Ventures, LLC, Mudrick Capital Management, LP and Remark Holdings, Inc.	8-K	10/11/2022	10.5
10.20	Amendment No. 1 to Debenture Purchase Agreement, dated as of November 7, 2022, between Remark Holdings, Inc. and Ionic Ventures, LLC.	S-1	11/15/2022	10.20

		Incorporated Herein By Reference To
Exhibit Number	Description	Document	Filed On	Exhibit Number
10.21	Letter Agreement, dated as of January 5, 2023, by and between Remarking Holdings, Inc. and Ionic Ventures, LLC.	8-K	01/11/2023	10.1
10.22	Debenture Purchase Agreement, dated as of March 14, 2023, between Remark Holdings, Inc. and Ionic Ventures, LLC.	8-K	03/16/2023	10.1
10.23	Registration Rights Agreement, dated as of March 14, 2023, between Remark Holdings, Inc. and Ionic Ventures, LLC.	8-K	03/16/2023	10.2
10.24	Note Purchase Agreement, dated as of March 14, 2023, between Remark Holdings, Inc., Mudrick Capital Management, LP and TMI Trust Company (as Note Agent)	8-K	03/16/2023	10.3
10.25	Letter Agreement, dated as of July 12, 2023, between Remark Holdings, Inc. and Ionic Ventures, LLC.	8-K	07/18/2023	10.1
10.26	Letter Agreement, dated as of August 10, 2023, between Remark Holdings, Inc. and Ionic Ventures, LLC.	8-K	08/16/2023	10.1
10.27	Letter Agreement, dated as of September 15, 2023, between Remark Holdings, Inc. and Ionic Ventures, LLC.	8-K	09/21/2023	10.1
10.28	First Amendment to Purchase Agreement, dated as of January 9, 2024, between Remark Holdings, Inc. and Ionic Ventures, LLC.	8-K	01/16/2024	10.1
10.29(2)	Letter agreement, dated as of February 14, 2024 between Remark Holdings, Inc. and Ionic Ventures, LLC.
21.1	List of Subsidiaries	10-K	03/31/2022	21.1
23.1(2)	Consent of Weinberg & Company
23.2(2)	Consent of Blank Rome LLP (included in Exhibit 5.1)
107(3)	Filing Fee Table

(1)Management contract or compensation plan or arrangement.

(2)Filed herewith.

(3)Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Las Vegas, State of Nevada, on February 14, 2024 .

REMARK HOLDINGS, INC.

By:	/s/ Kai-Shing Tao
Name:	Kai-Shing Tao
Title:	Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Kai-Shing Tao
Kai-Shing Tao	Chief Executive Officer and Chairman (principal executive, financial and accounting officer)	February 14, 2024

*
Theodore Botts	Director	February 14, 2024

*
Brett Ratner	Director	February 14, 2024

*
Daniel Stein	Director	February 14, 2024

*
Elizabeth Xu	Director	February 14, 2024

*	By:	/s/ Kai-Shing Tao
Kai-Shing Tao
Attorney-in-Fact